     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2002
                                                      REGISTRATION NO. 333-90190
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          PRE-EFFECTIVE AMENDMENT NO.1
                                       TO
                                    FORM S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                 INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED
                                (ACN 100 346 898)

      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                             -----------------------

                                    LEVEL 28
                               367 COLLINS STREET
                               MELBOURNE VIC, 3000
                                    AUSTRALIA
                            TELEPHONE: 613-9612-1111
  (ADDRESS, INCLUDING ZIP CODE/POST CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             -----------------------

                                AGENT FOR SERVICE
                                 ROBIN LAPETERS
                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                               NEW YORK, NY 10011
                            TELEPHONE: (212) 590-9100
  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                             -----------------------

                                 WITH A COPY TO:
               VERNON SPENCER                            DIANE CITRON, ESQ.
                  DIRECTOR                            MAYER, BROWN, ROWE & MAW
INTERSTAR SECURITIES (AUSTRALIA) PTY LIMITED                1675 BROADWAY
        LEVEL 28, 367 COLLINS STREET                  NEW YORK, NEW YORK 10019
    MELBOURNE, VICTORIA 3000, AUSTRALIA


                                PAUL WEIFFENBACH
                         ORRICK, HERRINGTON & SUTCLIFFE
                                   4 BROADGATE
                                 LONDON EC2M 2DA
                                 UNITED KINGDOM

                             -----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the registration statement, as determined by market conditions.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
         TITLE OF EACH CLASS OF                AMOUNT TO BE           PROPOSED             PROPOSED             AMOUNT OF
      SECURITIES TO BE REGISTERED               REGISTERED             MAXIMUM              MAXIMUM           REGISTRATION
                                                                   OFFERING PRICE          AGGREGATE              FEE**
                                                                      PER UNIT          OFFERING PRICE*
---------------------------------------------------------------------------------------------------------------------------------
Class A2 Mortgage Backed Floating Rate Notes  $1,000,000,000            100%            $1,000,000,000           $91,908
=================================================================================================================================

*  Estimated for the purpose of calculating the registration fee.
** $92 previously filed.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




                   SUBJECT TO COMPLETION DATED JUNE 14, 2002

                                US$1,000,000,000

                   INTERSTAR MILLENNIUM SERIES 2002-1G TRUST
                 CLASS A2 MORTGAGE BACKED FLOATING RATE NOTES


[GRAPHIC OMITTED]



                INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED
                               (ACN 100 346 898)
                                  TRUST MANAGER

           PERPETUAL TRUSTEES VICTORIA LIMITED (ABN 42 004 027 258)
                                 ISSUER TRUSTEE



     The Class A2 notes will be collateralized by a pool of housing loans secured by properties located in Australia. The Interstar Millennium Series 2002-1G Trust will be governed by the laws of New South Wales, Australia.


     The Class A2 notes are not deposits and neither the Class A2 notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The Class A2 notes represent obligations of Perpetual Trustees Victoria Limited solely in its capacity as trustee of the Interstar Millennium Series 2002-1G Trust and do not represent obligations of, or interests in, Interstar Securitisation Management Pty Limited or Perpetual Trustees Victoria Limited in any other capacity, and are not guaranteed by Interstar Securitisation Management Pty Limited or Perpetual Trustees Victoria Limited.

     INVESTING IN THE NOTES INVOLVES RISKS - SEE "RISK FACTORS" ON PAGE 14.




                            INITIAL                                          UNDERWRITNG
                           PRINCIPAL         INITIAL         PRICE TO       DISCOUNTS AND     PROCEEDS TO
                            BALANCE       INTEREST RATE       PUBLIC        COMMISSIONS*    ISSUER TRUSTEE*
                      ------------------ --------------- ---------------- ---------------- ----------------
Class A2 notes ...... US$1,000,000,000   LIBOR+[*]%      US$[*] or [*]%   US$[*] or [*]%   US$[*] or [*]%




     Applications have been made to have the Class A2 notes listed on the Luxembourg Stock Exchange and the Australian Stock Exchange.



     Delivery of the Class A2 notes in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about [*], 2002.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Class A2 notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                BARCLAYS CAPITAL

                              [*]              [*]

                    The date of this prospectus is [*] 2002


--------------------------------------------------------------------------------
* The underwriting discounts and commissions will be paid separately by Interstar Securities (Australia) Pty Limited and not from the proceeds to the issuer trustee.

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Disclaimers with Respect to Sales to Non-U.S. Investors ................     vi
Australian Disclaimers .................................................    viii
Summary ................................................................      1
   Parties to the Transaction ..........................................      1
   Structural Diagram ..................................................      3
   Summary of the Notes ................................................      4
   Structural Overview .................................................      5
   Credit Enhancements .................................................      5
   Subordination .......................................................      5
   Mortgage Insurance Policies .........................................      6
   Title Insurance Policies ............................................      6
   Liquidity Enhancement ...............................................      6
   Redraws .............................................................      6
   Hedging Arrangements ................................................      7
   Optional Redemption .................................................      7
   Prefunding ..........................................................      8
   The Housing Loan Pool ...............................................      9
   Withholding Tax .....................................................     10
   U.S. Tax Status .....................................................     10
   Australian Tax Status ...............................................     10
   Legal Investment ....................................................     10
   ERISA Considerations ................................................     10
   Book-Entry Registration .............................................     10
   Collections .........................................................     10
   Interest on the Notes ...............................................     11
   Principal on the Notes ..............................................     11
   Allocation of Cash Flows ............................................     11
Distribution of Available Income on Each Monthly Payment Date ..........     12
Distribution of Mortgage Principal Repayments and
 Surplus Liquidity on Each Monthly Payment Date ........................     13
Risk Factors ...........................................................     14
Capitalized Terms ......................................................     24
U.S. Dollar Presentation ...............................................     24
The Issuer Trustee, the Trust Manager and the Servicer .................     25
   The Issuer Trustee ..................................................     25
   The Trust Manager ...................................................     25
   The Servicer ........................................................     25
   The Sellers .........................................................     27
   The Backup Servicers ................................................     28
Description of the Trust ...............................................     29
   Interstar Millennium Trusts Securitization Program ..................     29
   Interstar Millennium Series 2002-1G Trust ...........................     29
Description of the Assets of the Trust .................................     30
   Assets of the Trust .................................................     30
   The Housing Loans ...................................................     30
   Acquisition of Housing Loans after the Closing Date .................     30
   Transfer and Assignment of the Housing Loans ........................     31
   Representations, Warranties and Eligibility Criteria ................     31

                                                                                 PAGE
                                                                                 ----
   Breach of Representations and Warranties ...................................   34
   Other Features of the Housing Loans ........................................   34
   Details of the Housing Loan Pool ...........................................   35
Housing Loan Information ......................................................   36
   Analysis of the Housing Loan Pool ..........................................   36
   Housing Loans by Occupancy .................................................   36
   Housing Loans by LVR (Loan-to-Value Ratio) .................................   37
   Housing Loans by Product Types .............................................   37
   Housing Loans by Geographic Distribution ...................................   38
   Housing Loans by Loan Size .................................................   38
   Housing Loans by Postcode Concentration--Top 10 by Loan Amount .............   39
   Housing Loans by Loan Seasoning ............................................   39
   Housing Loans by Maturity ..................................................   39
   Housing Loans by Mortgage Insurer ..........................................   40
   Housing Loans by Mortgage Insurer and LVR - PMI Indemnity Limited ..........   40
   Housing Loans by Mortgage Insurer and LVR - Royal & Sun Alliance LMI .......   41
   Housing Loans by Mortgage Insurer and LVR GE Capital Mortgage Insurance
    Corporation (Australia) Pty Ltd ...........................................   41
   Housing Loans by Mortgage Insurer and LVR - PMI Mortgage Insurance Ltd .....   42
   Housing Loans by Mortgage Insurer and LVR - Commonwealth Of Australia ......   42
   Housing Loans by Current Coupon Rates ......................................   43
   Housing Loans by Months Remaining to Maturity ..............................   43
Interstar Residential Loan Program ............................................   44
   Origination Process ........................................................   44
   Approval and Underwriting Process ..........................................   44
   General Features of the Housing Loans ......................................   46
   Special Features of the Housing Loans ......................................   46
   Additional Features ........................................................   47
The Mortgage Insurance Policies ...............................................   48
   General ....................................................................   48
   Certain Provisions of Mortgage Insurance Policies ..........................   48
   Description of the Mortgage Insurers .......................................   49
The Title Insurance Policies ..................................................   52
   Cover ......................................................................   52
   Period of Cover ............................................................   52
   Refusal or Reduction in Claim ..............................................   52
   Exclusions .................................................................   53
   Description of Title Insurer ...............................................   53
Description of the Class A2 Notes .............................................   54
   General ....................................................................   54
   Form of the Class A2 notes .................................................   54
   Distributions on the Notes .................................................   57
   Key Dates and Periods ......................................................   58
   Calculation of Income ......................................................   59
   Income .....................................................................   59
    Application of Capital and Liquid Authorized Investments to
      Available Income ........................................................   59
    Distribution of Available Income ..........................................   60
    Additional Income Payments ................................................   61
   Interest on the Notes ......................................................   61

                                                                    PAGE
                                                                    ----
   Calculation of LIBOR ..........................................   62
   Publication of Interest Rate ..................................   62
   Mortgage Principal Repayments .................................   62
   Principal Distributions .......................................   63
   Payments Into US$ Account......................................   64
   Payments Out of US$ Account....................................   64
   Notices .......................................................   64
   The Fixed-Floating Rate Swap ..................................   64
   Fixed-Floating Rate Swap Downgrade ............................   65
   Termination by the Fixed-floating Rate Swap Provider ..........   65
   The Currency Swap and Currency Swap Guarantee .................   66
   Termination by the Currency Swap Provider .....................   66
   Termination by the Issuer Trustee .............................   67
   Currency Swap Downgrade .......................................   68
   Replacement of the Currency Swap ..............................   68
   Currency Swap Provider ........................................   69
   Currency Swap Guarantor .......................................   69
   Swap Collateral Account .......................................   70
   Withholding or Tax Deductions .................................   71
   Redemption of the Notes for Taxation or Other Reasons .........   71
   Redemption of the Notes Upon an Event of Default ..............   72
   Optional Redemption of the Notes ..............................   72
    Final Maturity Date ..........................................   73
    Final Redemption of the Notes ................................   73
   Termination of the Trust ......................................   74
   Prescription ..................................................   74
   Reports to Noteholders ........................................   74
   Voting and Consent of Noteholders .............................   75
Description of the Transaction Documents .........................   76
   Trust Accounts ................................................   76
   Modifications .................................................   76
   The Issuer Trustee ............................................   77
   The Trust Manager .............................................   79
   The Note Trustee ..............................................   80
   Note Trustee's Annual Report ..................................   81
   List of Noteholders ...........................................   82
   Reports .......................................................   82
   The Security Trust Deed .......................................   82
   The Security Trustee ..........................................   82
   Events of Default .............................................   83
   Meetings of Voting Mortgagees .................................   84
   Voting Procedures .............................................   84
   Enforcement of the Charge .....................................   85
   The Note Trustee as Voting Mortgagee ..........................   85
   Limitations of Actions by the Security Trustee ................   86
   Priorities Under the Security Trust Deed ......................   86
   Security Trustee's Fees and Expenses ..........................   87
   Indemnification ...............................................   87
   Retirement and Removal of the Security Trustee ................   87
   Amendment .....................................................   88

                                                                              PAGE
                                                                              ----
   The Check Account and Direct Paperless Entry Facilities Agreement .....     88
   The Investment Management Agreement ...................................     88
   The Backup Servicer Agreements ........................................     91
The Servicer .............................................................     93
   Servicing of Housing Loans ............................................     93
   Collection and Enforcement Procedures .................................     93
   Collection and Foreclosure Process ....................................     93
   Servicer Delinquency Experience .......................................     95
Prepayment and Yield Considerations ......................................     96
   General ...............................................................     96
   Prepayments ...........................................................     96
   Weighted Average Lives ................................................     97
Use of Proceeds ..........................................................    100
Legal Aspects of the Housing Loans .......................................    100
   General ...............................................................    100
   Nature of Housing Loans as Security ...................................    100
   Strata Title ..........................................................    100
   Urban Leasehold .......................................................    101
   Taking Security Over Land .............................................    101
   Enforcement of Registered Mortgages ...................................    102
   Penalties and Prohibited Fees .........................................    102
   Bankruptcy ............................................................    103
   Environmental .........................................................    103
   Insolvency Considerations .............................................    104
   Tax Treatment of Interest on Australian Housing Loans .................    104
   Consumer Credit Legislation ...........................................    104
United States Federal Income Tax Matters .................................    105
   Overview ..............................................................    105
   General ...............................................................    106
   Sale of Notes .........................................................    106
   Market Discount .......................................................    106
   Premium ...............................................................    107
   Backup Withholding ....................................................    107
Australian Tax Matters ...................................................    108
   Payments of Principal, Premiums and Interest ..........................    108
   Note Transfers ........................................................    108
   Profit on Sale ........................................................    109
   Goods and Services Tax ................................................    109
   Other Taxes ...........................................................    110
   Tax Reform Proposals ..................................................    110
   Debt & Equity .........................................................    111
Enforcement of Foreign Judgments in Australia ............................    111
Exchange Controls and Limitations ........................................    112
ERISA Considerations .....................................................    112
Legal Investment Considerations ..........................................    113
Available Information ....................................................    113
Ratings of the Notes .....................................................    114
Plan of Distribution .....................................................    114
   Underwriting ..........................................................    114
   Offering Restrictions .................................................    115

                                                              PAGE
                                                              ----
General Information .......................................    118
   Listing ................................................    118
   Authorization ..........................................    118
   Litigation .............................................    118
   Euroclear and Clearstream, Luxembourg ..................    118
   Transaction Documents Available for Inspection .........    118
Announcement ..............................................    119
Legal Matters .............................................    119
Directory .................................................    120
Glossary ..................................................    121

            DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

     This section applies only to the offering of the Class A2 notes in countries other than the United States of America. In this section, references to Perpetual Trustees Victoria Limited are to that company only in its capacity as trustee of the Interstar Millennium Series 2002-1G Trust, and not its personal capacity or as trustee of any other trust. Perpetual Trustees Victoria Limited is not responsible or liable for this prospectus in any capacity. Interstar Securitisation Management Pty Limited is solely responsible for this prospectus. Interstar Securitisation Management Pty Limited, as trust manager, has taken all reasonable care to ensure that the information contained in this prospectus is true and accurate in all material respects and that in relation to this prospectus there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion.

     Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Class A2 notes in any country or jurisdiction. The Class A2 notes may be offered non-publicly in other jurisdictions. The Class A2 notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the Class A2 notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the Class A2 notes, see "Plan of Distribution".

     This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Class A2 notes by or on behalf of Perpetual Trustees Victoria Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.


     None of Perpetual Trustees Victoria Limited, in its personal capacity and as issuer trustee, Perpetual Trustee Company Limited, as security trustee, Interstar Securities (Australia) Pty Limited, as servicer, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent and Luxembourg transfer agent, the underwriters, National Australia Bank Limited, as fixed-floating rate swap provider, Zurich Capital Markets Australia Limited, as currency swap provider, ZCM Matched Funding Corp., as currency swap guarantor or PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Indemnity Limited, Royal & Sun Alliance Lenders Mortgage Insurance Limited or the Commonwealth of Australia as mortgage insurers accept any responsibility for any information contained in this prospectus and none of them has separately verified the information contained in this prospectus or makes any representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the Class A2 notes.

     Perpetual Trustees Victoria Limited, in its personal capacity and as issuer trustee, Interstar Securitisation Management Pty Limited, as trust manager, Interstar Securities (Australia) Pty Limited as servicer, Perpetual Trustee Company Limited, as security trustee, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent and Luxembourg transfer agent, National Australia Bank Limited, as fixed-floating rate swap provider, Zurich Capital Markets Australia Limited, as currency swap provider, ZCM Matched Funding Corp., as currency swap guarantor, PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Indemnity Limited, Royal & Sun Alliance Lenders Mortgage Insurance Limited or the Commonwealth of Australia as mortgage insurers and the underwriters do not recommend that any person should purchase any of the Class A2 notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the Class A2 notes.


     Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the Class A2 notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the Class A2 notes; should make his or her own independent investigation of the trust and the Class A2 notes; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the Class A2 notes.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the Class A2 notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Victoria Limited or the underwriters.

     Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:


     o there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus; or


     o any other information supplied in connection with the Class A2 notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

     Perpetual Trustees Victoria Limited's liability to make payments of interest and principal on the notes is limited to its right of indemnity from the assets of the trust. All claims against Perpetual Trustees Victoria Limited in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.


     This prospectus will be available free of charge at the office of The Bank of New York (Luxembourg) S.A. located at Aerogolf Center, 1A, Hoehenhof, L1736, Senningerberg, Luxembourg, during the period of fourteen days from the date of this prospectus.


     The Luxembourg Stock Exchange takes no responsibility for the contents of this prospectus, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss however arising from or in reliance upon the whole or any part of the contents of this prospects.

     None of the rating agencies have been involved in the preparation of this prospectus.

     THIS DOCUMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORIZED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, NOR MAY ANY NOTES BE OFFERED OR SOLD IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF THEIR BUSINESS OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF THEIR BUSINESS OR OTHERWISE IN CIRCUMSTANCES THAT DO NOT RESULT IN AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED. THIS DOCUMENTS IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS DOCUMENT. THE TRANSMISSION OF THIS DOCUMENT TO ANY PERSONS IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000.

                             AUSTRALIAN DISCLAIMERS

     o The notes do not represent deposits or other liabilities of Interstar Securitisation Management Pty Limited or associates of Interstar Securitisation Management Pty Limited.

     o The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

     o None of Interstar Securitisation Management Pty Limited, any associate of Interstar Securitisation Management Pty Limited, Perpetual Trustees Victoria Limited, Perpetual Trustee Company Limited, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent and Luxembourg transfer agent nor the underwriters in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent provided in the transaction documents and the swap agreements for the trust.


     o None of Interstar Nominees (B) Pty Limited, Interstar Nominees (N) Pty Limited or Interstar Nominees (R) Pty Limited in their individual capacities and as sellers, Perpetual Trustees Victoria Limited, Interstar Securitisation Management Pty Limited, as trust manager, Interstar Securities (Australia) Pty Limited, as servicer, Perpetual Trustee Company Limited, as security trustee, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent and Luxembourg transfer agent, National Australia Bank Limited, as fixed-floating rate swap provider, Zurich Capital Markets Australia Limited, as currency swap provider, ZCM Matched Funding Corp., as currency swap guarantor or any underwriter guarantees the payment of interest or the repayment of principal due on the notes.


     o None of the obligations of Perpetual Trustees Victoria Limited, in its capacity as trustee of the trust, are guaranteed in any way by Interstar Securitisation Management Pty Limited or any associate of Interstar Securitisation Management Pty Limited or by any associate of Perpetual Trustees Victoria Limited.

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           PARTIES TO THE TRANSACTION

TRUST.......................   Interstar Millennium Series 2002-1G Trust



ISSUER TRUSTEE..............   Perpetual Trustees Victoria Limited (ABN 47 004
                               027 258), in its capacity as trustee of the trust

TRUST MANAGER...............   Interstar Securitisation Management Pty
                               Limited (ACN 100 346 898), of Level 28, 367
                               Collins Street, Melbourne, Victoria, 3000, telephone (613) 9612-1111



NOTE TRUSTEE................   The Bank of New York, New York branch



SECURITY TRUSTEE............   Perpetual Trustee Company Limited (ABN 42 000
                               001 007)


SERVICER....................   Interstar Securities (Australia) Pty Limited (ABN
                               72 087 271 109)



PRIMARY BACKUP SERVICER.....   Zurich Capital Markets Australia Limited (ABN
                               99 095 545 887)




SECONDARY BACKUP SERVICER...   KPMG Corporate Finance (Aust) Pty Limited (ABN
                               43 007 363 215)

SELLERS.....................   Interstar Nominees (B) Pty Limited (ABN 15 075
                               329 412)
                               Interstar Nominees (N) Pty Limited (ABN 11 092
                               095 648)
                               Interstar Nominees (R) Pty Limited (ABN 57 092
                               315 716)


PRINCIPAL PAYING AGENT......   The Bank of New York, New York branch


LUXEMBOURG PAYING AGENT.....   The Bank of New York (Luxembourg) S.A.


LUXEMBOURG TRANSFER AGENT...   The Bank of New York (Luxembourg) S.A.


CALCULATION AGENT...........   The Bank of New York, New York branch


RESIDUAL BENEFICIARY........   Interstar Securities (Australia) Pty Limited




UNDERWRITERS................   Barclays Capital Inc.
                               [*]
                               [*]


LUXEMBOURG LISTING AGENT....   The Bank of New York (Luxembourg) S.A.

MORTGAGE INSURERS...........   PMI Indemnity Limited (ABN 49 000 781 171),
                               PMI Mortgage Insurance Ltd (ABN 70 000 511 071),
                               GE Capital Mortgage Insurance Corporation
                               (Australia) Pty Ltd (ABN 52 081 488 440), Royal
                               & Sun Alliance Lenders Mortgage Insurance
                               Limited (ABN 55 001 825 725) and the
                               Commonwealth of Australia

TITLE INSURER...............   First American Title Insurance Company of
                               Australia Pty Limited (ABN 64 075 279 908)

FIXED-FLOATING RATE SWAP
PROVIDER....................   National Australia Bank Limited (ABN 12 004 044
                               937) or any other acceptable fixed-floating rate swap provider

CURRENCY SWAP PROVIDER......   Zurich Capital Markets Australia Limited
                               (ABN 99 095 545 887)


CURRENCY SWAP GUARANTOR.....   ZCM Matched Funding Corp.

RATING AGENCIES.............   Moody's and S&P

                               STRUCTURAL DIAGRAM

[GRAPHIC OMITTED]



                                          --------------------
                                              BORROWERS
---------------------------------------   --------------------
              SELLLERS
Interstar Nominees (B) Pty Limited
Interstar Nominees (N) Pty Limited and                      A$ Housing
Interstar Nominess (R) Pty Limited                          Loan Payments     ------------------------------
---------------------------------------                                              SECURITY TRUSTEE
                                                                                    Perpetual Trustee
                                    -----------------------------                    Company Limited
                                           COLLECTION BANK                    ------------------------------
                                         National Australia                    First ranking floating change
--------------------------                  Bank Limited                       over the assets of the trust
     TRUST MANAGER                  -----------------------------          ------------------------------------
Interstar Securitisation                                                            MORTGAGE INSURERS
Management Pty Limited          Equitable                                         PMI Indemnity Limited
--------------------------      assignment of                                  PMI Mortgage Insurance Ltd
                                housing loans                                 GE Capital Mortgage Insurance
                                                                             Corporation (Australia) Pty Ltd
                                                                               Royal & Sun Alliance Lenders
                                                                                Mortgage Insurance Limited
                                                                                Commonwealth of Australia
                                 ----------------------------------        ------------------------------------
-----------------
 PRIMARY BACKUP                          ISSUER TRUSTEE               Payments from Mortgage
   SERVICER                            Perpetual Trustees             Insurance Policies
 Zurich Capital                         Victoria Limited
Markets Australia --------------                                              -----------------------------
    Limited         SERVICER     Interstar Millennium Series 2002-                    TITLE INSURER
----------------    Interstar               1G Trust                               First American Title
                 (Australia) Pty                                                    Insurance Company
----------------     Limited     ----------------------------------             of Australia Pty Limited
SECONDARY BACKUP  ---------------                                             -----------------------------
   SERVICER                                                            Payments from
KPMG Corporate                                 Payments on the         The Title
 Finance (Aust)                                Class A2 notes        Insurance Policy
 Pty Limited                     ---------------------------------
----------------                     CURRENCY SWAP PROVIDER                   ---------------------------
                                 Zurick Capital Markets Australia                     BENEFICIARY
                                             Limited                              Interstar Securities
                                 ---------------------------------              (Australia) Pty Limited
                                                                              ---------------------------

-------------------                  --------------------------      Payments on the
  FIXED-FLOATING                       PRINCIPAL PAYING AGENT        Class B notes
RATE SWAP PROVIDER                     The Bank of New York,                  ------------------------
National Australia                       New York branch                         CLASS B NOTEHOLDERS
  Bank Limited                       --------------------------               ------------------------
-------------------
                                 --------------------------------
-------------------------                CLEARING SYSTEMS
    CURRENCY SWAP                 The Depository Trust Company                -----------------------
      GUARANTOR                        Euroclear/Clearstream,                       CLASS A2 NOTES
ZCM Matched Funding Corp                    Luxembourg                        -----------------------
-------------------------        --------------------------------
                                                                              ---------------------------
                                     ------------------------                         NOTE TRUSTEE
                                       CLASS A2 NOTE OWNERS                       The Bank of New York,
                                     ------------------------                        New York branch
                                                                              ---------------------------

                              SUMMARY OF THE NOTES

     The issuer trustee will also issue Class B notes and may issue Class A1 notes collateralized by the same pool of housing loans as the Class A2 notes. The Class B notes and the Class A1 notes have not been and will not be registered in the United States and are not being offered by this prospectus. The term "notes" when used in this prospectus will mean the Class A notes, being together the Class A1 notes and the Class A2 notes, and the Class B notes.



                                           CLASS A2                         CLASS B
---------------------------------------------------------------------------------------------------------
 Aggregate Initial Principal               US$1,000,000,000                 A$[*]
 Amount:
---------------------------------------------------------------------------------------------------------
 % of Total:                               [93.0%]                          [7.0%]
---------------------------------------------------------------------------------------------------------
 Anticipated Ratings:
     Moody's                               Aaa                              Not rated
     S&P                                   AAA                              AA-
---------------------------------------------------------------------------------------------------------
 Interest rate from the closing date up    three-month                      one-month Australian Bank
 to but excluding the step-up margin       LIBOR +[*]%                      Bill Rate plus a margin
 date
---------------------------------------------------------------------------------------------------------
 Interest rate from and including the      three-month                      one-month Australian Bank
 step-up margin date                       LIBOR +[*]%                      Bill Rate plus a margin
---------------------------------------------------------------------------------------------------------
 Minimum Denominations:                    US$100,000 and thereafter,       A$10,000 (with initial
                                           minimum increments of            minimum subscription of
                                           US$1,000                         A$500,000)
---------------------------------------------------------------------------------------------------------
 Interest Accrual Method:                  actual/360                       actual/365
---------------------------------------------------------------------------------------------------------
 Monthly/Quarterly                         Quarterly Payment Dates:         Monthly Payment Dates:
 Payment Dates:                            the 7th day or, if the 7th       the 7th day of each
                                           day is not a business day,       calendar month or, if the
                                           then the next business day       7th day is not a business
                                           of each January, April, July     day, then the next business
                                           and October. The first           day. The first monthly
                                           quarterly payment date will      payment date will be in
                                           be in October 2002.              August 2002.
---------------------------------------------------------------------------------------------------------
 Clearance/Settlement:                     DTC/Euroclear/Clearstream,       Offered in Australia only
                                           Luxembourg
---------------------------------------------------------------------------------------------------------
 Initial Cut-Off Date:                                     Close of business [*], 2002
---------------------------------------------------------------------------------------------------------
 Pricing Date:                                                On or about [*], 2002
---------------------------------------------------------------------------------------------------------
 Closing Date:                                                       [*], 2002
---------------------------------------------------------------------------------------------------------
 Step-Up Margin Date:                               The quarterly payment date falling in July 2009
---------------------------------------------------------------------------------------------------------
 Final Maturity Date:                               The quarterly payment date falling in July 2034
---------------------------------------------------------------------------------------------------------
 Pre-Funding Period:                       For the period from the closing date through, but
                                           excluding, the first quarterly payment date, the issuer
                                           trustee may acquire additional housing loans by
                                           applying the money on deposit in the prefunding account.
---------------------------------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

       The Interstar Millennium Trusts securitisation program was established pursuant to a master trust deed dated December 1, 1999 among Perpetual Trustees Victoria Limited and Interstar Securities (Australia) Pty Limited. The master trust deed provides the general terms and structure for securitisations under the program. A series notice among the issuer trustee, Interstar Nominees (B) Pty Limited (ABN 15 075 329 412), Interstar Nominees (N) Pty Limited (ABN 11 092 095 648) and Interstar Nominees (R) Pty Limited (ABN 57 092 315 716), as sellers, Interstar Securitisation Management Pty Limited, as trust manager, Interstar Securities (Australia) Pty Limited, as servicer, The Bank of New York, New York branch, as note trustee and Perpetual Trustee Company Limited, as security trustee, will set out the specific details of the Interstar Millennium Series 2002-1G Trust and the notes, which may vary from the terms set forth in the master trust deed. Each securitisation under the program is a separate transaction with a separate trust. The assets of the Interstar Millennium Series 2002-1G Trust will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of Perpetual Trustees Victoria Limited as trustee of the Interstar Millennium Series 2002-1G Trust. See "Description of the Trust".


       The Interstar Millennium Series 2002-1G Trust involves the securitisation of housing loans originated by Interstar Securities (Australia) Pty Limited in the name of Perpetual Trustees Victoria Limited, as trustee of a number of warehouse trusts, and secured by mortgages over residential property located in Australia. Each of Interstar Nominees (B) Pty Limited, Interstar Nominees (N) Pty Limited and Interstar Nominees (R) Pty Limited, as beneficiaries of the relevant warehouse trusts, will equitably assign its beneficial interest in the housing loans to Perpetual Trustees Victoria Limited as trustee of the trust, which will in turn issue the notes to fund the acquisition of the housing loans.

       The issuer trustee will grant a first ranking floating charge over all assets which are subject to the trust under the security trust deed in favor of Perpetual Trustee Company Limited, as security trustee, to secure the issuer trustee's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystalizes, which means it becomes a fixed charge. The charge will crystalize if, among other events, an event of default occurs under the security trust deed. Once the floating charge crystalizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystallization see "Description of the Transaction Documents -- The Security Trust Deed -- Nature of the Charge".

       Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

       Payments of interest and principal on the Class A2 notes will be supported by the following forms of credit enhancement.

SUBORDINATION

       The Class B notes will be subordinated to the Class A2 notes in their right to receive interest and principal payments. No Class A2 notes will be issued until all of the Class B notes have been issued.



       The credit support provided by the Class B notes is intended to enhance the likelihood that the Class A2 notes will receive expected quarterly payments of interest and principal. The following chart describes the initial credit support provided by the Class B notes:



                              INITIAL SUPPORT
 CLASS     CREDIT SUPPORT       PERCENTAGE
-------   ----------------   ----------------
   A2            B                 [7.0]%



       The initial support percentage in the preceding table is the initial balance of the Class B notes as a percentage of the Australian dollar equivalent of the principal balance of all of the notes on the closing date.



       In certain circumstances, the issuer trustee may issue Class A1 notes. See "-- Redraws" and "Interstar Residential Loan Program -- Special Features of the Housing Loans -- Redraws".

If issued, Class A1 notes will, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, rank equally with the Class A2 notes in their right to receive interest payments and will rank in priority to the Class A2 notes in their right to receive principal payments. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class A1 notes will rank equally with the Class A2 notes in their right to receive both interest and principal payments.

MORTGAGE INSURANCE POLICIES



       Mortgage insurance policies issued by, or transferred to, PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd, Royal & Sun Alliance Lenders Mortgage Insurance Limited and the Commonwealth of Australia will provide full coverage for the balance outstanding on each housing loan irrespective of its LVR. The mortgage insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Mortgage Insurance Policies".



TITLE INSURANCE POLICIES

       Some housing loans may be covered by title insurance policies issued by First American Title Insurance Company of Australia Pty Limited. Title insurance will provide 100% coverage for losses arising as a result of a relevant mortgage being subject to a prior encumbrance, not being validly registered or being invalid or unenforceable. The title insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Title Insurance Policies".

LIQUIDITY ENHANCEMENT

       To enable the issuer trustee to make timely payments of interest on the notes and other trust expenses payable from interest collections on the housing loans, the trust manager is required to ensure that the trust has an amount equal to at least one percent of the Australian dollar equivalent of the outstanding principal amount of the notes invested in highly-rated, short-term investments. These liquid authorized investments are available to make interest payments on the notes and to pay some other expenses of the trust if there are not enough interest collections from the housing loans available to make those payments. In addition, principal collections on the housing loans will be available to make interest payments on the notes and to pay some other expenses of the trust if there are not enough interest collections from the housing loans and liquid authorized investments to make those payments. Any principal collections used to make interest payments on the notes or to pay other expenses of the trust will be replenished on future monthly payment dates from excess interest collections, to the extent available.

       Each mortgage insurance policy includes timely payment cover for losses as a result of a borrower under a housing loan failing to pay all or part of a payment when due. This timely payment cover comprises at least twelve months of missed payment installments for each housing loan.

REDRAWS

       Under the terms of each variable rate housing loan, a borrower may, at the absolute discretion of the trust manager, redraw previously prepaid principal. Provided the loan is not in arrears at the time of the request for a redraw, a borrower may redraw an amount equal to the difference between the scheduled principal balance of the loan and the current principal balance of the loan. The issuer trustee will be reimbursed for any redraws it advances to borrowers from principal collections on the housing loans. The amount that the issuer trustee may advance to a borrower in respect of a particular housing loan from time to time is limited to the difference between the scheduled principal balance of the loan and the current principal balance of the loan and may only be advanced in the circumstances described under "Interstar Residential Loan Program -- Special Features of the Housing Loans -- Redraws".

     Any redraws of previously prepaid principal will be funded first from principal collections on the housing loans. If, on a monthly payment date, principal collections on the housing loans for the collection period before that monthly payment date are insufficient to fund redraws for that collection period, then the trust manager may give the issuer trustee a direction to, and the issuer trustee must, issue a series of Class A1 notes. The trust manager must not give this direction unless it has received written confirmation from each rating agency that the issue of the Class A1 notes would not result in a downgrade or withdrawal of a rating of any note then outstanding. See "Interstar Residential Loan Program -- Special Features of the Housing Loans".

HEDGING ARRANGEMENTS

     To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedging arrangements:

     o a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's interest payments to the currency swap provider under the currency swap. On the closing date, none of the housing loans will be fixed rate loans and no fixed-floating rate swap will be entered into by the issuer trustee. If, in the future, any fixed-rate housing loans are added to the housing loan pool or if a borrower converts a floating rate loan to a fixed-rate loan, a fixed floating rate swap will be entered into by the issuer trustee.

     o a currency swap to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under the fixed-floating rate swap, which are denominated in Australian dollars, and, on the other hand, the obligation of the trust to pay interest and principal on the Class A2 notes, which are denominated in U.S. dollars, together with the basis risk between, on one hand, amounts in respect of interest calculated under the fixed-floating rate swap by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interest calculated under the Class A2 notes by reference to LIBOR. Under a guarantee dated as of March 26, 2001 the currency swap guarantor will guarantee the payment obligations of the currency swap provider under the currency swap.

OPTIONAL REDEMPTION

     The trust manager will have the option to direct the issuer trustee to redeem all of the notes on any quarterly payment date when the total outstanding principal amount of the notes is equal to or less than 10% of the total initial principal amount of the notes. If the trust manager directs the issuer trustee to redeem the notes, the issuer trustee must so redeem the notes and the noteholders will receive a payment equal to the outstanding principal amount of the notes plus any outstanding interest on the notes.

     The trust manager will have the option to direct the issuer trustee to, and upon being so directed the issuer trustee must -- subject to ratings confirmation -- redeem all of a class of notes on or after the step-up margin date. The issuer trustee must not redeem the Class B notes unless the Class A notes have been repaid in full or all notes are to be redeemed. If the issuer trustee so redeems a class of notes, the relevant noteholders will receive a payment equal to the outstanding principal amount of the class of notes plus any outstanding interest on the class of notes.

     If the trust manager satisfies the issuer trustee and the note trustee prior to giving notice to the noteholders that on the next quarterly payment date the currency swap provider would be required to deduct or withhold from any payment under the currency swap any amount on account of any taxes, duties, assessments or governmental charges, then the issuer trustee must, when so directed by the trust manager, in its sole discretion, redeem all of the notes at their outstanding principal amount, together with accrued interest.

PREFUNDING


       If on the closing date the total aggregate purchase price for the housing loans is less than the amount received in Australian dollars by the issuer trustee from the proceeds of the issue of the notes, the issuer trustee will retain the difference between the two amounts, to the extent it is not invested in liquid authorized investments, in the prefunding account. The balance of the prefunding account must not at any time exceed the Australian dollar equivalent of US$250,000,000 or 25% of the Australian dollar equivalent of the initial outstanding principal amount of the Class A2 notes as of the closing date. See "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date".

                              THE HOUSING LOAN POOL


     The housing loan pool will consist of residential housing loans bearing either a fixed rate or variable rate of interest, secured by mortgages on owner occupied and non-owner occupied residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:


                      SELECTED HOUSING LOAN POOL DATA AS OF
                       CLOSE OF BUSINESS ON MAY 31, 2002

Housing Loan Pool Size ........................................  A$1,569,460,814
Total Number of Housing Loans .................................            9,042
Average Housing Loan Balance ..................................        A$173,575
Maximum Housing Loan Balance ..................................        A$947,377
Minimum Housing Loan Balance ..................................              A$0
Total Valuation of the Properties .............................  A$3,042,553,139
Maximum Remaining Term to Maturity in months ..................              352
Weighted Average Remaining Term to Maturity in months .........              336
Weighted Average Seasoning in months ..........................                7
Weighted Average Original Loan-to-Value Ratio .................           73.66%
Weighted Average Current Loan-to-Value Ratio ..................           69.99%
Maximum Current Loan-to-Value Ratio ...........................           90.00%


     The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

     Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The sellers will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus is delivered to prospective investors.

WITHHOLDING TAX

     Payments of principal and interest on the Class A2 notes will be reduced by any applicable withholding taxes assessed on the issuer trustee or any paying agent and could be reduced if any withholding taxes are assessed in respect of payments under the housing loans. Neither the issuer trustee nor any paying agent nor any borrower is obliged to pay any additional amounts to the Class A2 noteholders to cover any withholding taxes.

     If the Commonwealth of Australia or any other applicable jurisdiction requires the withholding of amounts:

     o    from payments of principal or interest to the noteholders;



     o from payments by the issuer trustee to the currency swap provider under the currency swap; or


     o    from payments by borrowers under the housing loans,



due to taxes, duties, assessments or other governmental charges, the issuer trustee must, when so directed by noteholders representing at least 75% of the outstanding principal amount of the notes and provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the notes, redeem all of the notes.

See "Description of the Class A2 Notes -- Redemption of the Notes for Taxation or Other Reasons".



U.S. TAX STATUS

     In the opinion of Mayer, Brown, Rowe & Maw, special U.S. tax counsel to the trust manager, the Class A2 notes will be characterized as debt for U.S. federal income tax purposes. Each Class A2 noteholder, by acceptance of a Class A2 note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters".

AUSTRALIAN TAX STATUS



     The Class A2 notes should be characterized as debt for Australian tax purposes. See "Australian Tax Matters".


LEGAL INVESTMENT

     The Class A2 notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the Class A2 notes as legal investments for you. See "Legal Investment Considerations".



ERISA CONSIDERATIONS


     In general, the Class A2 notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended. Investors should consult their counsel with respect to the consequences under ERISA and the United States Internal Revenue Code of 1986, as amended, of the plan's acquisition and ownership of the Class A2 notes. See "ERISA Considerations."

BOOK-ENTRY REGISTRATION

     Persons acquiring beneficial ownership interests in the Class A2 notes will hold their Class A2 notes through The Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within The Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in The Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

     The issuer trustee will receive for each collection period the following amounts, which are known as collections:

     o payments of interest, principal and fees, including prepayments of principal under the housing loans;

     o proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

     o amounts received under the fixed-floating rate swap and the currency swap;

     o amounts received under mortgage insurance policies and title insurance policies;

     o    income in respect of authorized investments of the trust; and

     o    interest on amounts in the collection account.

     Collections will be allocated between income and capital. Collections attributable to interest and fees are known as income. The collections attributable to principal are known as capital.

     Income is normally used to pay fees and expenses of the issuer trustee in connection with the trust, together with interest on the notes. Capital is normally used to pay principal on the notes. However, if there is not enough income to pay certain fees and expenses of the issuer trustee and interest on the notes for a period, capital will be treated as income and applied to pay such unpaid fees, expenses and interest. Any capital used to make interest payments on the notes or to pay other fees and expenses of the issuer trustee will be replenished on future monthly payment dates from excess income, to the extent available.



INTEREST ON THE NOTES

     Interest on the Class A2 notes will be payable quarterly in arrears on each quarterly payment date. Interest on the Class B notes and the Class A1 notes will be payable in arrears on each monthly payment date. Amounts available to make interest payments on the notes will be allocated rateably between the Class A1 notes and the Class A2 notes. Amounts available to make interest payments on the notes will be allocated to pay interest on the Class A notes before any allocation is made to pay interest on the Class B notes. Interest on each class of notes is calculated for each interest period as follows:



     o    at the note's interest rate;

     o on the outstanding principal amount of that note at the beginning of that interest period, after giving effect to any payments of principal with respect to that note on that day; and

     o on the basis of the actual number of days in that interest period and a year of 360 days for the Class A2 notes, or 365 days for the Class B notes and the Class A1 notes.

PRINCIPAL ON THE NOTES



     Principal on the Class A2 notes will be payable on each quarterly payment date. Principal on the Class B notes and the Class A1 notes will be payable on each monthly payment date. Principal will be paid first on the Class A1 notes, if any have been issued, and then on the Class A2 notes. The Class B notes will not receive any principal payments unless amounts allocated to pay principal on the Class A notes are sufficient to repay the outstanding principal amount of the Class A notes in full. On each quarterly payment date, the outstanding principal amount of the Class A2 notes will be reduced by the amount of the principal payment made on that date on the Class A2 notes. On each monthly payment date on or after the date sufficient funds have been allocated to pay the Class A notes in full, the outstanding principal amount of the Class B notes will be reduced by the amount of the principal payment made on that date on the Class B notes. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed pro rata among all of the Class A1 notes and Class A2 notes prior to any distributions to the Class B notes.



ALLOCATION OF CASH FLOWS

     On each monthly or quarterly payment date, as appropriate, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for those payments on that monthly or quarterly, as appropriate, date. The charts on the next two pages summarize the flow of payments.

         DISTRIBUTION OF AVAILABLE INCOME ON EACH MONTHLY PAYMENT DATE AVAILABLE INCOME = INCOME + CAPITAL ALLOCATIONS + LIQUIDITY ALLOCATIONS


[GRAPHIC OMITTED]

        Pay to each seller the Accrued Interest Adjustment for the seller


                                  Pay any taxes

        Pay PRO RATA:
        o the issuer trustee's fee
        o any fees payable to the note trustee

        Pay PRO RATA:
        o any fees payable pro rata to the paying agents
        o any fees payable to the calculation agent

     Pay the expenses of the trust other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the servicer and the trust manager - in relation to the collection period

       Pay the expenses of the trust - other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the servicer and the trust manager - which the trust manager or the issuer trustee reasonably anticipates will be incurred prior to the next monthly payment date

       Pay the expenses of the trust - other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the servicer and the trust manager - not covered by the two boxes above which have already been incurred prior to that monthly payment date but which have not previously been paid or reimbursed

           Pay PRO RATA the trust manager's fee and the servicer's fee


      Pay PRO RATA:
      o any amounts payable to the fixed-floating rate swap provider under the fixed-floating rate swap other than any break costs in respect of the termination of the fixed floating rate swap

      o any interest for the interest period ending on that monthly payment date to the Class A1 noteholders

      o (1) the A$ Interest Amount for that monthly payment date to the currency swap provider for conversion to U.S. dollars and any reciprocal payment by the currency swap provider is thereafter to be applied toward payment of interest on the Class A2 notes on the related quarterly payment date or (2) if the currency swap is terminated an A$ amount that the trust manager determines in good faith to be applied on that monthly payment date in order to enable the issuer trustee to meet its obligations to pay interest on the class A2 notes on the related quarterly payment date, to the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied towards payment of interest on the Class A2 notes on the related quarterly payment date

      o to the currency swap provider any break costs payable under the currency swap other than in respect of the termination of the currency swap where the currency swap provider is the defaulting party

         Pay any interest for the interest period ending on that monthly payment date to the Class B noteholders

       Where any part of Capital has been applied to supplement an income
      Shortfall, by application to replenish the assets of the trust of an amount equal to the Capital so applied

        Pay PRO RATA break costs to:
        o  the fixed-floating rate swap provider
        o  the currency swap provider in respect of the termination of the
        o currency swap where the currency swap provider is the defaulting party


                    Pay PRO RATA fees payable to the sellers

        Pay PRO RATA the balance to each holder of a residual income unit

               DISTRIBUTION OF MORTGAGE PRINCIPAL REPAYMENTS AND
                 SURPLUS LIQUIDITY ON EACH MONTHLY PAYMENT DATE


[GRAPHIC OMITTED]








                            Apply in funding redraws





       Apply Capital to Available Income to make up any Income Shortfall





                  Payments of principal on the Class A1 notes






   Pay up to the A$ Equivalent of the Currency Swap Notional Amount for that montly payment date to (1) the currency swap provider, and any reciprocal payment by the currency swap provider is thereafter to be applied to repaying principal on the Class A2 notes on the related quarterly payment date (2) if the currency swap has been terminated, the note trustee for conversion into U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class A2 notes on the related quarterly payment date, in each case until such time as all Class A2 notes have been redeemed in full.






                   Payments of principal on the Class B notes





      Payment as a distribution to the holder of the residual capital unit

                                  RISK FACTORS

     The Class A2 notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase any Class A2 notes. There may be other unforeseen reasons why you might not receive principal or interest on your Class A2 notes. You should also read the detailed information set out elsewhere in the prospectus.

THE NOTES WILL BE PAID ONLY    o    The notes are debt obligations of the
FROM THE ASSETS OF THE TRUST        issuer trustee only in its capacity as
                                    trustee of the trust. The notes do not
                                    represent an interest in or obligation of any of the other parties to the transaction.
                                    The assets of the trust will be the sole source of payments on the notes. The issuer trustee's other assets will only be available to make payments on the notes if the issuer trustee is negligent or commits fraud or a wilful default. Therefore, if the assets of the trust are insufficient to pay the interest and principal on your notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.

THERE IS NO WAY TO PREDICT     o    The rate of principal and interest payments
THE ACTUAL RATE AND TIMING          on pools of housing loans varies among
OF PAYMENTS ON THE                  pools, and is influenced by a
HOUSING LOANS                       variety of economic, demographic, social,
                                    tax, legal and other factors, including
                                    prevailing market interest rates for housing loans and the particular terms of the housing loans. Australian housing loans have features and options that are different from housing loans in the United States, and thus will have different rates and timing of payments from housing loans in the United
                                    States. There is no guarantee as to the
                                    actual rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus. The rate and timing of principal and interest payments on the housing loans and the ability to redraw principal on the housing loans will affect the rate and timing of payments of principal and interest on your notes. The performance of relevant counterparties under each mortgage insurance policy, each title insurance policy, the fixed-floating rate swap and the currency swap will also have a key impact on such payments in terms of both the timeliness of such payments and the amount of such payments. Unexpected prepayment rates could have the following negative effects:

                                    o   if you bought your notes for more than
                                        their face amount, the yield on your
                                        notes will drop if principal payments
                                        occur at a faster rate than you expect;
                                        or

                                    o   if you bought your notes for less than
                                        their face amount, the yield on your
                                        notes will drop if principal payments
                                        occur at a slower rate than you expect.

LOSSES AND DELINQUENT PAYMENTS      o  If borrowers fail to make payments of
ON THE HOUSING LOANS MAY AFFECT        interest and principal under the housing
THE RETURN ON YOUR NOTES               loans when due and the credit
                                       enhancements described in this prospectus are not enough to protect your notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your notes.
                                       Consequently, the yield on your notes
                                       could be lower than you expect and you
                                       could suffer losses.


ENFORCEMENT OF THE HOUSING          o  Substantial delays could be encountered
LOANS MAY CAUSE DELAYS IN              in connection with the liquidation of a
PAYMENT AND LOSSES                     housing loan, which may lead to
                                       shortfalls in payments to you to the
                                       extent those shortfalls are not covered
                                       by a mortgage insurance policy or title
                                       insurance policy or if the relevant
                                       mortgage insurer or title insurer fails
                                       to perform its obligations under the
                                       relevant mortgage insurance policy or
                                       title insurance policy.

                                    o  Further, enforcement expenses such as
                                       legal fees, real estate taxes and
                                       maintenance and preservation expenses,
                                       to the extent not covered by a mortgage
                                       insurance or title insurance policy,
                                       will reduce the net amounts recoverable
                                       by the issuer trustee from an enforced
                                       housing loan or mortgage. If the
                                       proceeds of the sale of a mortgaged
                                       property, net of these expenses, are
                                       less than the amount due under the
                                       related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered under a mortgage insurance policy or title insurance policy. In addition, even if these risks are covered by a mortgage insurance policy or title insurance policy there is no guarantee that the mortgage insurer or title insurer will promptly make any payment under any mortgage insurance policy or title insurance policy or that the mortgage insurer or title insurer will have the necessary financial capacity to make any such payment at the relevant time.

CERTAIN PROVISIONS OF THE           o   The liability of a mortgage insurer is
MORTGAGE INSURANCE                      governed by the terms of the relevant
POLICIES MAY AFFECT THE RETURN          mortgage insurance policy, which
ON YOUR NOTES                           contains certain exclusions that may
                                        allow that mortgage insurer to reduce a
                                        claim or terminate mortgage insurance
                                        cover in respect of a housing loan in
                                        certain circumstances. See "The Mortgage
                                        Insurance Policies". Any such reduction
                                        or termination may affect the ability of the issuer trustee to pay you principal and interest in full.

CERTAIN PROVISIONS OF THE TITLE     o  The liability of the title insurer is
INSURANCE POLICIES MAY AFFECT          governed by the terms of the title
THE RETURN ON YOUR NOTES               insurance policy, which contains certain
                                       exclusions which may allow the title
                                       insurer to reduce a claim or not provide
                                       title insurance policy cover in respect
                                       of a relevant mortgage relating to a    n
                                       housing loan. See "The Title Insurance
                                       Policies". Any such reduction or
                                       termination may affect the ability of
                                       the issuer trustee to recover all moneys secured by the relevant mortgage and thereby affect the ability of the issuer trustee to pay you principal and interest in full.

THE CLASS B NOTES PROVIDE ONLY     o   The amount of credit enhancement provided
LIMITED PROTECTION                     through the subordination of the Class B
AGAINST LOSSES                         notes to the Class A2 notes is limited
                                       and could be depleted prior to the
                                       payment in full of the Class A2 notes.
                                       If the principal amount of the Class B
                                       notes is reduced to zero, you may suffer losses on your notes.

YOU MAY NOT BE ABLE TO             o   The underwriters are not required to
RESELL YOUR NOTES                      assist you in reselling your notes. A
                                       secondary market for your notes may not
                                       develop. If a secondary market does
                                       develop, it might not continue or might
                                       not be sufficiently liquid to allow you
                                       to resell any of your notes readily or
                                       at the price you desire. The market
                                       value of your notes is likely to
                                       fluctuate, which could result in
                                       significant losses to you.


YOU MAY EXPERIENCE SOME            o   The issuer trustee will exchange payments
LOSSES ON YOUR NOTES DUE TO            it receives from the borrowers on the
THE QUARTERLY PAYMENT                  housing loans in Australian dollars for
OBLIGATIONS OF THE CURRENCY SWAP       U.S. dollars with the currency swap
PROVIDER                               provider.  Under the currency
                                       swap, the issuer trustee will be
                                       required to pay the currency swap
                                       provider the Australian dollar interest
                                       and principal amount on each monthly
                                       payment date while the currency swap
                                       provider will be required to pay the
                                       U.S. dollar interest and principal
                                       amount to the issuer trustee on each
                                       quarterly payment date. If the currency
                                       swap provider becomes insolvent or is
                                       otherwise unable to meet its obligations under the currency swap before paying the U.S. dollar interest and principal amount to the issuer trustee on a quarterly payment date, you may not be paid the full amount of payments due to you on the next quarterly payment date.


THE TERMINATION OF ANY OF          o   The issuer trustee will exchange the
THE SWAPS MAY SUBJECT                  interest payments from the fixed rate
YOU TO LOSSES FROM INTEREST            housing loans for variable rate payments
RATE OR CURRENCY FLUCTUATIONS          based upon the one-month Australian bank
                                       bill rate. If the fixed-floating rate
                                       swap is terminated or the fixed-floating rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable with respect to the notes will be greater than the discretionary fixed rate set by the servicer on the fixed rate housing loans, which may lead to losses to you. See "Description of the Class A2 Notes --The Fixed-Floating Rate
                                       Swap" below.

                                   o The issuer trustee will receive payments from the borrowers on the housing loans and the fixed-floating rate swap provider in Australian dollars -- calculated, in the case of payments by the fixed-floating rate swap provider, by reference to the Australian bank bill rate -- and make payments to you in U.S. dollars, calculated, in the case of payments of interest, by reference to LIBOR.

                                    Under the currency swap, the currency swap provider will exchange Australian dollar receipts for U.S. dollar payments, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR pursuant to the currency swap. If the currency swap provider fails to perform its obligations or if the currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars, and its Australian bank bill rate obligations for LIBOR obligations, at a relevant spot exchange rate that does not provide sufficient U.S. dollars to make payments to you in full.

PREPAYMENTS DURING A            o   If a prepayment is received on a housing
COLLECTION PERIOD MAY RESULT        loan during a collection period, interest on
IN YOU NOT RECEIVING YOUR           the housing loan will cease to accrue on
FULL INTEREST PAYMENTS              that portion of the housing loan that has
                                    been prepaid, starting on the date of
                                    prepayment. The amount prepaid will be
                                    invested in investments that may earn a rate of interest lower than that paid on the housing loan. If it is less, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next quarterly payment date.

THE PROCEEDS FROM THE           o   If the security trustee enforces the
ENFORCEMENT OF THE SECURITY         security interest over the assets of the
TRUST DEED MAY BE INSUFFICIENT      trust after an event of default under the
TO PAY AMOUNTS DUE TO YOU           security trust deed, there is no assurance
                                    that the market value of the assets of the trust will be equal to or greater than the outstanding principal and interest due on the notes, or that the security trustee will be able to realize the full value of the assets of the trust. The issuer trustee, the security trustee, the note trustee, the swap providers and other service providers will generally be entitled to receive the proceeds of any sale of the assets of the trust, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.


IF THE TRUST MANAGER DIRECTS    o   If the trust manager directs the issuer
THE ISSUER TRUSTEE TO REDEEM        trustee to redeem the notes early as
THE NOTES EARLY, THE                described in "Description of the Class A2
YIELD ON YOUR NOTES MAY             Notes -- Optional Redemption of the
BE LOWER THAN EXPECTED              Notes", the purchase of the housing loans
                                    will result in the early retirement of
                                    your notes, which will shorten their
                                    average lives and potentially lower the
                                    yield on your notes.

THE IMPOSITION OF               o  If a withholding tax is imposed on payments
A WITHHOLDING TAX WILL             by the issuer trustee or any paying agent of
REDUCE PAYMENTS TO YOU             interest on your notes, you will not be
AND MAY LEAD TO AN EARLY           entitled to receive grossed-up amounts to
REDEMPTION OF THE NOTES            compensate for such withholding tax. Thus,
                                   you will receive less interest than is
                                   scheduled to be paid on your notes.

                                o In addition, upon the occurrence of such an event, the issuer trustee must, when so directed by noteholders representing 75% of the outstanding principal amount of the notes, provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the notes, on the next quarterly payment date redeem in whole, but not in part, the aggregate outstanding principal amount plus accrued interest on the notes. If the option to redeem the notes affected by a withholding tax is exercised, you may not be able to reinvest the redemption payments at a comparable interest rate.


THE FEATURES OF THE HOUSING     o  The features of the housing loans, including
LOANS MAY CHANGE, WHICH COULD      their interest rates, may be changed by the
AFFECT THE TIMING AND AMOUNT       servicer, either on its own initiative or at
OF PAYMENTS TO YOU                 a borrowers' request. Some of these changes
                                   may include the addition of newly developed features which are not described in this prospectus. As a result of these changes and borrowers' payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.

                                o If the servicer changes the features of the housing loans, borrowers may elect to refinance their loan with another lender to obtain more favorable features. The refinancing of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your notes.


THERE ARE LIMITS ON THE         o   If the interest collections during a
AMOUNT OF AVAILABLE LIQUIDITY       collection period and liquid authorized
TO ENSURE PAYMENTS OF               investments are insufficient to cover fees,
INTEREST TO YOU                     expenses and the interest payments due with
                                    respect to the Class A2 notes on the next monthly payment date, principal collections collected during the collection period may be used to cover these amounts. In the event that there is not enough money available from principal collections, you may not receive a full payment of interest on the related quarterly payment date, which will reduce the yield on your Class A2 notes.


THE USE OF PRINCIPAL            o   If principal collections are drawn upon to
COLLECTIONS TO COVER LIQUIDITY      cover shortfalls in interest collections,
SHORTFALLS MAY LEAD TO              and there is insufficient excess interest
PRINCIPAL LOSSES                    collections in succeeding collection periods
                                    to repay those principal draws, you may not receive full repayment of principal on your notes.

A DECLINE IN AUSTRALIAN ECONOMIC o The Australian economy has been experiencing
CONDITIONS MAY LEAD TO LOSSES ON   a prolonged period of expansion with
YOUR NOTES                         relatively low and stable interest rates and
                                   steadily increasing property values. If the Australian economy were to experience a downturn, an increase in interest rates, an increase in unemployment, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your notes.

CONSUMER PROTECTION LAWS MAY  o   Some of the housing loans are regulated by
AFFECT THE TIMING OR              Consumer Credit Legislation. Under that
AMOUNT OF INTEREST OR             legislation, a borrower may have a right to
PRINCIPAL PAYMENTS TO YOU         apply to a court to:

                                    o   vary the terms of their housing loan on
                                        the grounds of hardship or that it is
                                        an unjust contract;

                                    o   reduce or cancel any interest rate
                                        payable on the housing loan which is
                                        unconscionable;

                                    o   have certain provisions of the housing
                                        loan or relevant mortgage which are in
                                        breach of the legislation declared
                                        unenforceable;

                                    o   obtain an order for a civil penalty; or

                                    o   obtain restitution or compensation, in
                                        relation to any breaches of the Consumer
                                        Credit Legislation in relation to the
                                        housing loan or relevant mortgage.

                                o  Any such order may affect the timing or
                                   amount of interest or principal repayments under the relevant housing loan, which may in turn affect the timing or amount of interest or principal payments to you under the notes.

                                o In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings. Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which may in turn affect the timing or amount of interest or principal payments or repayments to you under the notes.


THE CONCENTRATION OF HOUSING  o   The trust contains a high concentration of
LOANS IN SPECIFIC GEOGRAPHIC      housing loans secured by properties located
AREAS MAY INCREASE THE            within New South Wales and Victoria. Any
POSSIBILITY OF LOSS ON YOUR       deterioration in the real estate values or
NOTES                             the economy of either of those States could
                                  result in higher rates of delinquencies, foreclosures and loss than expected on the housing loans. In addition, either of these States may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.


THE CONTINUING UNCERTAINTY    o   Since July 1, 2000, a goods and services tax
OVER THE INTERPRETATION           is payable by all entities which make
OF THE NEW GOODS AND              taxable supplies in Australia subject to
SERVICES TAX IN AUSTRALIA         certain transitional rules. Some service
MAY DECREASE THE                  providers to the issuer trustee may be
FUNDS AVAILABLE TO THE            subject to GST in respect of the services
TRUST TO PAY                      provided to the trust and may pass
YOU
                                  on that additional cost to the issuer
                                  trustee. The issuer trustee may also be
                                  subject to GST on services provided by it. To the extent that it has a net GST liability, the issuer trustee will have less trust funds available to meet its obligations, and you may suffer losses. See "Australian Tax
                                  Matters -- Goods and Services Tax" below.

YOU WILL NOT RECEIVE          o   Your ownership of the notes will be
PHYSICAL NOTES REPRESENTING       registered electronically through DTC,
YOUR NOTES, WHICH CAN             Euroclear and/or Clearstream, Luxembourg.
CAUSE DELAYS IN RECEIVING         The lack of physical certificates could:
DISTRIBUTION AND HAMPER YOUR
ABILITY TO PLEDGE OR              o   cause you to experience delays in
RESELL YOUR NOTES                     receiving payments on the notes because
                                      the principal paying agent will be
                                      sending distributions on the notes to
                                      DTC instead of directly to you;

                                  o   limit or prevent you from using your
                                      notes as collateral; and

                                  o   hinder your ability to resell the notes
                                      or reduce the price that you receive for them.

AUSTRALIAN TAX REFORM          o   The Australian federal government proposes
PROPOSALS COULD AFFECT THE         to reform business taxation as part of its
TAX TREATMENT OF THE TRUST         current tax reform program. There are
                                   several proposed measures, including the taxation of trusts as companies, that, if enacted in their current form, could impact upon the tax treatment of the trust. See
                                   "Australian Tax Matters -- Tax Reform
                                   Proposals".


SINCE THE TRUST MANAGER,       o   Each of Interstar Securitisation Management
THE ISSUER TRUSTEE                 Pty Limited, Perpetual Trustees Victoria
AND THE SERVICER ARE               Limited and Interstar Securities (Australia)
AUSTRALIAN  ENTITIES, THERE        Pty Limited is an Australian company and has
REMAINS UNCERTAINTY AS             agreed to submit to the jurisdiction of the
THE ENFORCEABILITY OF JUDGMENTS    New York State and United States federal
OBTAINED BY CLASS A2 NOTEHOLDER    courts for purposes of any suit, action or
IN U.S. COURTS BY AUSTRALIAN       proceeding arising out of the offering of
COURTS                             the Class A2 notes. Generally, a final and
                                   conclusive judgment obtained by noteholders in U.S. courts would be recognized and enforceable against the trust manager, the issuer trustee or the servicer, as the case may be, in the relevant Australian court without reexamination of the merits of the case. However, because of the foreign location of the trust manager, the issuer trustee and the servicer and their directors, officers and employees and their respective assets, it may be difficult to effect service of process over these persons or to enforce against them judgments obtained in United States courts based upon the civil liability provisions of the U.S.
                                   federal securities laws. See "Enforcement of Foreign Judgments in Australia".


THE ISSUANCE OF CLASS A1        o  The issuer trustee may issue Class
NOTES MAY AFFECT THE TIMING        A1 notes to fund redraws of
AND AMOUNT OF PAYMENTS MADE ON     previously prepaid principal under
YOUR CLASS A2 NOTES                the housing loans if principal
                                   collections on the housing
                                   loans are not sufficient. See "Interstar
                                   Residential Loan Program -- Special Feature of the Housing Loans -- Redraws". The Class
                                   A1 notes will be senior to the

                                   Class A2 notes with respect to payments of principal and rank equally with the Class A2 notes with respect to payments of interest before the enforcement of the charge pursuant to the security trust deed and rank equally in all respects thereafter. If the proceeds of enforcement of the charge pursuant to the security trust deed are not sufficient to pay all obligations of the issuer trustee under the terms and conditions of the notes, the risk to you of a loss on your investment in the Class A2 notes is greater if any Class A1 notes are outstanding at that time.

PREPAYMENTS COULD RESULT FROM  o   If there is any principal amount remaining
PREFUNDING                         in the prefunding account following the
                                   acquisition of additional housing loans by the trust during the period from the closing date up to but excluding the first quarterly payment date, that amount will be applied in repayment of principal to the noteholders in the priority described in "Description of the Class A2 Notes -- Principal
                                   Distributions". Any prepayment will shorten the average weighted life of the notes so prepaid. The greater the prepayment, the shorter the weighted average life of the affected notes which may in turn affect the yield on your Class A2 notes.

THE SERVICER'S RESPONSIBILITY  o   The servicer is obligated under the
TO MANAGE THE INTEREST RATE        transaction documents to set the
EXPOSURE MAY AFFECT THE            interest rates on the housing loans at a
RATE OF PREPAYMENTS AND THE        rate to ensure that at all times the
YIELD ON YOUR INVESTMENT           issuer trustee has sufficient cash
                                   available to pay all interest payable on the notes and otherwise comply with its duties and obligations under the transaction documents. If the servicer increases the interest rates on the housing loans, borrowers may be unable to make their required payments under the housing loans. In addition, if the interest rates are increased above market rates, borrowers may refinance their housing loans with other lenders to obtain lower rates. This could cause higher rates of principal prepayment and delinquent payments by borrowers than you expected and affect the yield on your Class A2 notes.

TERMINATION PAYMENTS RELATING  o   Upon termination of a swap, a
TO A CURRENCY SWAP OR              termination payment will be due either
THE FIXED-FLOATING RATE            from the issuer trustee to the swap
SWAP ARE SUBJECT TO CREDIT         provider or vice versa. If the swap
RISKS                              provider is required to make a
                                   termination payment to the issuer
                                   trustee upon the termination of a swap,
                                   then the trust will be exposed to credit risk in relation to the capacity of that swap provider to make that termination payment.

CURRENCY SWAP TERMINATION      o   If the currency swap terminates before
PAYMENT TO THE CURRENCY            its scheduled termination date, a
SWAP PROVIDER MAY REDUCE           termination payment by either the issuer
PAYMENTS ON YOUR CLASS A2          trustee or the currency swap provider
NOTES                              will be payable based on the mid-market
                                   cost of a replacement currency swap. Any termination payment could, if the
                                   Australian dollar/United States dollar
                                   exchange rate has changed significantly, be substantial. Any termination payment owing by the issuer trustee to the currency swap provider will be payable out of assets of the trust. If a currency swap terminates early under circumstances where the currency swap provider is the defaulting party, any payment due by the issuer trustee will have a lower priority than payments of interest on the notes. If the currency swap terminates early under any other circumstances, any payment due by the issuer trustee will have an equal priority with interest payments on the Class A2 notes.

THIS PROSPECTUS PROVIDES       o   This prospectus describes only the
INFORMATION REGARDING ONLY         characteristics of the housing loan pool
A PORTION OF THE HOUSING LOAN      as of May 31, 2002. While they must
POOL, AND ADDITIONAL HOUSING       satisfy the criteria specified in this
LOANS ADDED TO THE HOUSING         prospectus, the housing loans acquired
LOAN POOL COULD HAVE               on the closing date, and any additional
DIFFERENT CHARACTERISTICS          housing loans transferred to the trust
                                   during the prefunding period, may not
                                   have the characteristics or statistical
                                   composition of the housing loan pool
                                   described in this prospectus. For
                                   example, such housing loans may be of a
                                   different credit quality or seasoning.
                                   The trust manager does not expect the
                                   characteristics or statistical
                                   composition of the housing loan pool
                                   acquired on the closing date or the
                                   additional housing loans acquired after
                                   the closing date to differ materially
                                   from the characteristics of the housing
                                   loan pool described in this prospectus.
                                   If you purchase a Class A2 note, you
                                   must not assume that the characteristics of the housing loan pool, including the additional housing loans acquired after the closing date, will be identical to the characteristics of the housing loan pool disclosed in this prospectus.


RATINGS OF THE CLASS A2        o   It is a condition to the issuance of the
NOTES DO NOT INSURE                Class A2 notes that they be rated Aaa by
THEIR PAYMENT AND WITHDRAWAL OF    Moody's and AAA by S&P and that the
ANY RATINGS MAY AFFECT THE         Class B notes be rated at least AA- by
VALUE OF THE CLASS A2 NOTES        S&P. A rating is not a recommendation to
                                   purchase, hold or sell the Class A2 notes, inasmuch as such a rating does not address the market price or the suitability for a particular investor of a security. The rating of the Class A2 notes addresses the likelihood of the payment of principal and interest on the Class A2 notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency, if in its judgment circumstances in the future so warrant. The ratings of the Class A2 notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the mortgage insurance policies and the creditworthiness of the swap providers and the mortgage insurers.


FAILURE OF THE SERVICER TO     o   The servicer under the investment
PERFORM ITS OBLIGATIONS MAY        management agreement has been appointed
AFFECT THE TIMING OF               as initial servicer of the housing
PAYMENTS ON YOUR CLASS             loans. Following a servicer event of
A2 NOTES                           default under the investment management
                                   agreement, the issuer trustee must
                                   immediately terminate the investment
                                   management agreement. Under the primary
                                   backup servicer agreement, if Interstar
                                   Securities (Australia) Pty Limited is removed as servicer the issuer trustee must offer to appoint Zurich Capital Markets Australia
                                   Limited as servicer. If Zurich Capital
                                   Markets Australia Limited does not accept that appointment, under the secondary backup servicer agreement KPMG Corporate Finance
                                   (Aust) Pty Limited has agreed to carry out the duties of the servicer. There is no guarantee that a replacement servicer will be found who would be willing to service the housing loans on the terms of the investment management agreement or that it will be able to service the housing loans with the same level of skill and competence as the initial servicer. A failure by the servicer to properly perform its servicing obligations may have an impact on the timing of funds received by the issuer trustee in respect of the housing loans.

CERTAIN HOUSING LOANS MAY NOT  o   The servicer will make certain
HAVE THE CHARACTERISTICS AS SET    representations and warranties to the
OUT IN THE REPRESENTATIONS AND     issuer trustee, to each noteholder and
WARRANTIES MADE BY THE SERVICER    to the security trustee in relation to
                                   the housing loans to be assigned to the
                                   issuer trustee, as at the cut-off date
                                   and the purchase date for those housing
                                   loans. The issuer trustee has not
                                   investigated or made any enquiries
                                   regarding the accuracy of the
                                   representations and warranties.

                                o No independent investigation of whether each and every housing loan offered for sale at the closing date or any other date complies with the eligibility requirements set forth in "Description of the Assets of the Trust -- Representations, Warranties and Eligibility Criteria" has been conducted.

ASSETS OF THE TRUST WILL        o  The trust manager, not the issuer trustee,
NOT BE AVAILABLE TO COVER ANY      takes responsibility for the prospectus. As a
LOSSES SUFFERED BY YOU FOR         result, in the event that a person suffers
ANY MISLEADING STATEMENT OR        loss due to any information contained in this
OMISSION OF A MATERIAL MATTER      prospectus being inaccurate or misleading, or
IN THIS PROSPECTUS                 omitting a material matter or thing, that
                                   person will not have recourse to the assets of the trust.

                                CAPITALIZED TERMS


     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page 121.



                           U.S. DOLLAR PRESENTATION

     In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.5724 = A$1.00, the exchange rate as displayed on the Bloomberg Service under AUD currency HP on June 5, 2002. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

            THE ISSUER TRUSTEE, THE TRUST MANAGER AND THE SERVICER


THE ISSUER TRUSTEE

     The issuer trustee was incorporated on October 21, 1884 as The Australian Executors and Trustees Association Limited under the Companies Statute 1864 of Victoria as a public company. The name was changed to Perpetual Trustees Victoria Limited on June 30, 1989 and it now operates as a limited liability company under the Corporations Act 2001 of Australia. The Australian Business Number of Perpetual Trustees Victoria Limited is 47 004 027 258 and its registered office is Level 4, 333 Collins Street, Melbourne, Victoria, Australia.

     Perpetual Trustees Victoria Limited has 4,500,000 shares on issue with a paid amount of A$0.50 each and an amount due and payable of A$0.50 each. The shares are held by Perpetual Trustees Australia Limited.

     The principal activities of Perpetual Trustees Victoria Limited are the provision of trustee and other commercial services. Perpetual Trustees Victoria Limited is an authorized trustee corporation and holds a securities dealers license under the Corporations Act 2001 of Australia.

     Perpetual Trustees Victoria Limited and its related companies provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustees Victoria Limited and its related companies are leading trustee companies in Australia with in excess of A$100 billion under administration.

DIRECTORS

     The directors of the issuer trustee are as follows:


NAME                             BUSINESS ADDRESS               PRINCIPAL ACTIVITIES
------------------------------   ---------------------------   ---------------------
Phillip Vernon ...............   Level 7, 39 Hunter Street     Director
                                 Sydney, NSW, Australia
Michael Stefanovski ..........   Level 7, 39 Hunter Street     Director
                                 Sydney, NSW, Australia
Gai McGrath ..................   Level 7, 39 Hunter Street     Director
                                 Sydney, NSW, Australia
Rohan Mead ...................   Level 7, 39 Hunter Street     Director
                                 Sydney, NSW, Australia

THE TRUST MANAGER

     Interstar Securitisation Management Pty Limited was incorporated on April 26, 2002, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia. The registered office of Interstar Securitisation Management Pty Limited is Level 28, 367 Collins Street, Melbourne, Australia and the telephone and facsimile numbers for its registered office are (613) 9612 1111 and (613) 9621 2368 respectively.

     Interstar Securitisation Management Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited, (ABN 41 054 485 415), which is ultimately beneficially owned and controlled by Vernon Spencer, an Australian individual, and his immediate family.

DIRECTORS

     The directors of Interstar Securitisation Management Pty Limited are Vernon Spencer and Sam Kyriacou. Please refer to their descriptions below.

THE SERVICER

     Interstar Securities (Australia) Pty Limited was incorporated on April 29, 1999, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia. The registered office of Interstar Securities (Australia) Pty Limited is Level 28, 367 Collins Street, Melbourne, Australia and the telephone and facsimile numbers for its registered office are (613) 9612 1111 and (613) 9621 2368 respectively.

     Interstar Securities (Australia) Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited, (ABN 41 054 485 415), which is ultimately beneficially owned and controlled by Vernon Spencer, an Australian individual, and his immediate family.

     Interstar Securities (Australia) Pty Limited was incorporated as a result of the corporate reconstruction of Interstar Securities Pty Limited, (ABN 32 054 485 380), incorporated in 1992, and its parent, Stargate Corporation Pty Limited, (ACN 004 851 110), incorporated in 1970, which took place during 1999. All of these entities are ultimately owned and controlled by Vernon Spencer, an Australian individual and his immediate family.

     Interstar Securities (Australia) Pty Limited is a wholly Australian owned, privately held investment management firm which specializes in the structuring and ongoing management of residential mortgage loan portfolios and mortgage-backed securities. The Stargate Corporation Group has been actively involved in the mortgage loan origination and management business for the past 27 years.

     The operations of Interstar Securities (Australia) Pty Limited are directed by an experienced senior management team, comprising full-time directors and divisional heads of loan origination, loan processing and compliance, customer service, investment and credit management and information technology. This team is supported by 120 administrative, marketing, and technical staff.

     Since December 1989, Interstar Securities Pty Limited and Interstar Securities (Australia) Pty Limited have issued approximately A$7.8 billion of rated mortgage-backed securities.

     As at May 31, 2002, Interstar Securities (Australia) Pty Limited managed a housing loan portfolio of approximately A$6.3 billion.

DIRECTORS

     The directors of Interstar Securities (Australia) Pty Limited are as follows:

     o VERNON SPENCER has been Executive Chairman and Managing Director of Interstar Securities Pty Limited and Interstar Securities (Australia) Pty Limited since their inception, and retired from the latter role on July 1, 1999. He is a Fellow of The Institute of Chartered Accountants in Australia, a member of The Securities Institute of Australia, a Fellow of the Mortgage Industry Association of Australia, and a former Member of The Stock Exchange of Melbourne Limited. He is also Immediate Past Chairman of the Board of Directors of SOCIETAS -- The International Institute for Real Estate Finance, headquartered in Washington, D.C., USA, and has served on the International Committee of the Mortgage Bankers Association of America. He was a co-founder of the Mortgage Industry Association of Australia, its National President from 1986 until 1988, and its Victorian State President from 1984 until 1998. He was awarded Life Membership of the Association in 1998. He has been actively involved with all aspects of the mortgage industry for the past 30 years, and is presently responsible for the strategic direction of the Interstar Securities Group.

     o SAM KYRIACOU has been a Director and the Chief Financial Officer of Interstar Securities (Australia) Pty Limited since its inception, and was appointed Managing Director and Chief Executive Officer on July 1, 1999. He holds a Bachelor of Commerce degree from Melbourne University and is an Associate of the Institute of Chartered Accountants in Australia. He is responsible for all aspects of the operations of Interstar Securities (Australia) Pty Limited, including wholesale mortgage loan origination, loan product development and wholesale funding programs.

     o BASIL CARIDAKIS has been a Director of Interstar Securities (Australia) Pty Limited since its inception and is responsible for retail loan origination and marketing. He has been involved with mortgage lending and financial services for the past 25 years and is an Associate of the Mortgage Industry Association of Australia. He has been responsible for marketing and origination of mortgage loan products, liaison with loan originators and retailers and direct contact with borrowers for Interstar Securities Pty Limited since 1992 and for Interstar Securities (Australia) Pty Limited since its inception.

     o ANDREW MOBILIA has been a Director of Interstar Securities (Australia) Pty Limited since its inception and is responsible for lending and loan administration. He has been involved with all aspects of secured lending, administration and credit control for the past 25 years and is an Associate of the Mortgage Industry Association of Australia. He has been responsible for all aspects of managed asset compliance, loan review and underwriting and arrears management for Interstar Securities Pty Limited since 1992 and for Interstar Securities (Australia) Pty Limited since its inception.

     o BRUCE BAKER has been a Director of Interstar Securities (Australia) Pty Limited since January 2001 and is responsible for all business development activities. He has been involved with lending and mortgage insurance for the past 21 years and is an Associate of the Mortgage Industry Association of Australia. He has been National Underwriting and Business Development manager of Interstar Securities Pty Ltd since 1994 and for Interstar Securities (Australia) Pty Limited since its inception.

     Interstar Securities (Australia) Pty Limited is currently ranked as a "Strong" residential loan servicer in Australia by S&P, and has been approved by S&P as a "Global Select Servicer" for structured finance transactions.

THE SELLERS


INTERSTAR NOMINEES (B) PTY LIMITED

     Interstar Nominees (B) Pty Limited was incorporated on August 21, 1996, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia.

     Interstar Nominees (B) Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited, (ABN 41 054 485 415).

     Interstar Nominees (B) Pty Limited is the trustee of the Star Bee Managed Trust, which is not a trust within the Interstar Millennium Trusts securitization program. In this capacity, it borrows money from Macquarie Bank Limited to enable it to fund the acquisition of housing loans.

INTERSTAR NOMINEES (N) PTY LIMITED

     Interstar Nominees (N) Pty Limited was incorporated on March 21, 2000, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia.

     Interstar Nominees (N) Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited, (ABN 41 054 485 415).

     Interstar Nominees (N) Pty Limited is the trustee of the Star Enn Managed Trust, which is not a trust within the Interstar Millennium Trusts securitization program. In this capacity, it borrows money from National Australia Bank Limited to enable it to fund the acquisition of housing loans.

INTERSTAR NOMINEES (R) PTY LIMITED

     Interstar Nominees (R) Pty Limited was incorporated on April 4, 2000, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia.

     Interstar Nominees (R) Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited, (ABN 41 054 485 415).

     Interstar Nominees (R) Pty Limited is the trustee of the Star Arr Managed Trust, which is not a trust within the Interstar Millennium Trusts securitization program. In this capacity, it borrows money from Barclays Bank PLC to enable it to fund the acquisition of housing loans.

THE BACKUP SERVICERS


KPMG CORPORATE FINANCE (AUST) PTY LIMITED

     KPMG Corporate Finance (Aust) Pty Limited is part of a global network of professional advisory firms that have offices in 750 cities in 152 countries. Its services include assurance, financial advisory services, tax and legal. KPMG Corporate Finance (Aust) Pty Limited is contracted to be the backup servicer for Interstar Securities (Australia) Pty Limited.

ZURICH CAPITAL MARKETS AUSTRALIA LIMITED

     Zurich Capital Markets Australia Limited (ZCMAL) is a limited liability company incorporated in Australia with its principal place of business at Level 47, 2 Park Street, Sydney NSW 2000. It is a wholly owned indirect subsidiary of Zurich Financial Services (ZFS). ZCMAL manages operations throughout the Asian region to develop capital markets and banking operations for Zurich Capital Markets, a subsidiary of ZFS.

                            DESCRIPTION OF THE TRUST

INTERSTAR MILLENNIUM TRUSTS SECURITIZATION PROGRAM

     The Interstar Millennium Trusts securitization program was established pursuant to a master trust deed for the purpose of enabling Perpetual Trustees Victoria Limited, as trustee of each trust established pursuant to the Interstar Millennium Trusts securitization program, to invest in pools of housing loans originated from time to time by the servicer. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. The Interstar Millennium Series 2002-1G Trust is a separate and distinct trust from any other trust established under the master trust deed. The assets of the Interstar Millennium Series 2002-1G Trust are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the Interstar Millennium Series 2002-1G Trust.

INTERSTAR MILLENNIUM SERIES 2002-1G TRUST

     The detailed terms of the Interstar Millennium Series 2002-1G Trust will be as set out in the master trust deed and the series notice. To establish the trust, Interstar Securities (Australia) Pty Limited, the trust manager and the issuer trustee will execute a notice of creation of trust.

     The series notice, which supplements the general framework under the master trust deed with respect to the trust, does, among other things, the following:

     o    specifies the details of the notes;

     o    establishes the cash flow allocation;

     o sets out the various representations and undertakings of the parties specific to the housing loans, which supplement those in the master trust deed; and

     o amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.

                     DESCRIPTION OF THE ASSETS OF THE TRUST

ASSETS OF THE TRUST

     The assets of the trust will include the following:

     o the pool of housing loans, including all of the issuer trustee's interest in and title to:


          o principal payments paid or payable on the housing loans at any time from and after the applicable cut-off date; and


          o interest payments paid or payable on the housing loans after the closing date;

     o    rights under the:


          o mortgage insurance policies issued by, or transferred to, PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd, Royal & Sun Alliance Lenders Mortgage Insurance Limited and the Commonwealth of Australia;


          o    the title insurance policies; and

          o the individual property insurance policies covering the mortgaged properties relating to the housing loans;

     o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and


     o the issuer trustee's rights under the transaction documents, and its rights under any fixed-floating rate swap and the currency swap.


THE HOUSING LOANS

     The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans have been originated in the name of Perpetual Trustees Victoria Limited directly by Interstar Securities (Australia) Pty Limited through an Australia-wide network of mortgage brokers, accounting firms, legal firms, financial and investment advisors and other sources referred to Interstar Securities (Australia) Pty Limited in the ordinary course of its business under the Interstar Millennium Trusts securitization program. On the closing date, Perpetual Trustees Victoria Limited will cease to hold the pool of housing loans for the various warehouse trusts and will instead hold them for the trust. Each housing loan was funded by Perpetual Trustees Victoria Limited in its capacity as trustee of a warehouse trust of which a seller is the beneficiary, and so Perpetual Trustees Victoria Limited is the legal owner of all relevant housing loans. Each housing loan will be one of the types of products described in "Interstar Residential Loan Program -- General Features of the Housing Loans". The housing loans bear either a fixed rate of interest or a variable rate of interest, or a combination of both. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property. The mortgaged properties consist of owner-occupied properties and non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.



ACQUISITION OF HOUSING LOANS AFTER THE CLOSING DATE


THE PRE-FUNDING PERIOD

     If on the closing date the total aggregate purchase price for the housing loans is less than the amount received in Australian dollars by the issuer trustee from the proceeds of the issue of the notes, the issuer trustee will retain the difference between the two amounts, to the extent it is not invested in Liquid Authorized Investments, in an account designated as the PREFUNDING ACCOUNT. Before amounts on deposit in the Prefunding Account are invested in acquiring or originating additional housing loans as described below they will be invested in Liquid Authorized Investments. The balance of the Prefunding Account must not at any time exceed the Australian dollar equivalent of US$250,000,000 or 25% of the Australian dollar equivalent of the initial outstanding principal amount of the Class A2 notes as of the closing date. At any time during the period up to but excluding the first quarterly payment date after the closing date the issuer trustee will apply the money on deposit in the Prefunding Account to:

     o    acquire additional housing loans from the sellers; or

     o originate additional housing loans in the ordinary course of Interstar Securities (Australia) Pty Limited's business, provided that any additional housing loan acquired or originated must:

          o    comply with the eligibility criteria; and

          o not result in a downgrade or withdrawal of the rating of any notes by any rating agency.



     On the first quarterly payment date after the closing date, the balance of the Prefunding Account that has not been used to acquire or originate additional housing loans as described above will be applied as Mortgage Principal Repayments as described in the section headed "Description of the Class A2 Notes -- Principal Distributions".



TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

     On the closing date, the housing loans purchased by the trust will be specified in sale notices from the sellers, in their capacities as sellers of the housing loans, to the issuer trustee.

     Each seller will equitably assign its beneficial interest in the relevant housing loans, the mortgages securing those housing loans and the mortgage insurance policies, title insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. Both before and after the assignment, Perpetual Trustees Victoria Limited will hold legal title to the housing loans and the ancillary rights specified in each sale notice. Before the assignment, Perpetual Trustees Victoria Limited will hold each of the housing loans and ancillary rights in its capacity as trustee of a warehouse trust. After the assignment, it will hold the housing loans and ancillary rights in its capacity as trustee of the Interstar Millennium Series 2002-1G Trust.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

     Interstar Securities (Australia) Pty Limited, as the servicer, will make various representations and warranties to the issuer trustee, each noteholder and the security trustee as of the closing date with respect to the housing loans being equitably assigned to the issuer trustee, including that:

     o it has not done, or omitted to do, anything which would prevent each housing loan from being valid, binding and enforceable against the relevant borrower in all material respects except to the extent that it is affected by laws relating to creditors rights generally, or doctrines of equity;

     o it has not done, or omitted to do, anything which would prevent the relevant borrower from being the sole legal owner of the mortgaged property and registered as the sole proprietor of the mortgaged property;



     o each housing loan is the subject of a valid, binding and enforceable mortgage insurance policy from PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd, Royal & Sun Alliance Lenders Mortgage Insurance Limited or the Commonwealth of Australia for its scheduled term;



     o the officers of the servicer who have responsibility for the transactions contemplated by the transaction documents do not have actual notice that any mortgage insurer under any mortgage insurance policy or any title insurer under any title insurance policy in relation to a housing loan is insolvent or will be unable to pay a valid claim;

     o there has been no fraud, dishonesty, material misrepresentation or negligence on the part of the servicer in connection with the selection and offer to the issuer trustee of any of the housing loans;

     o as at the applicable cut-off date, none of the housing loans were satisfied, cancelled, discharged or rescinded and the mortgaged property relating to each housing loan had not been released from the relevant mortgage;


     o the housing loans are assignable and all consents required in relation to the assignment of the housing loans and ancillary rights have been obtained;


     o between the applicable cut-off date and the closing date the servicer dealt with the housing loans in the ordinary course of its business;

     o as of the applicable cut-off date, each housing loan satisfies the following eligibility criteria:


     o    it is denominated and payable only in Australian dollars in Australia;

     o    the interest rate applicable to the housing loan is either:

          o a variable rate based upon any determinant as may be considered appropriate by the servicer in its absolute discretion;

          o    a fixed rate provided that:

               o the fixed rate does not apply for a continuous period exceeding five years from:

                    o the settlement date of the housing loan, where the housing loan bears a fixed rate of interest from the date it is settled; or


                    o the date on which the housing loan starts to bear a fixed rate of interest, where that housing loan either:

                         o bears a floating rate of interest and is converting to a fixed rate of interest; or

                         o bears a fixed rate of interest which is scheduled to convert to a floating rate of interest but -- with the approval of the relevant mortgage insurer -- the borrower elects to pay a new fixed rate of interest; and

                         o the fixed rate cash flows are swapped to a floating rate pursuant to a fixed-floating rate swap and the floating rate payable by the fixed-floating rate swap provider is set on the same dates as the interest rate is set on the notes; or


          o a combination of the variable rate and the fixed rate described above;


o    all security documents have been:

     o prepared by law firms or title insurers appointed by and acting for the relevant seller and the servicer; and

     o    prepared in accordance with applicable Consumer Credit Legislation;

o with respect to housing loans acquired by the issuer trustee and included in the housing loan pool:

     o at least 90% of the aggregate mortgaged property of all housing loans held by the issuer trustee will be located in metropolitan areas of the capital cities and major regional centers of Australia; and

     o not more than 15% of the aggregate amount outstanding under the housing loans will comprise individual housing loans each with an amount outstanding exceeding A$500,000 and secured by a mortgage over a single property;

o the relevant seller is the beneficial owner of the housing loan and mortgage at the time of the equitable assignment;

o the issuer trustee will be the beneficial owner of the housing loan and mortgage after that assignment, free of any encumbrances;

o    the housing loan and mortgage are valid and enforceable;

o all applicable stamp duties have been paid on the mortgage securing the housing loan;

o the housing loan and mortgage securing the housing loan will form part of the assets of the trust;

o the whole of the right, title and interest of the mortgagee under the mortgage securing the housing loan will be acquired by the issuer trustee;

o the housing loan has been serviced and managed in accordance with the requirements of the servicer's policy and procedures manual;

o the mortgage insurance policy and any title insurance policy in relation to the housing loan and the mortgage securing the housing loan does not restrict the assignment to the issuer trustee;

o the housing loan is not in arrears over 30 days at the applicable cut-off date;

o the housing loan is subject to monthly, fortnightly or weekly payments which fully amortize the housing loan over its term;

o the loan agreement and the mortgage securing the housing loan comply in all material respects with all applicable laws, including any Consumer Credit Legislation;

o the loan agreement and the mortgage securing the housing loan are assignable by the relevant seller in equity without prior consent being required from, or notice of the assignment needing to be given to, the mortgagor, the borrower or any other person;

o the loan agreement and the mortgage securing the housing loan have been duly authorized and are in full force and effect and constitute legal, valid and binding obligations of the relevant borrower and mortgagor enforceable against that borrower and mortgagor in accordance with their terms and are not subject to any dispute, offset or counterclaim;

o it is covered by a valid, binding and enforceable mortgage insurance policy;

o it has a borrower -- and where the trust manager so requires, a guarantor -- that is a natural person or a corporation;

o it was approved and originated by the servicer in the ordinary course of its business;

o the borrower is required to repay the housing loan by no later than October, 2032;

o it does not require, nor does the relevant loan agreement require, the issuer trustee to provide any redraws or other advances once the initial funding has been provided under the relevant loan agreement; and

o the housing loan is secured by a mortgage that constitutes a first ranking mortgage over freehold land or Crown leasehold land in Australia which is or will be registered under the relevant law relating to the registration, priority or effectiveness of any mortgage over land in an Australian jurisdiction and satisfies the following criteria:

     o the amount secured or to be secured by the mortgage does not exceed A$1,500,000;

     o    in respect of a mortgage;

     o    to secure a housing loan for a principal amount:


          o not exceeding A$300,000 -- the loan-to-value ratio in respect of that housing loan does not exceed 95%; and

          o exceeding A$300,000 but not exceeding A$500,000 -- the loan-to-value ratio in respect of that housing loan does not exceed 90%; and

     o exceeding A$500,000 but not exceeding A$1,000,000 -- the mortgaged property must constitute a single property within the metropolitan areas of Sydney, Melbourne, Brisbane, Adelaide or Perth and the loan-to-value ratio in respect of that housing loan does not exceed 80%; and

     o exceeding A$1,000,000 but not exceeding A$1,250,000 -- the mortgaged property must constitute a single property within the metropolitan areas of Melbourne or Sydney and the loan-to-value-ratio in respect of that housing loan does not exceed 75%; and

     o exceeding A$1,250,000 -- the mortgaged property must constitute a single property within the metropolitan areas of Melbourne or Sydney and the loan-to-value-ratio in respect of that housing loan does not exceed 65%;

o the housing loan is secured by a mortgage over a property which has erected on it a residential dwelling which dwelling is covered by fire and general insurance by an insurer approved by the trust manager; and

o the mortgaged property is valued by a valuer approved by the servicer unless:

     o    the loan-to-value ratio does not exceed 80%;

     o    the amount outstanding under the housing loan does not exceed:

          o A$250,000 when secured over a single property within the metropolitan area of Sydney;

          o A$200,000 when secured over a single property within any other city and metropolitan areas of Australia; or

          o A$150,000 when secured over a single property within any other areas of Australia.

     The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer involved in the administration of the trust has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

     If a seller, the servicer or the issuer trustee becomes aware that a representation or warranty relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies within 10 business days of becoming aware. If the breach is not waived or remedied to the satisfaction of the issuer trustee within five business days of the notice or such longer time as the issuer trustee permits then, without any action being required by either party, the relevant seller shall be obligated to repurchase the affected housing loan for an amount equal to its Unpaid Balance. There can be no assurance that the relevant seller will have sufficient funds to repurchase such housing loans in such event.

     Upon payment of the Unpaid Balance, Perpetual Trustees Victoria Limited will continue to hold a legal interest in the affected housing loan and mortgage and the relevant seller shall hold the beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

OTHER FEATURES OF THE HOUSING LOANS

     The housing loans have the following features.

     o    Interest is calculated daily and charged monthly in arrears.

     o Payments can be on a monthly, bi-weekly or weekly basis. Payments from borrowers are made by electronic funds transfer directly from each borrower's bank account to a trust drawings account at National Australia Bank Limited.

     o They are governed by the laws of the Commonwealth of Australia and one of the following Australian States or Territories:

          o    New South Wales;

          o    Victoria;

          o    Western Australia;

          o    Queensland;

          o    South Australia;

          o    Northern Territory; or

          o    the Australian Capital Territory.

DETAILS OF THE HOUSING LOAN POOL

     The information in the following tables set out various details relating to the housing loans to be sold to the trust on the closing date. The information is provided as of the close of business on May 31, 2002. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

     Note that these details may not reflect the housing loan pool as of the closing date because a seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. A seller may do this if, for example, the loans originally selected are repaid early.


     A seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table on page 9, unless a revised prospectus is delivered to prospective investors.

                            HOUSING LOAN INFORMATION

                        ANALYSIS OF THE HOUSING LOAN POOL



Total pool size................................................$1,569,460,814
Total number of loans...................................................9,042
Average loan size....................................................$173,575
Maximum loan size....................................................$947,377
Total property value (current).................................$3,042,553,139
Weighted Average current LVR...........................................69.99%
% of pool with loans  (greater than)  80% LVR..........................32.39%
Weighted Average Term to Maturity (months).............................335.84
Weighted Average Seasoning (months)......................................6.67
Maximum Remaining Term to Maturity (months)...............................352
% of pool with loans  (greater than)  $300,000 (by number).............13.51%
% of pool with loans  (greater than)  $300,000 (by loan amount)........30.50%
% of pool in arrears (by loan amount):
1-30 days...............................................................1.16%
31-60 days..............................................................0.00%
61+ days................................................................0.00%
  Total.................................................................1.16%


                           HOUSING LOANS BY OCCUPANCY



                                              % OF TOTAL                          % OF       AVERAGE
                                NUMBER OF       NO. OF       DOLLAR AMOUNT      TOTAL $      BALANCE      WGT AVG
                                  LOANS          LOANS              A$           AMOUNT         A$         LVR %
                               -----------   ------------   ---------------   -----------   ---------   -----------
Owner Occupied -- House.....      4,807          53.16%       758,281,854         48.32%    157,745         67.15%
Owner Occupied -- Unit .....        645           7.13%       110,425,978          7.04%    171,203         73.00%
Investment -- House ........      2,400          26.54%       461,540,049         29.41%    192,308         71.07%
Investment -- Unit .........      1,190          13.16%       239,212,933         15.24%    201,019         75.46%
                                  -----         ------        -----------        ------     -------         -----
   Total ...................      9,042         100.00%     1,569,460,814        100.00%    173,575         69.99%
                                  =====         ======      =============        ======     =======         =====

                  HOUSING LOANS BY LVR (LOAN-TO-VALUE RATIO)






                                                        % OF TOTAL                      % OF     AVERAGE
                                            NUMBER OF     NO. OF     DOLLAR AMOUNT    TOTAL $    BALANCE    WGT AVG
                                              LOANS        LOANS            A$         AMOUNT       A$       LVR %
                                           ----------- ------------ --------------- ----------- --------- -----------
(less than) =20%  ........................      530         5.86%      23,776,292        1.51%   44,861       13.92%
(greater than) 20% and  (less than) =25%        210         2.32%      17,916,692        1.14%   85,318       22.77%
(greater than) 25% and  (less than) =30%        258         2.85%      25,368,184        1.62%   98,326       27.68%
(greater than) 30% and  (less than) =35%        232         2.57%      26,053,854        1.66%  112,301       32.48%
(greater than) 35% and  (less than) =40%        345         3.82%      43,924,676        2.80%  127,318       37.82%
(greater than) 40% and  (less than) =45%        357         3.95%      48,954,357        3.12%  137,127       42.47%
(greater than) 45% and  (less than) =50%        314         3.47%      46,273,668        2.95%  147,368       47.51%
(greater than) 50% and  (less than) =55%        328         3.63%      52,582,487        3.35%  160,312       52.42%
(greater than) 55% and  (less than) =60%        404         4.47%      66,480,980        4.24%  164,557       57.69%
(greater than) 60% and  (less than) =65%        532         5.88%      96,340,999        6.14%  181,092       62.75%
(greater than) 65% and  (less than) =70%        596         6.59%     108,322,456        6.90%  181,749       67.31%
(greater than) 70% and  (less than) =75%        881         9.74%     172,039,367       10.96%  195,277       72.78%
(greater than) 75% and  (less than) =80%      1,610        17.81%     333,109,939       21.23%  206,901       77.53%
(greater than) 80% and  (less than) =85%      1,062        11.75%     228,964,328       14.59%  215,597       80.96%
(greater than) 85% and  (less than) =90%      1,383        15.29%     279,352,535       17.80%  201,990       88.78%
(greater than) 90% and  (less than) =95%          0         0.00%               0        0.00%        0        0.00%
(greater than) 95% ......................         0         0.00%               0        0.00%        0        0.00%
                                              -----       ------      -----------      ------   -------       -----
   Total .................................    9,042       100.00%   1,569,460,814      100.00%  173,575       69.99%
                                              =====       ======    =============      ======   =======       =====


                         HOUSING LOANS BY PRODUCT TYPES



                                                       % OF TOTAL                          % OF       AVERAGE
                                         NUMBER OF       NO. OF       DOLLAR AMOUNT      TOTAL $      BALANCE      WGT AVG
                                           LOANS          LOANS              A$           AMOUNT         A$         LVR %
                                        -----------   ------------   ---------------   -----------   ---------   -----------
Variable -- Principal & Interest.....      5,349          59.15%       916,574,498         58.40%    171,354         70.43%
Variable -- Interest Only ...........      2,977          32.92%       589,384,808         37.55%    197,979         70.29%
Variable -- Line of Credit ..........        716           7.92%        63,501,509          4.05%     88,689         60.76%
Fixed ...............................          0           0.00%                 0          0.00%          0          0.00%
                                           -----         ------        -----------        ------     -------         -----
   Total ............................      9,042         100.00%     1,569,460,814        100.00%    173,575         69.99%
                                           =====         ======      =============        ======     =======         =====

                   HOUSING LOANS BY GEOGRAPHIC DISTRIBUTION






                                          % OF TOTAL                          % OF       AVERAGE
                            NUMBER OF       NO. OF       DOLLAR AMOUNT      TOTAL $      BALANCE      WGT AVG
                              LOANS          LOANS              A$           AMOUNT         A$         LVR %
                           -----------   ------------   ---------------   -----------   ---------   -----------
NSW (Metro) ............      3,793          41.95%       806,524,681         51.39%    212,635         69.64%
NSW (Regional) .........        517           5.71%        74,333,329          4.74%    143,778         67.51%
NSW (Country) ..........        278           3.07%        39,347,154          2.51%    141,537         71.08%
ACT (Metro) ............        119           1.32%        15,334,829          0.98%    128,864         70.82%
ACT (Regional) .........          0           0.00%                 0          0.00%          0          0.00%
ACT (Country) ..........          0           0.00%                 0          0.00%          0          0.00%
VIC (Metro) ............      1,534          16.97%       263,699,626         16.80%    171,903         68.63%
VIC (Regional) .........         54           0.60%         6,595,161          0.42%    122,133         69.42%
VIC (Country) ..........        419           4.63%        57,221,708          3.65%    136,567         70.82%
QLD (Metro) ............        466           5.15%        73,657,972          4.69%    158,064         74.58%
QLD (Regional) .........        622           6.88%        90,256,577          5.75%    145,107         72.49%
QLD (Country) ..........         82           0.91%         9,749,406          0.62%    118,895         73.28%
SA (Metro) .............        803           8.88%        89,162,635          5.68%    111,037         72.54%
SA (Regional) ..........          0           0.00%                 0          0.00%          0          0.00%
SA (Country) ...........         66           0.73%         7,136,574          0.45%    108,130         76.72%
WA (Metro) .............          5           0.06%           955,678          0.06%    191,136         69.54%
WA (Regional) ..........          0           0.00%                 0          0.00%          0          0.00%
WA (Country) ...........        269           2.97%        34,112,946          2.17%    126,814         65.70%
TAS (Metro) ............          0           0.00%                 0          0.00%          0          0.00%
TAS (Regional) .........          0           0.00%                 0          0.00%          0          0.00%
TAS (Country) ..........          0           0.00%                 0          0.00%          0          0.00%
NT (Metro) .............         13           0.14%         1,135,120          0.07%     87,317         61.71%
NT (Regional) ..........          0           0.00%                 0          0.00%          0          0.00%
NT (Country) ...........          2           0.02%           237,418          0.02%    118,709         74.23%
                              -----         ------        -----------        ------     -------         -----
   Total ...............      9,042         100.00%     1,569,460,814        100.00%    173,575         69.99%
                              =====         ======      =============        ======     =======         =====


                           HOUSING LOANS BY LOAN SIZE



                                                                  % OF TOTAL                      % OF     AVERAGE
                                                      NUMBER OF     NO. OF     DOLLAR AMOUNT    TOTAL $    BALANCE    WGT AVG
                                                        LOANS        LOANS            A$         AMOUNT       A$       LVR %
                                                     ----------- ------------ --------------- ----------- --------- -----------
(less than) =100,000  ..............................    2,696        29.81%     154,857,735        9.86%   57,440       53.57%
(greater than)  100,000 and  (less than) = 150,000      1,729        19.12%     215,705,745       13.75%  124,758       66.89%
(greater than)  150,000 and  (less than) = 200,000      1,557        17.21%     271,213,198       17.29%  174,190       70.53%
(greater than)  200,000 and  (less than) = 250,000      1,053        11.65%     234,732,348       14.96%  222,918       72.35%
(greater than)  250,000 and  (less than) = 300,000        785         8.68%     214,337,340       13.66%  273,041       74.40%
(greater than)  300,000 and  (less than) = 350,000        454         5.02%     145,777,719        9.29%  321,096       72.60%
(greater than)  350,000 and  (less than) = 400,000        335         3.70%     124,881,318        7.96%  372,780       74.56%
(greater than)  400,000 and  (less than) = 500,000        306         3.38%     135,575,413        8.64%  443,057       74.25%
(greater than)  500,000 and  (less than) = 750,000        116         1.28%      63,459,566        4.04%  547,065       70.40%
(greater than)  750,000 and  (less than) = 950,000         11         0.12%       8,920,432        0.57%  810,948       70.67%
(greater than)  950,000 ...........................         0         0.00%               0        0.00%        0        0.00%
                                                        -----       ------      -----------      ------   -------       -----
   Total ...........................................    9,042       100.00%   1,569,460,814      100.00%  173,575       69.99%
                                                        =====       ======    =============      ======   =======       =====

               HOUSING LOANS BY POSTCODE CONCENTRATION -- TOP 10
                                 BY LOAN AMOUNT



                                                       % OF TOTAL                         % OF      AVERAGE
                                         NUMBER OF       NO. OF       DOLLAR AMOUNT     TOTAL $     BALANCE      WGT AVG
                           POST CODE       LOANS          LOANS              A$          AMOUNT        A$         LVR %
                          -----------   -----------   ------------   ---------------   ---------   ---------   -----------
Rouse Hill ............   2155               67            0.74%      16,842,547          1.07%    251,381         73.89%
Cabramatta ............   2166               91            1.01%      16,789,244          1.07%    184,497         77.19%
Liverpool South .......   2170               90            1.00%      16,251,046          1.04%    180,567         74.27%
St Johns Park .........   2176               71            0.79%      15,788,622          1.01%    222,375         74.81%
Benowa ................   4217               79            0.87%      12,981,526          0.83%    164,323         70.53%
Fairfield .............   2165               81            0.90%      12,825,415          0.82%    158,338         76.31%
Greystanes ............   2145               72            0.81%      12,325,647          0.79%    171,190         69.33%
Marrickville South.....   2204               45            0.50%      11,747,775          0.75%    261,062         72.64%
Carnes Hill ...........   2171               50            0.55%      10,866,987          0.69%    217,340         68.28%
Ashcroft ..............   2168               54            0.60%      10,130,780          0.65%    187,607         77.78%
                          ----               --            ----       ----------          ----     -------         -----
   Total ..............                     700            7.75%     136,549,590          8.70%    195,071         73.68%
                                            ===            ====      ===========          ====     =======         =====


                         HOUSING LOANS BY LOAN SEASONING



                                                               % OF TOTAL                      % OF     AVERAGE
                                                   NUMBER OF     NO. OF     DOLLAR AMOUNT    TOTAL $    BALANCE    WGT AVG
                                                     LOANS        LOANS            A$         AMOUNT       A$       LVR %
                                                  ----------- ------------ --------------- ----------- --------- -----------
(less than) = 3 months  .........................    4,642        51.34%     831,348,384       52.97%  179,093       71.06%
(greater than)  3 and  (less than) = 6 months  ..    2,715        30.03%     505,177,061       32.19%  186,069       70.36%
(greater than)  6 and  (less than) = 12 months  .      518         5.73%      93,225,636        5.94%  179,972       70.49%
(greater than)  12 and  (less than) = 18 months         40         0.44%       7,799,424        0.50%  194,986       68.09%
(greater than)  18 and  (less than) = 24 months         16         0.18%       3,513,007        0.22%  219,563       69.65%
(greater than)  24 and  (less than) = 36 months         35         0.39%       6,834,077        0.44%  195,259       66.17%
(greater than)  36 and  (less than) = 48 months      1,010        11.17%     112,537,551        7.17%  111,423       61.65%
(greater than)  48 and  (less than) = 60 months         41         0.45%       6,037,675        0.38%  147,260       54.99%
(greater than)  60 months ......................        25         0.28%       2,987,999        0.19%  119,520       49.14%
                                                     -----       ------      -----------      ------   -------       -----
   Total ........................................    9,042       100.00%   1,569,460,814      100.00%  173,575       69.99%
                                                     =====       ======    =============      ======   =======       =====


                            HOUSING LOANS BY MATURITY



                                            % OF TOTAL                            % OF       AVERAGE
                              NUMBER OF       NO. OF        DOLLAR AMOUNT       TOTAL $      BALANCE      WGT AVG
                                LOANS          LOANS               A$            AMOUNT         A$         LVR %
                             -----------   ------------   -----------------   -----------   ---------   -----------
October 15, 2014 .........          5           0.06%            333,834           0.02%     66,767         45.23%
October 15, 2020 .........         43           0.48%          4,337,781           0.28%    100,879         39.53%
October 15, 2022 .........        300           3.32%         31,976,872           2.04%    106,590         57.98%
October 15, 2023 .........        777           8.59%         93,611,650           5.96%    120,478         63.34%
October 15, 2028 .........        839           9.28%        143,349,684           9.14%    170,858         66.00%
October 15, 2030 .........      3,285          36.33%        593,062,041          37.79%    180,536         71.04%
October 15, 2031 .........      3,793          41.95%        702,788,951          44.78%    185,286         71.54%
                                -----         ------         -----------         ------     -------         -----
   Total .................      9,042         100.00%     $1,569,460,814         100.00%    173,575         69.99%
                                =====         ======      ==============         ======     =======         =====

                        HOUSING LOANS BY MORTGAGE INSURER



                                            % OF TOTAL                       % OF      AVERAGE
                                NUMBER OF     NO. OF      DOLLAR AMOUNT    TOTAL $     BALANCE    WGT AVG
                                  LOANS        LOANS             A$         AMOUNT        A$       LVR %
                               ----------- ------------  --------------- -----------  --------- -----------
PMI Indemnity Limited ........    2,708        29.95%       435,300,482      27.74%    160,746      67.27%
Royal & Sun Alliance LMI .....    2,949        32.61%       545,078,129      34.73%    184,835      70.64%
PMI Mortgage Insurance .......      127         1.40%        18,425,223       1.17%    145,080      66.29%
GE Capital Mortgage Insurance     3,228        35.71%       568,560,383      36.23%    176,134      71.67%
Commonwealth of Australia ....       30         0.33%         2,096,598       0.13%     69,887      42.59%
                                  -----       ------        -----------     ------     -------      -----
   Total .....................    9,042       100.00%     1,569,460,814     100.00%    173,575      69.99%
                                  =====       ======      =============     ======     =======      =====




                   HOUSING LOANS BY MORTGAGE INSURER AND LVR
                              PMI INDEMNITY LIMITED





                                                        % OF TOTAL                      % OF     AVERAGE
                                            NUMBER OF     NO. OF     DOLLAR AMOUNT    TOTAL $    BALANCE    WGT AVG
                                              LOANS        LOANS            A$         AMOUNT       A$       LVR %
                                           ----------- ------------ --------------- ----------- --------- -----------
(less than) =20%  ........................      174         6.43%     7,587,035          1.74%   43,604       13.76%
(greater than) 20% and  (less than) =25%         63         2.33%     6,060,681          1.39%   96,201       23.06%
(greater than) 25% and  (less than) =30%         92         3.40%     8,820,483          2.03%   95,875       27.50%
(greater than) 30% and  (less than) =35%         76         2.81%     8,292,986          1.91%  109,118       32.39%
(greater than) 35% and  (less than) =40%        124         4.58%    14,962,434          3.44%  120,665       37.68%
(greater than) 40% and  (less than) =45%        117         4.32%    17,436,573          4.01%  149,031       42.56%
(greater than) 45% and  (less than) =50%        110         4.06%    15,099,002          3.47%  137,264       47.27%
(greater than) 50% and  (less than) =55%        106         3.91%    16,720,543          3.84%  157,741       52.35%
(greater than) 55% and  (less than) =60%        149         5.50%    22,146,685          5.09%  148,635       57.68%
(greater than) 60% and  (less than) =65%        172         6.35%    28,625,312          6.58%  166,426       62.71%
(greater than) 65% and  (less than) =70%        222         8.20%    38,366,955          8.82%  172,824       67.28%
(greater than) 70% and  (less than) =75%        267         9.86%    50,071,480         11.51%  187,534       72.68%
(greater than) 75% and  (less than) =80%        461        17.02%    89,702,218         20.61%  194,582       77.15%
(greater than) 80% and  (less than) =85%        291        10.74%    58,399,076         13.42%  200,684       81.02%
(greater than) 85% and  (less than) =90%        284        10.49%    53,009,019         12.18%  186,651       88.40%
(greater than) 90% and  (less than) =95%          0         0.00%             0          0.00%        0        0.00%
(greater than) 95% ......................         0         0.00%             0          0.00%        0        0.00%
                                                ---       ------     ----------        ------   -------       -----
   Total .................................    2,708       100.00%   435,300,482        100.00%  160,746       67.27%
                                              =====       ======    ===========        ======   =======       =====

                   HOUSING LOANS BY MORTGAGE INSURER AND LVR
                            ROYAL & SUN ALLIANCE LMI





                                                        % OF TOTAL                      % OF     AVERAGE
                                            NUMBER OF     NO. OF     DOLLAR AMOUNT    TOTAL $    BALANCE    WGT AVG
                                              LOANS        LOANS            A$         AMOUNT       A$       LVR %
                                           ----------- ------------ --------------- ----------- --------- -----------
(less than) =20%  ........................      170         5.76%     7,988,670          1.47%   46,992       14.23%
(greater than) 20% and  (less than) =25%         63         2.14%     5,496,963          1.01%   87,253       22.96%
(greater than) 25% and  (less than) =30%         73         2.48%     7,354,689          1.35%  100,749       27.80%
(greater than) 30% and  (less than) =35%         77         2.61%     8,918,778          1.64%  115,828       32.65%
(greater than) 35% and  (less than) =40%        117         3.97%    16,040,012          2.94%  137,094       38.03%
(greater than) 40% and  (less than) =45%        114         3.87%    14,893,610          2.73%  130,646       42.39%
(greater than) 45% and  (less than) =50%        103         3.49%    16,095,601          2.95%  156,268       47.72%
(greater than) 50% and  (less than) =55%        114         3.87%    18,561,187          3.41%  162,817       52.36%
(greater than) 55% and  (less than) =60%        125         4.24%    22,504,012          4.13%  180,032       57.64%
(greater than) 60% and  (less than) =65%        174         5.90%    34,246,462          6.28%  196,819       62.62%
(greater than) 65% and  (less than) =70%        175         5.93%    34,201,913          6.27%  195,440       67.35%
(greater than) 70% and  (less than) =75%        283         9.60%    58,442,689         10.72%  206,511       72.83%
(greater than) 75% and  (less than) =80%        506        17.15%   114,107,246         20.94%  225,508       77.80%
(greater than) 80% and  (less than) =85%        352        11.93%    80,265,695         14.73%  228,028       80.83%
(greater than) 85% and  (less than) =90%        503        17.05%   105,960,602         19.44%  210,657       88.88%
(greater than) 90% and  (less than) =95%          0         0.00%             0          0.00%        0        0.00%
(greater than) 95% ......................         0         0.00%             0          0.00%        0        0.00%
                                                ---       ------    -----------        ------   -------       -----
   Total .................................    2,949       100.00%   545,078,129        100.00%  184,835       70.64%
                                              =====       ======    ===========        ======   =======       =====




                    HOUSING LOANS BY MORTGAGE INSURER AND LVR
                    GE CAPITAL MORTGAGE INSURANCE CORPORATION
                             (AUSTRALIA) PTY LIMITED




                                                        % OF TOTAL                      % OF     AVERAGE
                                            NUMBER OF     NO. OF     DOLLAR AMOUNT    TOTAL $    BALANCE    WGT AVG
                                              LOANS        LOANS            A$         AMOUNT       A$       LVR %
                                           ----------- ------------ --------------- ----------- --------- -----------
(less than) =20%  ........................      164         5.08%     7,584,016          1.33%   46,244       14.06%
(greater than) 20% and  (less than) =25%         75         2.32%     5,603,442          0.99%   74,713       22.31%
(greater than) 25% and  (less than) =30%         87         2.70%     8,216,730          1.45%   94,445       27.68%
(greater than) 30% and  (less than) =35%         74         2.29%     8,283,873          1.46%  111,944       32.30%
(greater than) 35% and  (less than) =40%         98         3.04%    12,192,336          2.14%  124,412       37.75%
(greater than) 40% and  (less than) =45%        121         3.75%    16,237,868          2.86%  134,197       42.49%
(greater than) 45% and  (less than) =50%         97         3.00%    14,720,807          2.59%  151,761       47.51%
(greater than) 50% and  (less than) =55%        103         3.19%    16,556,235          2.91%  160,740       52.58%
(greater than) 55% and  (less than) =60%        117         3.62%    20,170,767          3.55%  172,400       57.79%
(greater than) 60% and  (less than) =65%        178         5.51%    32,215,786          5.67%  180,988       62.92%
(greater than) 65% and  (less than) =70%        191         5.92%    34,400,113          6.05%  180,105       67.30%
(greater than) 70% and  (less than) =75%        313         9.70%    60,590,018         10.66%  193,578       72.84%
(greater than) 75% and  (less than) =80%        622        19.27%   126,280,127         22.21%  203,023       77.58%
(greater than) 80% and  (less than) =85%        401        12.42%    86,918,167         15.29%  216,754       81.04%
(greater than) 85% and  (less than) =90%        587        18.18%   118,590,098         20.86%  202,027       88.87%
(greater than) 90% and  (less than) =95%          0         0.00%             0          0.00%        0        0.00%
(greater than) 95% ......................         0         0.00%             0          0.00%        0        0.00%
                                                ---       ------    -----------        ------   -------       -----
   Total .................................    3,228       100.00%   568,560,383        100.00%  176,134       71.67%
                                              =====       ======    ===========        ======   =======       =====

                   HOUSING LOANS BY MORTGAGE INSURER AND LVR
                           PMI MORTGAGE INSURANCE LTD





                                                        % OF TOTAL                      % OF     AVERAGE
                                            NUMBER OF     NO. OF     DOLLAR AMOUNT    TOTAL $    BALANCE    WGT AVG
                                              LOANS        LOANS            A$         AMOUNT       A$       LVR %
                                           ----------- ------------ --------------- ----------- --------- -----------
(less than) =20%  ........................      15         11.81%         390,333        2.12%   26,022       10.93%
(greater than) 20% and  (less than) =25%         4          3.15%         470,323        2.55%  117,581       21.97%
(greater than) 25% and  (less than) =30%         4          3.15%         907,924        4.93%  226,981       28.31%
(greater than) 30% and  (less than) =35%         4          3.15%         510,245        2.77%  127,561       33.90%
(greater than) 35% and  (less than) =40%         2          1.57%         163,155        0.89%   81,578       37.07%
(greater than) 40% and  (less than) =45%         3          2.36%         283,474        1.54%   94,491       40.50%
(greater than) 45% and  (less than) =50%         4          3.15%         358,258        1.94%   89,565       47.68%
(greater than) 50% and  (less than) =55%         3          2.36%         584,164        3.17%  194,721       51.78%
(greater than) 55% and  (less than) =60%         9          7.09%       1,344,738        7.30%  149,415       57.11%
(greater than) 60% and  (less than) =65%         8          6.30%       1,253,438        6.80%  156,680       62.87%
(greater than) 65% and  (less than) =70%         8          6.30%       1,353,475        7.35%  169,184       67.28%
(greater than) 70% and  (less than) =75%        16         12.60%       2,717,446       14.74%  169,840       72.46%
(greater than) 75% and  (less than) =80%        21         16.54%       3,020,347       16.39%  143,826       76.86%
(greater than) 80% and  (less than) =85%        18         14.17%       3,381,391       18.35%  187,855       81.05%
(greater than) 85% and  (less than) =90%         8          6.29%       1,686,512        9.15%  210,814       88.39%
(greater than) 90% and  (less than) =95%         0          0.00%               0        0.00%        0        0.00%
(greater than) 95% ......................        0          0.00%               0        0.00%        0        0.00%
                                                --        ------        ---------      ------   -------       -----
   Total .................................     127        100.00%      18,425,223      100.00%  145,080       66.29%
                                               ===        ======       ==========      ======   =======       =====




                   HOUSING LOANS BY MORTGAGE INSURER AND LVR
                            COMMONWEALTH OF AUSTRALIA





                                                                                                          AVERAGE

                                              NUMBER OF     TOTAL NO.     DOLLAR AMOUNT      TOTAL $      BALANCE      WGT AVG
                                                LOANS        OF LOANS            A$           AMOUNT         A$         LVR %
                                             -----------   -----------   ---------------   -----------   ---------   ----------
(less than) =20%  ........................         7           23.33%         226,239          10.79%     32,320         8.97%
(greater than) 20% and  (less than) =25%           5           16.67%         285,283          13.61%     57,057        23.23%
(greater than) 25% and  (less than) =30%           2            6.67%          68,357           3.26%     34,179        28.73%
(greater than) 30% and  (less than) =35%           1            3.33%          47,972           2.29%     47,972        34.26%
(greater than) 35% and  (less than) =40%           4           13.33%         566,740          27.03%    141,685        37.40%
(greater than) 40% and  (less than) =45%           2            6.67%         102,832           4.90%     51,416        41.63%
(greater than) 45% and  (less than) =50%           0            0.00%               0           0.00%          0         0.00%
(greater than) 50% and  (less than) =55%           2            6.67%         160,359           7.65%     80,180        51.90%
(greater than) 55% and  (less than) =60%           4           13.33%         314,777          15.01%     78,694        57.68%
(greater than) 60% and  (less than) =65%           0            0.00%               0           0.00%          0         0.00%
(greater than) 65% and  (less than) =70%           0            0.00%               0           0.00%          0         0.00%
(greater than) 70% and  (less than) =75%           2            6.67%         217,735          10.39%    108,868        72.62%
(greater than) 75% and  (less than) =80%           0            0.00%               0           0.00%          0         0.00%
(greater than) 80% and  (less than) =85%           0            0.00%               0           0.00%          0         0.00%
(greater than) 85% and  (less than) =90%           1            3.33%         106,304           5.07%    106,304        87.14%
(greater than) 90% and  (less than) =95%           0            0.00%               0           0.00%          0         0.00%
(greater than) 95% ......................          0            0.00%               0           0.00%          0         0.00%
                                                   -          ------          -------         ------     -------        -----
   Total .................................        30          100.00%       2,096,598         100.00%     69,887        42.59%
                                                  ==          ======        =========         ======     =======        =====

                      HOUSING LOANS BY CURRENT COUPON RATES



                                                            % OF TOTAL                      % OF     AVERAGE
                                                NUMBER OF     NO. OF     DOLLAR AMOUNT    TOTAL $    BALANCE    WGT AVG
                                                  LOANS        LOANS            A$         AMOUNT       A$       LVR %
                                               ----------- ------------ --------------- ----------- --------- -----------
(less than) =5.00  ...........................       29         0.32%       4,483,157        0.29%  154,592       78.39%
(greater than) 5.00% and  (less than) =5.50%      1,013        11.20%     183,577,140       11.70%  181,221       70.09%
(greater than) 5.50% and  (less than) =6.00%      3,117        34.47%     586,038,435       37.35%  188,014       71.50%
(greater than) 6.00% and  (less than) =6.50%      2,408        26.63%     408,339,568       26.02%  169,576       73.88%
(greater than) 6.50% and  (less than) =7.00%      1,121        12.40%     178,165,611       11.35%  158,935       63.22%
(greater than) 7.00% and  (less than) =7.50%        951        10.52%     145,451,333        9.27%  152,946       61.63%
(greater than) 7.50% and  (less than) =8.00%        252         2.79%      38,346,410        2.44%  152,168       66.10%
(greater than) 8.00% and  (less than) =8.50%         87         0.96%      13,886,611        0.88%  159,616       72.27%
(greater than) 8.50% and  (less than) =9.00%         18         0.20%       4,429,855        0.28%  246,103       71.13%
(greater than) 9.00% ........................        46         0.51%       6,742,694        0.43%  146,580       69.49%
                                                  -----       ------      -----------      ------   -------       -----
   Total .....................................    9,042       100.00%   1,569,460,814      100.00%  173,575       69.99%
                                                  =====       ======    =============      ======   =======       =====


                 HOUSING LOANS BY MONTHS REMAINING TO MATURITY






                                                                 % OF TOTAL                      % OF     AVERAGE
                                                     NUMBER OF     NO. OF     DOLLAR AMOUNT    TOTAL $    BALANCE    WGT AVG
                                                       LOANS        LOANS            A$         AMOUNT       A$       LVR %
                                                    ----------- ------------ --------------- ----------- --------- ----------
(less than) = 144 months  .........................        0         0.00%               0        0.00%        0       0.00%
(greater than)  144 and  (less than) = 156 months          5         0.06%         333,834        0.02%   66,767      45.23%
(greater than)  156 and  (less than) = 168 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  168 and  (less than) = 180 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  180 and  (less than) = 192 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  192 and  (less than) = 204 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  204 and  (less than) = 216 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  216 and  (less than) = 228 months         43         0.48%       4,337,782        0.28%  100,879      39.53%
(greater than)  228 and  (less than) = 240 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  240 and  (less than) = 252 months        300         3.32%      31,976,872        2.04%  106,590      57.98%
(greater than)  252 and  (less than) = 264 months        777         8.59%      93,611,650        5.96%  120,478      63.34%
(greater than)  264 and  (less than) = 276 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  276 and  (less than) = 288 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  288 and  (less than) = 300 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  300 and  (less than) = 312 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  312 and  (less than) = 324 months        839         9.28%     143,349,684        9.13%  170,858      66.00%
(greater than)  324 and  (less than) = 336 months          0         0.00%               0        0.00%        0       0.00%
(greater than)  336 and  (less than) = 348 months      3,285        36.33%     593,062,041       37.79%  180,536      71.04%
(greater than)  348 and  (less than) = 360 months      3,793        41.95%     702,788,951       44.78%  185,286      71.54%
(greater than)  360 months .......................         0         0.00%               0        0.00%        0       0.00%
                                                       -----       ------      -----------      ------   -------      -----
   Total ..........................................    9,042       100.00%   1,569,460,814      100.00%  173,575      69.99%
                                                       =====       ======    =============      ======   =======      =====

                       INTERSTAR RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

     The housing loans included in the assets of the trust were originated by Interstar Securities (Australia) Pty Limited from loan applications received through its national network of independent accredited mortgage brokers and funded by the sellers as described above. The mortgage brokers will receive an originator's fee for approved loans, which will equal a portion of the interest payments on the housing loans, throughout the term of such approved housing loan. Interstar Securities (Australia) Pty Limited accepts applications for both the purchase of acceptable residential security properties and the refinance of existing housing loans.

APPROVAL AND UNDERWRITING PROCESS

     Each lending service officer must attend ongoing in-house training courses conducted by Interstar Securities (Australia) Pty Limited. This program covers the duties, requirements and office procedures expected of each lending service officer with particular emphasis on regulatory matters such as the Consumer Credit Legislation and the Privacy Act. The lending service officer's performance is constantly monitored and reviewed by his or her superiors to ensure the maintenance of quality in the underwriting process. As part of his or her ongoing review, the lending service officer is also provided with further staff training particularly highlighting any changes to information technology or legislative aspects that would impact on the day to day operation of the business.

     Housing loan applications are assessed by a lending service officer and where an application is outside the current authority of the lending service officer or the file has been declined it is referred to the lending service officer's immediate superior for review. Where it is considered appropriate, approval may be granted subject to the provision of further information.

     All housing loan applications, including the applications relating to the housing loans included in the assets of the trust, must satisfy Interstar Securities (Australia) Pty Limited's credit policy and procedures described in this section. Interstar Securities (Australia) Pty Limited, like lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. All borrowers must satisfy Interstar Securities (Australia) Pty Limited's underwriting criteria described in this section. Borrowers are not charged different rates of interest based on their credit quality.

     The approval process consists of determining the value of the proposed security property, verifying the borrower's financial and credit history details and ensuring these details satisfy Interstar Securities (Australia) Pty Limited's underwriting criteria. The initial assessment of the applicant is conducted by the mortgage broker on behalf of Interstar Securities (Australia) Pty Limited, with the application then being submitted for approval, to Interstar Securities (Australia) Pty Limited based upon it meeting satisfactory credit standards. Approval of the loan application is at the total discretion of Interstar Securities (Australia) Pty Limited.

     All proposed security properties are required to be valued, subject to a number of exceptions, by a valuer approved by Interstar Securities (Australia) Pty Ltd. See "Description of the Assets of the Trust -- Representations, Warranties and Eligibility Criteria". The valuer must be a current member of the Australian Property Institute, have at least 5 years experience in the geographical area in which the proposed security property is situated and have the necessary professional indemnity insurance policy in force.

     The valuation report must include the following details:

     o    the age, condition and size of the security property;

     o    comparable sale prices to other properties;

     o    the cost of any repair work required to the security property;

     o    the insurance replacement value of the security property; and

     o any environmental factor that would have an adverse effect on the value of the security property.

     Where a valuation is not required, a copy of the stamped executed contract of sale confirming actual purchase price of the property must be provided prior to settlement.

     Where more than one property is provided as security, the combined value of the properties is taken into account.

     Verification of an applicant's information is central to the approval process. The mortgage broker obtains such information as tax returns, employer confirmation letter, credit checks and a full and detailed current assets and liabilities statement. This information is then submitted to Interstar Securities (Australia) Pty Limited for assessment within its current lending criteria.

     The prospective borrower must have a satisfactory credit history, stable employment, evidence of a genuine savings pattern and a minimum 5% deposit in genuine savings. Gifts, inheritance and money borrowed from other sources are not genuine savings and are not considered as part of the minimum "5% deposit" requirement.

     Interstar Securities (Australia) Pty Limited requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses of the borrower and all dependents and the proposed housing loan. To further safeguard that the borrower has the capacity to meet all of his or her commitments, the assessment of the home loan application is calculated at a rate 2% higher than the applicable rate.

     Upon acceptance of the loan application by Interstar Securities (Australia) Pty Limited, mortgage insurance coverage must be obtained by the borrower. All loans through Interstar Securities (Australia) Pty Limited must have 100% mortgage insurance coverage with the appropriate cash flow cover. This mortgage insurance coverage remains in force from the date of settlement until the earliest of discharge, full repayment of the housing loan or payment of a claim. Full details of the mortgage insurance companies and their respective ratings are set out separately in this prospectus.

     All borrowers in respect of housing loans are natural persons or corporations. Housing loans to corporations may also be secured by guarantees from directors. Guarantees may also be obtained in other circumstances.

     Upon acceptance of the risk by the mortgage insurer, Interstar Securities (Australia) Pty Limited then instructs one of its panel solicitors or settlement agents to prepare the necessary mortgage documentation and forward same to the borrower for execution. The mortgage documents comprise of a loan agreement document together with a general terms and conditions booklet. Upon receipt of the executed mortgage documentation, certification of title will then occur and settlement will take place. Upon settlement, the mortgage is registered and the documents stored in the safe custody of the issuer trustee. A condition of settlement is that the mortgagor establish and maintain full replacement property insurance on the security property for the term of the housing loan.

     Interstar Securities (Australia) Pty Limited's credit policies and approval procedures are subject to constant review. Improvements in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

GENERAL FEATURES OF THE HOUSING LOANS

     The housing loans may consist of one or more of the following types:


Name of Housing Loan        General Characteristics of Housing Loan

Interstar "Premium"         Amortizing principal and interest repayment (P&I) loans with an
Access Account              interest rate variable at the discretion of the servicer and incorporating limited "redraw" facilities that will be available
                            to borrowers only at the sole discretion of the
                            trust manager.

Interstar "Fix'n Float"     Amortizing "P&I" loans with an interest rate fixed for a
Access Account              specific initial period of up to five years after which the interest rate converts to a variable rate at the discretion of the servicer.

Interstar "IO Float"        Non-amortizing loans requiring interest only repayments by the
Access Account              borrowers for a specific initial period of up to ten years with an interest rate variable at the discretion of the
                            servicer. At the expiration of the initial period
                            the loans convert to the standard amortizing "P&I"
                            loans with an interest rate variable at the
                            discretion of the servicer.

Interstar "IO Fixed"        Non-amortizing loans requiring interest only repayments by the
Access Account              borrowers for a specific initial period of up to five years with an interest rate fixed for this initial period. At the expiration of the initial period the loans convert to the
                            standard amortizing "P&I" loans with an interest rate
                            variable at the discretion of the servicer.

Interstar "Gold"            Amortizing line of credit "P&I" loans with an interest rate variable at
Access Account              the discretion of the servicer, and incorporating facilities that allow borrowers to:

                            o    draw funds up to a pre-determined amortizing limit;
                            o    repay some or all of those funds; and
                            o    redraw those funds again up to the then-current amortized limit subject always to such right to redraw funds being
                                 at the absolute discretion of the servicer, during
                                 the life of the loan facility.

Interstar "Split"           A combined facility which:
Access Account

                             o  as to a specified dollar proportion of the facility has the general characteristics of one type of housing loan as referred to above;
                                and
                             o  as to the remaining dollar proportion of the facility has the general characteristics of another type of housing loan as referred to above.


     Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan the servicer may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

SPECIAL FEATURES OF THE HOUSING LOANS


REDRAWS

     Most housing loans, excluding fixed rate loans, provide borrowers with a facility which allows borrowers to be provided with redraws. These redraws may be accessed by way of direct credit to the relevant borrower's nominated bank account, by electronic funds transfer or by check payments. This facility is provided to a borrower at the absolute discretion of the servicer.

     If a borrower makes any repayments under its housing loan which are in addition to those that he or she is legally obliged to make under the terms of the housing loan agreement then the issuer trustee must provide a redraw of principal repayments made in excess of the scheduled principal repayments to the borrower, upon being so directed by the trust manager in its absolute discretion, and subject to the trust manager certifying to the issuer trustee that:



     o the redraw to be provided to the borrower together with the current Unpaid Balance of the housing loan will not exceed the scheduled balance of the housing loan;



     o after allowing for all payments which the issuer trustee is then required to make or which the trust manager reasonably expects that the issuer trustee will be required to make, there is or will be sufficient cash in the assets of the trust for the issuer trustee to provide that redraw; and



     o the housing loan is not in arrears at the time of the request for the redraw by the borrower.

     A redraw will not result in the housing loan being removed from the trust.

DIRECT DEBIT AUTHORITY

     The servicer has arranged for the borrowers to execute a direct debit authority so that payments under the borrower's mortgage loan will be directly debited from the borrower's designated checking account. In certain cases the servicer has arranged for National Australia Bank Limited to provide checking account and direct entry paperless services in order to offer borrowers an expanded range of financial services that are directly linked to the borrower's mortgage loan account. The provision of these facilities has been documented in a Check Deposit and Direct Paperless Entry Facilities Agreement between National Australia Bank Limited, the servicer and the issuer trustee. All mortgage loan payments deducted from a borrower's checking account, whether with National Australia Bank Limited, another bank or other financial institutions, will be credited to a trust account in Perpetual Trustees Victoria Limited's name established with National Australia Bank Limited.

PAYMENT HOLIDAY

     There is no provision for payment holidays to be granted to borrowers in circumstances where excess principal has been repaid by the borrowers.

EARLY REPAYMENT

     Partial repayments, or early repayments, can be made by borrowers in respect of all housing loans, excluding fixed rate loans. Early repayment fees will apply if a borrower:

     o repays 50% or more of the principal balance of the housing loan in the first year of its term; or

     o    discharges the housing loan within the first 5 years of its term.

INTEREST RATE SWITCHING

     A borrower may elect, in respect of a housing loan, to switch from a variable rate of interest to a fixed rate of interest at any time, provided that the relevant housing loan will bear a fixed rate of interest for a maximum period of 5 years. While the interest rate of the housing loan remains fixed, the borrower is not entitled to make any additional principal repayments, and the payments from the borrower will consist solely of interest or, in the case of the Interstar "Fix'n Float" Access Account, principal and interest. At the end of that period, the housing loan will bear a variable rate of interest and principal repayments will recommence, calculated to ensure that the entire loan balance is repaid in full no later than the maturity date of the mortgage, unless the relevant mortgage insurer so approves and the trust manager offers a further fixed rate of interest in relation to the housing loan and such rate is accepted by the relevant borrower.

ADDITIONAL FEATURES

     As part of its policy of continuous loan product improvement and development, the servicer may from time to time offer additional features and products not referred to in this prospectus. Before doing so, the servicer must ensure that the introduction of any additional features and/or products would not affect any relevant mortgage insurance policy and would not cause the downgrade or withdrawal of the rating of any notes.

                         THE MORTGAGE INSURANCE POLICIES

GENERAL



     Each housing loan acquired by the trust will be insured by one of PMI Indemnity Limited -- formerly CGU Lenders Mortgage Insurance Limited -- GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, the Commonwealth of Australia, PMI Mortgage Insurance Ltd or Royal & Sun Alliance Lenders Mortgage Insurance Limited. The mortgage insurance policy in relation to each housing loan is provided by the mortgage insurer at the time that the housing loan is originated. The issuer trustee is the insured party under each mortgage insurance policy in respect of each housing loan. The insurance provided under each mortgage insurance policy covers 100% of the principal balance and any unpaid interest on the housing loan insured regardless of the LVR of that housing loan. This section is a summary of the general provisions of the mortgage insurance policies.



CERTAIN PROVISIONS OF MORTGAGE INSURANCE POLICIES


RESTRICTIONS AND CANCELLATION

     The amount recoverable under each mortgage insurance policy will generally be:

     o    the whole of the loan amount due under the housing loan;

     o any reasonable expenses incurred in enforcing the housing loan and any mortgage and/or guarantee securing that housing loan;

     o any unpaid interest calculated at the interest rate applicable if interest is paid on the due date; and

     o the timely payment for a period of at least 12 months after the date upon which a claim is made under that contract of interest payments under the housing loan which remain outstanding for a period of 14 days.

     The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the issuer trustee may reduce amounts payable by the insurer under a mortgage insurance policy.

     There are a number of requirements and restrictions imposed on the insured under each mortgage insurance policy which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the mortgage insurance policy, these may include:

     o the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

     o the relevant mortgage, the relevant housing loan or a guarantee or indemnity relating to the housing loan ceasing to be effective;

     o if there is a material omission or misstatement by the insured in relation to the policy;

     o that any premium is not paid when due or within the relevant grace period, if any;

     o    if there is physical damage to the relevant mortgaged property;

     o    a breach by the insured of the policy; and

     o certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

EXCLUSIONS

     A mortgage insurance policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence and contamination.

UNDERTAKING

     Under a mortgage insurance policy, the insured may have an obligation to, among other things:

     o    report arrears or other defaults on the relevant housing loan;

     o    report amounts outstanding under that relevant housing loan;

     o report procedures being taken in respect of a defaulted housing loan, including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property;

     o    make all claims within a particular period and in a particular form;
          and

     o ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.

PERIOD OF COVER

     All mortgage insurance policies provide cover with effect from the date of settlement of a housing loan until the discharge, the full repayment of the housing loan or payment of a claim, whichever is the earliest. See "Interstar Residential Loan Program -- Approval and Underwriting Process".

VARIATIONS

     Variations in respect of a mortgage insurance policy may be made with the approval of the relevant mortgage insurer.

VARIANCE BETWEEN POLICIES

     Each mortgage insurance policy has different provisions. The above is a summary of certain provisions -- some may not relate to, or may differ from, a particular mortgage insurance policy.

TRUST MANAGER UNDERTAKINGS WITH RESPECT TO INSURANCE POLICIES

     Under the series notice, the trust manager undertakes:

     o not to take any action in respect of a housing loan which is contrary to the terms of any mortgage insurance policy without the approval of the relevant mortgage insurer; and

     o to take such steps as are reasonably available to it to ensure that a mortgage insurer is not relieved from its liability under a mortgage insurance policy.

DESCRIPTION OF THE MORTGAGE INSURERS


PMI INDEMNITY LIMITED -- FORMERLY CGU LENDERS MORTGAGE INSURANCE LIMITED

     PMI Indemnity Limited, previously named CGU Lenders Mortgage Insurance Limited, was formed in 1971 as a specialist insurer to provide mortgage lenders with protection against loss arising from borrower default. PMI Indemnity Limited currently insures approximately 225,253 mortgage loans in excess of A$25.1 billion. The business address of PMI Indemnity Limited is Level 23, 50 Bridge Street, Sydney, New South Wales, Australia.

     On September 14, 2001 the acquisition by PMI Mortgage Insurance Australia (Holdings) Pty Ltd of CGU Lenders Mortgage Insurance Limited was completed. CGU Lenders Mortgage Insurance Limited changed its name to PMI Indemnity Limited on September 14, 2001.

     PMI Indemnity Limited's ability to meet claims under its mortgage insurance policies is, in addition to its capital and reserves, supported by reinsurance contracts with international reinsurance companies. These contracts are reviewed annually and the level of cover provided complies with the Australian Prudential Regulation Authority's conditions of authorization.

     As of December 31, 2001, PMI Indemnity Limited had total assets of A$171 million, shareholders' equity of A$89 million and statutory reserves -- claims equalization reserve -- of A$34 million. PMI Indemnity Limited has a financial strength rating of Aa3 by Moody's, AA by Fitch, and AA- by S&P. Since September 14, 2001, PMI Indemnity Limited's obligations to its policyholders have been managed by PMI Mortgage Insurance Ltd. PMI Indemnity Limited will cease, except for increased advances on current insurance in force, writing new business from July 1, 2002. Insurance in force as at July 1, 2002 will be maintained.

PMI MORTGAGE INSURANCE LTD

     PMI Mortgage Insurance Ltd ("PMI"), previously known as MGICA Ltd., has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. PMI insures approximately 408,750 mortgage loans in excess of A$46.6 billion. The business address of PMI is Level 23, 50 Bridge Street, Sydney, New South Wales Australia.

     PMI's parent is PMI Mortgage Insurance Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. that is a subsidiary of The PMI Group Inc. PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States currently having claims paying ability ratings of AA+ by S&P and Fitch and Aa2 by Moody's.

     As of December 31, 2001, PMI Mortgage Insurance Ltd had total assets of A$434 million, shareholders' equity of A$230 million and statutory reserves -- claims equalization reserve -- of A$66 million. PMI Mortgage Insurance Ltd has a financial strength rating by S&P of AA, by Fitch of AA and by Moody's of Aa3.



GE CAPITAL MORTGAGE INSURANCE CORPORATION (AUSTRALIA) PTY LTD AND
COMMONWEALTH OF AUSTRALIA


     Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority established under the Housing Loans Insurance Act 1965 and was, prior to its abolition, Australia's leading lenders' mortgage insurer with approximately 50% of the Australia lenders' mortgage insurance market.

     On December 12, 1997, the Commonwealth Government:

     o transferred the liabilities of Housing Loans Insurance Corporation in relation to contracts of insurance entered into by Housing Loans Insurance Corporation before December 12, 1997 to the Commonwealth Government;

     o appointed a new corporation, Housing Loans Insurance Corporation Ltd, ABN 61 071 466 334, which has since changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

     o sold Housing Loans Insurance Corporation Pty Ltd to GE Capital Australia Ltd, ABN 60 008 562 534, an indirect wholly-owned subsidiary of the General Electric Company, a corporation chartered under the laws of the State of New York with its corporate headquarters in Fairfield, Connecticut.

     Housing Loans Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd as of February 14, 2000.



     GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, ABN 52 081 448 440, commenced operations in March 1998. Along with GE Mortgage Insurance Pty Ltd, it is a wholly-owned subsidiary of GE Capital Australia Limited, whose ultimate parent is General Electric Company. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is currently rated AAA by S&P and Aaa by Moody's. General Electric Company is the indirect owner of lenders' mortgage insurance businesses in the United States, United Kingdom, Canada and Australia which collectively insured over US$165 billion of loans worldwide.

     As of December 31, 2001, GE Mortgage Insurance Pty Ltd had total assets of A$212.5 million, shareholders' equity of A$94.7 million and statutory reserves -- claims equalization reserve -- of A$19.8 million. GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of AAA by S&P and Fitch and Aa1 by Moody's.

     As of December 31, 2001, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$375.2 million, shareholders' equity of A$172.2 million and statutory reserves -- claims equalization reserve -- of A$8.8 million. GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd currently has a claims paying ability rating of AA by S&P and Fitch and Aa2 by Moody's.



     The Commonwealth of Australia currently has a local currency rating of AAA by S&P and Fitch and Aaa by Moody's.



     The business address of GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, 259 George Street, Sydney, New South Wales.



ROYAL & SUN ALLIANCE LENDERS MORTGAGE INSURANCE LIMITED

     Following the merger of Sun Alliance Australia and Royal Insurance Australia in 1992, Sun Alliance Mortgage Insurance Limited became known as Royal & Sun Alliance Lenders Mortgage Insurance Limited. It has been operating in the lenders' mortgage insurance market in Australia since 1989.

     Following the merger, Royal & Sun Alliance Lenders Mortgage Insurance Limited business displayed solid and profitable growth. It operates within a Strategic Business Unit of the General Insurances Division of the Royal & Sun Alliance Australia group. Royal & Sun Alliance Lenders Mortgage Insurance Limited is a subsidiary of Royal and Sun Alliance Insurance Australia Limited, which is one of the 5 largest insurers in Australia.

     As of December 31, 2000, Royal and Sun Alliance Lenders Mortgage Insurance Limited held assets of A$464 million and it had shareholders' equity of A$270 million, including statutory reserves -- claims equalization reserve -- of A$48 million. Royal and Sun Alliance Lenders Mortgage Insurance Limited has a claims paying ability rating of AA- by S&P and Fitch and A2 by Moody's.

     The business address of Royal & Sun Alliance Lenders Mortgage Insurance Limited is 465 Victoria Avenue, Chatswood, New South Wales, Australia.

                          THE TITLE INSURANCE POLICIES

COVER

     Some housing loans that are acquired may be secured by mortgages which will be the subject of a title insurance policy. Title insurance provides 100% coverage for losses arising, among other things, as a result of a relevant mortgage:

     o    being subject to any prior encumbrance;

     o    not being validly registered; or

     o    being invalid or unenforceable.

     The issuer trustee will be the insured party under each title insurance policy in respect of each mortgage securing a housing loan.

     The insurer for any housing loan insured under a title insurance policy will be:

     o    First American Title Insurance Company of Australia Pty Limited; or



     o any other entity approved from time to time by the trust manager and which each rating agency has confirmed will not cause a downgrade or withdrawal of the rating of any note.



     The trust manager will undertake:

     o not to take any action in respect of a housing loan where such action would be contrary to the terms of the title insurance policy covering that housing loan unless it is approved by the relevant title insurer; and

     o to take such steps as are reasonably available to it to ensure that a title insurer is not relieved from its liability under its title insurance policy.

PERIOD OF COVER

     The title insurance policy in respect of each mortgage securing a housing loan commences on the date that the relevant title insurance policy for that mortgage is issued and continues for so long as:

     o    the issuer trustee owns the relevant mortgage;

     o the issuer trustee retains an estate or interest in the relevant mortgage; or

     o the issuer trustee, as a mortgagee exercising its power of sale, has a liability to a purchaser regarding the title to the land under a contract of sale for the land or the issuer trustee holds a debt secured by a mortgage given to the issuer trustee by a purchaser of the land.

     The policy also continues to provide protection if:

     o the issuer trustee acquires all or part of the estate or interest in the relevant property by foreclosure or any other legal manner which discharges the relevant mortgage;

     o    a successor acquires an interest in the relevant mortgage; or

     o a successor acquires the relevant mortgage or the estate or interest in the relevant property by operation of law and not purchase.

REFUSAL OR REDUCTION IN CLAIM

     Title insurance policies may not provide cover, or may provide a reduced amount of cover, for losses arising as a result of, among other things:

     o any material misstatement, omission or misrepresentation in connection with obtaining the policies; or

     o    any material breach of the terms and conditions of the policies.

EXCLUSIONS

     The title insurer will not provide cover under the title insurance policy resulting from, among other things:

     o restrictions or rights that are noted on the title to the land on the policy date;

     o the existence of laws which restrict or prohibit the use of the land or the breach of those laws;

     o    environmental contaminants or hazardous waste under the land;

     o    native title claims in relation to the land;

     o    risks which:

          o    the insured at any time created, allowed or agreed to;

          o were known to the insured but not to the title insurer on or prior to the policy date;

          o    cause no loss to the insured;

          o come into existence or are recorded in any public records after the date upon which the relevant mortgage is registered; or

          o result in any loss of priority because the insured makes further advances despite knowing the existence of subsequent charges;

     o if the relevant mortgage is or is claimed to be unenforceable or otherwise affected because the insured failed to comply with or breached the Consumer Credit Legislation or laws relating to the doing of business and the providing of credit; or

     o if the insured is liable to pay compensation, penalties etc to any person because the insured failed to comply with or breached any credit laws.

DESCRIPTION OF TITLE INSURER

     The title insurer is a subsidiary of First American Title Insurance Company, a specialist title insurer. The parent company was founded over 110 years ago and has revenues approaching US$3 billion and more than 18,000 employees operating in the United States, Canada, the United Kingdom and Australia.

     First American Title Insurance Company is publicly traded on the New York Stock Exchange through its holding company, the First American Financial Corporation.

                        DESCRIPTION OF THE CLASS A2 NOTES

GENERAL


     The issuer trustee will issue the Class A2 notes on the closing date pursuant to a direction from the trust manager to the issuer trustee to issue the notes and the terms of the master trust deed, the series notice and the note trust deed. The notes will be governed by the laws of New South Wales, Australia. The following summary describes the material terms of the Class A2 notes. The summary does not purport to be complete and is subject to the terms and conditions of the transaction documents, the fixed-floating rate swap and the currency swap.


FORM OF THE CLASS A2 NOTES

BOOK-ENTRY REGISTRATION


     The Class A2 notes will be issued only in registered book-entry form in minimum denominations of US$100,000 and multiples of US$1,000 in excess of that amount. Unless definitive notes are issued, all references to actions by the Class A2 noteholders will refer to actions taken by The Depository Trust Company
(DTC) upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Class A2 noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A2 notes in accordance with DTC's procedures.


     Class A2 noteholders may hold their interests in the notes through DTC, in the United States, or through Clearstream Banking, societe anonyme (CLEARSTREAM, LUXEMBOURG) or the Euroclear System (EUROCLEAR), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will be the registered noteholder of the Class A2 notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC has advised the trust manager and the underwriters that it is:

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking organization" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the United States Securities Exchange Act of 1934 (the EXCHANGE ACT).

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission (the SEC).

     Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

     Purchases of Class A2 notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Class A2 notes on DTC's records. The ownership interest of each actual Class A2 noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Class A2 noteholders will not receive written confirmation from DTC of their purchase. However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the Class A2 notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Class A2 noteholders. Class A2 noteholders will not receive notes representing their ownership interest in offered notes unless use of the book-entry system for the Class A2 notes is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the Class A2 notes; DTC's records reflect only the identity of the DTC participants to whose accounts the Class A2 notes are credited, which may or may not be the actual beneficial owners of the Class A2 notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Class A2 noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Class A2 notes are credited on the record date, identified in a listing attached to the proxy.

     Principal and interest payments on the Class A2 notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Class A2 noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee, the principal paying agent or the Luxembourg paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Class A2 noteholders is the responsibility of DTC participants and indirect participants.

     DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

     According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

     Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 40 currencies, including U.S. dollars.

     Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the EUROCLEAR OPERATOR. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System". These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the Class A2 notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a Class A2 noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A2 notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE NOTES

     Notes issued in definitive form are referred to in this prospectus as "definitive notes". Class A2 notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

     o the principal paying agent advises the trust manager in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the Class A2 notes, and the trust manager is not able to locate a qualified successor;

     o the issuer trustee, at the direction of the trust manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of the Class A2 notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the Class A2 noteholders.

     Definitive notes will be transferable and exchangeable at the offices of the note registrar, which is initially the principal paying agent located at 101 Barclay Street 21W New York, NY 10286. Definitive notes will also be transferable and exchangeable at the specified offices of the Luxembourg transfer agent. The Bank of New York (Luxembourg) S.A., with initial specified offices located at Aerogolf Center, 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg, has initially been appointed as the Luxembourg transfer agent. The note registrar and/or the Luxembourg transfer agent will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge.


     A definitive note may be transferred in whole or in part in an authorized denomination upon the surrender of the definitive note, at the office of the note registrar or the Luxembourg transfer agent, together with the form of transfer endorsed on it duly completed and executed.



     Neither the note registrar nor the Luxembourg transfer agent shall be required to register the transfer or exchange of any definitive notes within 10 days preceding a quarterly payment date.



DISTRIBUTIONS ON THE NOTES


     Collections in respect of interest and principal will be received during each collection period. Collections include the following:

     o payments of interest, principal and fees, including prepayments of principal under the housing loans;

     o proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

     o amounts received under mortgage insurance policies and title insurance policies;

     o amounts received under the fixed-floating rate swap and the currency swap;

     o    income in respect of authorized investments of the trust; and

     o    interest on amounts in the collection account.


     The issuer trustee will make payments on a monthly basis on each monthly payment date. On each quarterly payment date, the principal paying agent will distribute, indirectly through DTC and/or the depositaries, principal and interest, to the owners of the Class A2 notes as of the date which is 4 business days prior to that quarterly payment date if the Class A2 notes are held in book-entry form, or, if the Class A2 notes are held in definitive form, the last day of the prior calendar month. Payments on the definitive notes will be made to the Class A2 noteholder of record by US$ check drawn on a bank in New York City and either mailed to the address of the Class A2 noteholder shown on the register as of 4:00 pm Melbourne time on the date that is four business days before the quarterly payment date or transferred to a US$ account maintained by the Class A2 noteholder with a bank in New York City.


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

KEY DATES AND PERIODS


     The following are the relevant dates and periods for the allocation of cashflows and their payments.



COLLECTION PERIOD .............. with respect to a monthly payment date, the period from, and including, the date which is 4 business days before the date that is one calendar month preceding that monthly payment date to, but excluding, the date which is 4 business days before that monthly payment date. However, the first and last collection periods are as follows:

                                 o  first: period from and excluding the initial cut-off date to and including July 31, 2002.

                                 o  last: period from and including the date which is 4 business days before the monthly payment date immediately prior to the final monthly payment date to and excluding the day which is 4 business days before that final monthly payment date.

INTEREST PERIOD ................ with respect to the A$ Interest Amount, the Class A1 and the
                                 Class B notes, each period from and including a monthly
                                 payment date to and excluding the next monthly payment date.
                                 However, the first and last Interest Periods for the A$ Interest
                                 Amount, the Class A1 and the Class B notes are as follows:

                                 o  first: period from and including the closing date to and excluding the first monthly payment date.

                                 o  last: period from and including the monthly payment date prior to the earlier of the final maturity date and the date on which that note is redeemed in full to and excluding the final
                                    maturity date or the date on which that note is so redeemed.

                                with respect to each Class A2 note, each period from and including a quarterly payment date to and excluding the next quarterly payment date. However, the first and last Interest Periods for each
                                Class A2 note are as follows:

                                 o  first: period from and including the closing date to and excluding the first quarterly payment date.

                                 o  last: period from and including the quarterly payment date prior to the earlier of the final maturity date and the date on which that note is redeemed in full to and excluding the final
                                    maturity date or the date on which that note is so redeemed.

DETERMINATION DATE ............. with respect to a monthly or quarterly payment date, the date which is 2 business days before that monthly or quarterly payment date.

QUARTERLY PAYMENT DATE ......... the 7th day or, if the 7th day is not a business day, then the next business day of each of January, April, July and October. The first quarterly payment date will be in October 2002.

MONTHLY PAYMENT DATE ........... the 7th day or, or if the 7th day is not a business day, then the next business day of each calendar month. The first monthly payment date will be in August 2002.


EXAMPLE CALENDAR

The following example calendar for a quarter assumes that all relevant days are business days.

COLLECTION PERIOD ................. July 3rd to August 2nd

MONTHLY INTEREST PERIOD ........... July 7th to August 6th

DETERMINATION DATE ................ August 5th

MONTHLY PAYMENT DATE .............. August 7th

COLLECTION PERIOD ................. August 3rd to September 2nd

MONTHLY INTEREST PERIOD ........... August 7th to September 6th

DETERMINATION DATE ................ September 5th

MONTHLY PAYMENT DATE .............. September 7th

COLLECTION PERIOD ................. September 3rd to October 2nd

MONTHLY INTEREST PERIOD ........... September 7th to October 6th

DETERMINATION DATE ................ October 5th

QUARTERLY INTEREST PERIOD ......... July 7th to October 6th

MONTHLY PAYMENT DATE/QUARTERLY
 PAYMENT DATE ..................... October 7th

CALCULATION OF INCOME

     On each Determination Date, the trust manager will calculate the Income for the immediately preceding collection period.

INCOME

     INCOME for a collection period means all moneys, rights and property which is received by the issuer trustee during that collection period by way of interest or otherwise in the nature of income in respect of the authorized investments, including the housing loans, of the trust including:

     o amounts attributable to interest received under fixed-floating rate swaps and currency swaps;

     o    interest on income and any other moneys received;

     o amounts in the nature of, or attributable to, interest derived under a mortgage insurance policy or title insurance policy;

     o    interest and fees received from borrowers under the housing loans; and

     o break payments received from mortgage insurers or borrowers under the housing loans.



APPLICATION OF CAPITAL AND LIQUID AUTHORIZED INVESTMENTS TO AVAILABLE INCOME

     The trust manager must ensure that, subject to the paragraph below, the trust shall have Liquid Authorized Investments at any time not less than 1% of the A$ Equivalent of the outstanding principal amount of all notes at that time, or such other percentage as determined by the trust manager and confirmed by each rating agency. Such amount shall be known as the PRESCRIBED MINIMUM LEVEL. At closing, the Liquid Authorized Investments will be acquired with the net proceeds from the sale of the notes and will, to the extent necessary, be replenished on each monthly payment date with Mortgage Principal Repayments to the extent they are available as described below under "-- Mortgage Principal Repayments".



     If the trust manager determines on any Determination Date that the Income of the trust for the collection period ending immediately prior to that Determination Date is insufficient to meet the

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

Primary Expenses of the trust for that collection period, then the trust manager will direct the issuer trustee to apply, first, the Liquid Authorized Investments and, then, if the Liquid Authorized Investments are insufficient, the Capital of the trust, to cover such INCOME SHORTFALL to the extent available.

     Income received during a collection period and any Capital and Liquid Authorized Investments applied as described above will constitute AVAILABLE INCOME.



DISTRIBUTION OF AVAILABLE INCOME

     On each monthly payment date prior to the enforcement of the security trust deed, based on the calculations, instructions and directions provided to it by the trust manager on or before the date which is 2 business days before that monthly payment date, the issuer trustee must pay or cause to be paid out of the Available Income for the collection period ending immediately before that monthly payment date, the following amounts, which together constitute the PRIMARY EXPENSES, in the following order of priority:



     o first, an amount equal to the Accrued Interest Adjustment to each seller;

     o    second, any taxes payable in relation to the trust;


     o    third, in the following order of priority, in payment of:


               o    pro rata:

                    o    the issuer trustee's fee for the Collection Period;


                    o any fees payable to the note trustee for the collection period;

               o    pro rata:


                    o any fees payable pro rata to the paying agents for the Collection Period;

                    o any fees payable to the calculation agent for the Collection Period;

                    o the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the trust manager and the servicer -- in relation to the Collection Period;

                    o the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the trust manager and the servicer -- which the trust manager or the issuer trustee reasonably anticipates will be incurred prior to the next monthly payment date;

                    o the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the trust manager and the servicer -- not covered by the two previous bullet points above which have already been incurred prior to the monthly payment date but which have not previously been paid or reimbursed;

     o    fourth, pro rata:

               o    the trust manager's fee for the collection period; and

               o    the servicer's fee for the Collection Period;


     o    fifth, pro rata:

               o any amounts payable to the fixed-floating rate swap provider under the fixed-floating rate swap other than any break costs in respect of the termination of the fixed-floating rate swap;


               o any interest for the Interest Period ending on that monthly payment date to the Class A1 noteholders;

               o (1) the A$ Interest Amount for that monthly payment date, to the currency swap provider and any reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class A2 notes on the related quarterly payment date, and (2) in the event of the termination of the currency swap, an A$ amount the trust manager determines in good faith to be applied on that monthly payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class A2 notes on the related quarterly payment date, to the note trustee for purchase of U.S. dollars at the prevailing spot exchange rate in New York City to be applied towards payment of interest on the Class A2 notes on the related quarterly payment date; and

               o to the currency swap provider, any break costs payable to the currency swap provider under the currency swap other than in respect of the termination of the currency swap where the currency swap provider is the defaulting party, as such term is defined in the currency swap;

     o sixth, any interest for the Interest Period ending on that monthly payment date to the Class B noteholders; and


     o seventh, where any part of Capital has previously been applied by the issuer trustee to supplement an Income Shortfall, by application by the issuer trustee for the purposes of replenishment of the assets of the trust of an amount equal to the amount of Capital so applied.

     The issuer trustee shall only make a payment described in any of the preceding bullet points in this section to the extent that any Available Income remains from which to make the payment after amounts with priority to that payment have been fully paid.



ADDITIONAL INCOME PAYMENTS

     On each monthly payment date prior to the enforcement of the security trust deed, based on the calculations, instructions and directions provided to it by the trust manager, the issuer trustee must pay or cause to be paid out of any Income for the collection period available after paying the Primary Expenses referred to above plus the Liquid Authorized Investments.


     o    first, pro rata any break costs to:

          o the fixed-floating rate swap provider in respect of the termination of the fixed-floating swap; and

          o the currency swap provider in respect of the termination of the currency swap where the currency swap provider is the defaulting party, as such term is defined in the currency swap;

     o    second, pro rata any fees payable to the sellers; and

     o third, pro rata the balance, if any, to each holder of a residual income unit.

     The issuer trustee shall only make a payment described in any of the preceding bullet points in this section to the extent that any Income and Liquid Authorized Investments remain from which to make the payment after amounts with priority to that payment have been fully paid. Liquid Authorized Investments may only be used to make a payment described in any of the preceding bullet points if there is insufficient Income to make the payments in full and then, only to the extent that the application of Liquid Authorized Investments will not reduce the value of the Liquid Authorized Investments to less than the Prescribed Minimum Level.

INTEREST ON THE NOTES


CALCULATION OF INTEREST PAYABLE ON THE NOTES

     Up to, and including, the Step-Up Margin Date, the interest rate for the Class A2 notes for the related Interest Period will be equal to LIBOR on the related rate reset date plus a margin of [*]%. If the

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

issuer trustee has not redeemed all of the Class A2 notes by the Step-Up Margin Date then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR on the related rate reset date plus a margin of [*]%.

     The STEP-UP MARGIN DATE means the quarterly payment date falling in July 2009.

     Up to, and including, the Step-Up Margin Date, the interest rate for the Class B notes for a particular Interest Period will be equal to the Bank Bill Rate on the first day of that Interest Period plus a margin of [*]%. If the issuer trustee has not redeemed all of the Class B notes by the Step-Up Margin Date then the interest rate for a particular Interest Period commencing on or after that date will be equal to the Bank Bill Rate on the first day of that Interest Period plus a margin of [*]%.



     The interest rate for the Class A1 notes will be as specified on the date the Class A1 notes are issued. No Class A1 notes may be issued unless the rating agencies have confirmed that the issue of the Class A1 notes will not result in a reduction or withdrawal of the rating of any note outstanding.



     With respect to any monthly payment date or quarterly payment date, interest on the notes will be calculated as the product of:

     o the outstanding principal amount of such class as of the first day of the applicable Interest Period, after giving effect to any payments of principal made or to be made with respect to such class on such day; and

     o    the interest rate for such class of notes; and


     o a fraction, the numerator of which is the actual number of days in the applicable Interest Period and the denominator of which is 360 days for the Class A2 notes, or 365 days for the A$ Interest Amount, the Class A1 notes and the Class B notes.


     A note will bear interest until the date that note is finally redeemed. See "-- Final Redemption of Notes" below.



CALCULATION OF LIBOR


     On the second banking day in London and New York before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period. This will be the rate reset date.

PUBLICATION OF INTEREST RATE


     The principal paying agent shall publish the interest rate for each Interest Period and when applicable, any increase in the applicable margin, the amount payable in respect of each Class A2 note for such Interest Period and the relevant interest quarterly payment date in accordance with the notice provisions set forth under the heading "-- Notices" and inform the Luxembourg Stock Exchange as soon as possible after the determination of such rates, amounts and date. It is expected that publication will be made on or before the relevant quarterly payment date.


MORTGAGE PRINCIPAL REPAYMENTS

     On each Determination Date, the trust manager must determine the Mortgage Principal Repayments for the collection period ending immediately prior to that Determination Date.

     MORTGAGE PRINCIPAL REPAYMENTS for a collection period are all amounts received by the issuer trustee during that collection period in connection with a housing loan or mortgage securing that housing loan which are:

     o in respect of the repayment of any part of the principal outstanding under the housing loan;

     o any net receipts of a principal or capital nature received in respect of any enforcement or recovery proceedings in respect of the housing loan or mortgage securing that housing loan;

     o any net receipts of a principal or capital nature received under a mortgage insurance policy or title insurance policy in respect of the housing loan or mortgage securing that housing loan; and

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

     o any other amount received on, under or in relation to the housing loan or mortgage securing that housing loan and which is not Income.


     In addition, on the first quarterly payment date which is three months after the closing date, the balance of the prefunding account that has not been used to acquire or originate additional housing loans will be applied as Mortgage Principal Repayments as described below. See "Acquisition of Housing Loans after the Closing Date".


PRINCIPAL DISTRIBUTIONS



     On each monthly payment date prior to the enforcement of the security trust deed, in accordance with the calculations, instructions and directions provided to it by the trust manager and except to the extent the trust manager directs the issuer trustee that such moneys be applied or retained for Liquidity Purposes, as described below, the issuer trustee must distribute or cause to be distributed out of the Mortgage Principal Repayments in relation to the collection period ending immediately before that monthly payment date, and any Surplus Liquidity for the corresponding monthly payment date, the following amounts in the following order of priority:

     o first, to make up any Income Shortfall. See "-- Application of Capital and Liquid Authorized Investments to Available Income" above;


     o second, to Class A1 noteholders in payment of the Principal Amount of the Class A1 Notes until such time as the Class A1 notes have been redeemed in full;



     o third, an amount not to exceed the A$ Equivalent of the Currency Swap Notional Amount (1) prior to the termination of the currency swap, to the currency swap provider in payment of, for that monthly payment date, and any reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class A2 notes on the related quarterly payment date, and (2) in the event of the termination of the currency swap, to the note trustee for purchase of U.S. dollars at the spot exchange rate in New York City, to be applied towards payment of the Principal Amount of the Class A2 Notes on the related quarterly payment date, in each case until such time as all Class A2 notes have been redeemed in full;



     o fourth, to Class B noteholders in payment of the Principal Amount of the Class B notes until such time as the Class B notes have been redeemed in full; and

     o fifth, the balance, if any, as a distribution to the holder of the residual capital unit.



     The issuer trustee will only make a payment described in any of the preceding bullet points above in this section to the extent that any Mortgage Principal Repayments and Surplus Liquidity remain from which to make the payment after amounts with priority to that payment have been fully paid.



       LIQUIDITY PURPOSES includes:

     o the provision by the issuer trustee of redraws in the manner described under "Interstar Residential Loan Program -- Special Features of the Housing Loans -- Redraws" above;

     o the provision by the issuer trustee of advances to borrowers under housing loans which provide for a line of credit facility or revolving credit facility; and


     o replenishing Liquid Authorized Investments to maintain the Prescribed Minimum Level. See "-- Application of Capital and Liquid Authorized Investments to Available Income".


PAYMENTS INTO US$ ACCOUNT

     The principal paying agent shall open and maintain a US$ account into which the currency swap provider shall deposit on each quarterly payment date amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the trust manager or the servicer receives any amount denominated in US$ from the currency swap provider under the currency swap, they will also promptly pay that amount to the credit of the US$ account.

PAYMENTS OUT OF US$ ACCOUNT

     At the direction of the trust manager, the issuer trustee shall, or shall require that the principal paying agent, on behalf of the issuer trustee, distribute the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each quarterly payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

     o    interest on the Class A2 notes;

     o principal on the Class A2 notes, until their outstanding principal balance is reduced to zero.

NOTICES



     As long as the Class A2 notes are listed on the Luxembourg Stock Exchange, all notices relating to the Class A2 notes will, unless otherwise provided for by law or as provided in the following paragraph, be validly given if published in a leading newspaper having general circulation in the Grand Duchy of Luxembourg (which is expected to be the Luxembourg Wort); provided, however, that publishing such notices will not discharge any party's obligation to provide notices in any other way or to any person under the transaction documents, any fixed-floating rate swap or the currency swap. If publication in such manner is impracticable, notice will be published in a daily newspaper with general circulation in Europe. Notice will be deemed to have been given on the date of the first publication.

     Any notice to Class A2 noteholders specifying a quarterly payment date, an interest rate, interest payable, a principal payment -- or the absence of a principal payment -- and the Principal Amount of the Class A2 notes after giving effect to such payment, will be deemed to have been properly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or any other similar electronic reporting service as may be approved by the note trustee in writing and notified to Class A2 noteholders and, for as long as the Class A2 notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, if a copy of the notice is made available at the offices of the Luxembourg Paying Agent at The Bank of New York (Luxembourg) S.A. Aerogolf Center IA, Hoehenhof L-1736 Senningerberg Luxembourg and sent to the Luxembourg Stock Exchange. This notice will be considered to have been given on the first date on which it appears on the relevant electronic reporting service. If it is impossible or impracticable to give notice as stated in this paragraph, then notice of the matters discussed in this paragraph will be given in the manner stated in the paragraph above.



THE FIXED-FLOATING RATE SWAP



     The issuer trustee will in the future enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed-floating rate swap provider, if any fixed-rate housing loans are added to the housing loan pool or if a borrower converts a floating rate loan to a fixed rate loan, to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. The fixed-floating rate swap will cover the housing loans which bear a fixed rate of interest as of the applicable cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest.



     The issuer trustee will pay the fixed-floating rate swap provider on each monthly payment date an amount calculated by reference to the applicable fixed rate on the housing loans which are subject to a fixed rate of interest. The issuer trustee will also pay the fixed-floating rate swap provider all break fees from borrowers with fixed rate loans received during the related collection period.

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

     The issuer trustee will receive from the fixed-floating rate swap provider on each monthly payment date an amount calculated by reference to the Bank Bill Rate.

     The terms of the fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.

FIXED-FLOATING RATE SWAP DOWNGRADE

     If the fixed-floating rate swap provider's rating falls below:

     o    a short term credit rating of A-1 by S&P; or

     o a long term credit rating of A2 or a short term credit rating of P-1 by Moody's,

the fixed-floating rate swap provider must:

     o at its cost, novate its obligations to a replacement fixed-floating rate swap provider with a short term credit rating of at least A-1 by S&P and a short term credit rating of P-1 by Moody's and a long term credit rating of at least A2 by Moody's; or

     o if the fixed-floating rate swap is not novated within 30 days of the downgrade, cash collateralize its obligations.

     Where the fixed-floating rate swap provider must comply with bullet point 2 above, it will, at its own cost, deposit into a swap collateral account sufficient funds to ensure that the amount standing to the credit of that account is equal to the greater of the following -- unless otherwise agreed by the rating agencies:


     o an amount sufficient to maintain the rating of the notes at the rating that was applicable to those notes immediately prior to the rating downgrade of the fixed-floating rate swap provider;


     o the amount of the next swap payment due by the fixed-floating rate swap provider; and



     o    1% of the aggregate Principal Amount of the notes at that time.


TERMINATION BY THE FIXED-FLOATING RATE SWAP PROVIDER

     The fixed-floating rate swap provider will have the right to terminate the fixed-floating rate swap in the following circumstances:



          o the issuer trustee fails to make a payment under the fixed-floating rate swap within 10 business days after notice of failure is given to the fixed-floating rate swap provider;



          o if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations or comply with any material provision of the fixed-floating rate swap;



          o an Insolvency Event has occurred with respect to the issuer trustee and the issuer trustee has not novated its obligations within 30 days of the Insolvency Event and such substitution will not have caused a downgrade or withdrawal of the rating of the notes; or

          o an event of default has occurred and the security trustee has exercised its rights to enforce the charge under the security trust deed.



     The issuer trustee will have the right to terminate the fixed-floating rate swap in the following circumstances:



          o the fixed-floating rate swap provider fails to make a payment under a swap within 10 business days after notice of failure is given to the issuer trustee;

          o if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations or comply with any material provision of the fixed-floating rate swap; or



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          o    an Insolvency Event has occurred with respect to the fixed-
               floating rate swap provider.


THE CURRENCY SWAP AND CURRENCY SWAP GUARANTEE



     Collections on the housing loans and payments to the issuer trustee under the fixed-floating rate swap will be denominated in Australian dollars. The payments to the issuer trustee under the fixed-floating rate swap will be calculated by reference to the Bank Bill Rate. However, the payment obligations of the issuer trustee on the Class A2 notes are denominated in U.S. dollars and the Class A2 Notes bear interest at a rate calculated by reference to LIBOR. To hedge its interest rate and currency exposures, the issuer trustee will enter into a swap agreement with the currency swap provider. Under a currency swap guarantee dated as of March 26, 2001, the currency swap guarantor will guarantee to the issuer trustee the payment obligations of the currency swap provider under the currency swap. The currency swap will be governed by the laws of the State of New South Wales. The currency swap guarantee is governed by the laws of the State of New York.



     The currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation relating to the Class A2 notes.



     Under the currency swap, the issuer trustee will pay to the currency swap provider on each monthly payment date an amount in Australian dollars equal to the lesser of (1) the Mortgage Principal Repayments -- except to the extent applied or retained for Liquidity Purposes -- and any Surplus Liquidity remaining after making the distributions to make up any Income Shortfalls or to pay principal on the Class A1 notes, if any -- see "--Principal Distributions" above -- and (2) the A$ Equivalent of the Currency Swap Notional Amount for that monthly payment date, and the currency swap provider will pay directly to the US$ account of the principal paying agent on the related quarterly payment date an amount denominated in United States dollars which is equivalent to such Australian dollar payment. The equivalent United States dollar payment will be calculated using an exchange rate of US$[*]=A$1.00, which is fixed for the term of the currency swap.

     In addition, under the currency swap on each monthly payment date the issuer trustee will pay to the currency swap provider the A$ Interest Amount for that monthly payment date and the currency swap provider will pay directly to the US$ account of the principal paying agent on the related quarterly payment date an amount equal to the interest payable in US$ to the Class A2 noteholders. The currency swap provider will be required to gross-up payments to the principal paying agent in respect of any withholding taxes levied on payments by it under the currency swap. However, the issuer trustee will not be required to pay grossed-up amounts to the currency swap provider under the currency swap.

     If on any monthly payment date the issuer trustee does not or is unable to make the full floating rate payment, the US$ floating rate quarterly payment to be made by the currency swap provider with respect to such Australian dollar floating rate monthly payment will be reduced by the same relative proportion as the reduction in such payment from the issuer trustee.

     The purchase price for the Class A2 notes will be paid by investors in U.S. dollars, but the consideration for the purchase by the issuer trustee of an equitable interest in the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the proceeds of the issue of the Class A2 notes in U.S. dollars. In return the issuer trustee will be paid by the currency swap provider the A$ Equivalent of that U.S. dollar amount.


TERMINATION BY THE CURRENCY SWAP PROVIDER

     The currency swap provider shall have the right to terminate the currency swap in the following circumstances:

     o if the issuer trustee fails to make a payment under the currency swap within ten business days of its due date;


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     o    an Insolvency Event with respect to the issuer trustee occurs or the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the currency swap;

     o if due to a change in law it becomes illegal for either party to make or receive payments or comply with any other material provision of the currency swap. The currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

     o if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A2 notes or in respect of payments under the currency swap or borrowers under the housing loans become obliged to make a withholding or deduction in respect of payments under the housing loans and the Class A2 notes are redeemed as a result. See "--Redemption of Notes for Taxation or Other Reasons" below; or

     o an event of default has occurred and the security trustee has exercised its rights to enforce the charge under the security trust deed.



TERMINATION BY THE ISSUER TRUSTEE

     There are a number of circumstances in which the issuer trustee has the right to terminate the currency swap. In each of these cases it is only permitted to exercise that right with the prior written consent of the note trustee:

     o where the currency swap provider fails to make a payment under the currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligations of the currency swap provider under the currency swap;

     o if due to a change in law it becomes illegal for either party to make or receive payments or comply with any other material provision of the currency swap. The currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;


     o if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A2 notes or in respect of payments under the currency swap or borrowers under the housing loans become obliged to make a withholding or deduction in respect of payments under the housing loans and the Class A2 notes are redeemed as a result. See "--Redemption of Notes for Taxation or Other Reasons" below; or


     o after a currency swap downgrade, if the currency swap provider breaches its obligation to deposit cash collateral with the issuer trustee or to transfer the currency swap to a replacement currency swap provider or to enter into another arrangement required by the rating agencies in accordance with the currency swap.

     The issuer trustee may only terminate the currency swap with the prior written consent of the note trustee. Each party may terminate the currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise such right to terminate at the direction of the trust manager.

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CURRENCY SWAP DOWNGRADE



     If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the currency swap guarantor does not have a short term credit rating of A-1+ and a long term credit rating of at least AA- by S&P and a long term credit rating of at least A2 and a short term credit rating of P-1 by Moody's, the currency swap provider must within:



     o 30 business days of a downgrade of the currency swap guarantor's short term credit rating by S&P to not lower than A-1 or the downgrade of its long term credit rating by Moody's to not lower than A3; or

     o    5 business days of any other such withdrawal or downgrade,



or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at the currency swap provider's cost:

     o in the situation described in bullet point one above only, lodge a swap collateral amount in US$ with an Approved Bank in the United States of America, which may be invested by the issuer trustee at the direction of the trust manager in United States dollar eligible investments, as provided in the currency swap; or

     o procure, from a replacement currency swap guarantor with a credit rating not less than A-1+ (short term) and AA- (long term) from S&P and P-1 (short term) and A2 (long term) from Moody's, a guarantee to honor the currency swap provider's obligations under the currency swap; or

     o enter into such other arrangements which each rating agency has confirmed will result in there not being a withdrawal or downgrade of the then current credit ratings assigned by it to the notes.

Any principal amount paid to the currency swap provider during the Interest Period for the Class A2 notes in which the downgrade occurred will be deposited within 5 business days of the downgrade in an account in the name of the issuer trustee with an Approved Bank in Australia. Following the downgrade of the currency swap guarantor and for so long as that downgrade is sustained, all interest and principal payments which would have been payable by the issuer trustee to the currency swap provider under the currency swap will be deposited in Australian dollars in an account in the name of the issuer trustee with an Approved Bank in Australia. Interest and principal payments on deposit with such an Approved Bank may be invested by the issuer trustee in Liquid Authorized Investments. Any income arising from such investments will be for the account of the currency swap provider. On each quarterly payment date, the issuer trustee will pay the balance of the A$ account to the currency swap provider in exchange for the US$ amount payable by the currency swap provider on that date to the issuer trustee under the currency swap.



TERMINATION PAYMENTS

     On the date of termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of the currency swap where a replacement currency swap, on terms that will not lead to a withdrawal or downgrade of the then current rating assigned by either rating agency to the notes, is not put in place, is an event of default under the security trust deed.

     The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the currency swap provider to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

REPLACEMENT OF THE CURRENCY SWAP

     If the currency swap is terminated, the issuer trustee must, at the direction of the trust manager, enter into one or more replacement currency swaps which replace the currency swap, but only on the conditions that:

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     o    the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap will be paid in full when due in accordance with the series notice and the currency swap;

     o the then current ratings assigned to the notes by either rating agency will not be withdrawn or downgraded; and

     o the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under the currency swap.

     If the preceding conditions are satisfied, the issuer trustee must, at the direction of the trust manager, enter into the replacement currency swap, and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as an expense of the trust.

CURRENCY SWAP PROVIDER



     The currency swap provider will be Zurich Capital Markets Australia Limited (ZCMAL).

ZURICH CAPITAL MARKETS AUSTRALIA LIMITED

     ZCMAL is a limited liability company incorporated in Australia with its principal place of business at Level 47, 2 Park Street, Sydney NSW 2000 (ABN 99095 545 887). It is a wholly owned indirect subsidiary of Zurich Financial Services (ZFS). ZCMAL manages operations throughout the Asian region to develop capital markets and banking operations for Zurich Capital Markets (ZCM), a subsidiary of ZFS.

     As of December 31, 2001, based on audited Australian GAAP financial statements, ZCMAL had total assets of A$123,680,000, total liabilities of A$107,527,000 and shareholders' funds of A$16,153,000. Australian GAAP financial statements may not conform to generally accepted accounting principles applied by United States companies.



     As of June 4, 2002 ZCMAL had a long-term rating of Aa2, on review for possible downgrade, from Moody's and AA- from S&P. These ratings are supported by the following:


     o a guarantee dated as of March 26, 2001 by ZCM Matched Funding Corp. in favor of ZCMAL and any person specified in the guarantee entitled to payment or performance by ZCMAL;

     o a guarantee dated as of June 21, 2001 by ZFS and Zurich Group Holding in favor of ZCM Matched Funding Corp., Zurich Capital Markets Inc, Zurich Bank and ZCMA and any person in the guarantee entitled to payment or performance by the guarantors; and

     o a surety bond dated as of August 6, 1997 by Zurich Insurance Company in favor of ZCM Matched Funding Corp. and any person specified in the surety bond entitled to payment or performance by ZCM Matched Funding Corp. under a "Financial Products Instrument" (as described in the surety bond), including ZCM Matched Funding Corp.'s obligations under the March 26, 2001 guarantee and under any interest rate or currency derivatives. The surety bond, among other things, requires Zurich Insurance Company (ZIC) to cause ZCM Matched Funding Corp. to maintain a net worth of at least US$10 million at all times. The obligations of Zurich Insurance Company under this surety bond are limited to US$3 billion.


CURRENCY SWAP GUARANTOR


ZCM MATCHED FUNDING CORP.

     ZCM Matched Funding Corp. (ZCMMF) is a limited liability company incorporated in the State of Delaware. It is a wholly-owned, indirect subsidiary of ZFS. Its principal registered office is Trust Centre,



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1209 Orange Street, Wilmington, Delaware, USA and its business address is One
Chase Manhattan Plaza, 44th Floor, New York, NY 10005, USA. It conducts various financial transactions for ZFS and its subsidiaries, including raising funding for the Zurich Financial Services Group and providing structured products for ZCM's clients.

     As of December 31, 2001, based on audited US GAAP financial statements, ZCMMF had total assets of US$3,918,407,545, total liabilities of US$3,781,766,848 and shareholders' equity of US$136,640,697. ZCMMF is a wholly owned subsidiary of ZFS. ZCMMF's share capital consists of 1,000 shares each having a par value of one cent.

ZURICH FINANCIAL SERVICES



     ZFS is the parent company of the Zurich Financial Services Group (the GROUP). The Group provides customer solutions in the areas of financial protection (non-life insurance and structured solutions) and asset gathering (life insurance and asset management). The Group focuses its activities on its markets in North America, the United Kingdom and continental Europe. Founded in 1872, ZFS is a limited liability corporation headquartered in Zurich, Switzerland. The Group has offices in more than 60 countries and employs approximately 70,000 people.

     As of December 31, 2001, based on audited International Accounting Standard financial statements, ZFS had total assets of US$231,605 million, total liabilities of US$210,885 million, shareholders' equity of US$17,742 million and minority interests of US$2,978 million. International Accounting Standards may not conform to generally accepted accounting principles applied by United States companies. On May 16, 2002, the Board of Directors of ZFS appointed a new Chief Executive Officer after the resignation of its former Chairman, who served on the Board of Directors for nearly 40 years.

     ZFS directly and indirectly owns 100% of the issued share capital of Zurich Group Holding (ZGH). ZGH is the holding company of the Zurich Group, a leading multinational insurance and financial services group, which comprises ZIC and its subsidiaries. ZGH directly owns 100% of the issued share capital of ZIC.


     ZIC is a limited liability corporation incorporated in Switzerland. ZIC operates mainly in two capacities, firstly as a non-life insurer and reinsurer, operating through branch offices in Switzerland and other countries and secondly, as the holding company of its subsidiaries.

     ZIC is an insurance company regulated under the laws of Switzerland. Under Swiss law an insurance policyholder ranks above other unsecured creditors of that insurance company. The surety bond, dated as of August 6, 1997, in favor of ZCMMF is structured as an insurance policy. Persons specified in the surety bond entitled to payment or performance by ZCMMF under certain agreements, including the March 26, 2001 guarantee, are treated as beneficiaries of an insurance policy and as a result rank equally with the insurance policyholders of ZIC.

SWAP COLLATERAL ACCOUNT

     If a swap provider provides cash collateral to the issuer trustee:

     o the trust manager must direct the issuer trustee, and the issuer trustee must, as soon as practicable establish and maintain in the name of the issuer trustee a swap collateral account with an Approved Bank such that the deposit does not cause a downgrade or withdrawal of the rating of any notes; and



     o the swap provider must deposit the cash collateral in the swap collateral account.

     The issuer trustee may only make withdrawals from a collateral account upon the direction of the trust manager and only for the purpose of:

     o entering into a substitute swap or substitute guarantee (as the case may be);


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     o    refunding to that swap provider or the currency swap guarantor
          (whichever provided the swap collateral amount) the amount of any reduction in the swap collateral amount, but only if the ratings of the notes are not thereby withdrawn or reduced;



     o withdrawing any amount which has been incorrectly deposited into the swap collateral account;

     o paying bank accounts debit tax or equivalent taxes payable in respect of the swap collateral account; or

     o funding the amount of any payment due to be made by that swap provider under the relevant swap following the failure by that swap provider to make that payment.

WITHHOLDING OR TAX DEDUCTIONS

     All payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS


AT THE OPTION OF NOTEHOLDERS

     If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that:



     o on the next payment date the issuer trustee or any paying agent would be required to deduct or withhold from any payment:



     o    of principal or interest in respect of the notes; or

     o by the issuer trustee to the currency swap provider under the currency swap,

     any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any government agency, or

     o a government agency requires the deduction or withholding from payments by borrowers under the housing loans of any amount for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by that government agency, then the issuer trustee must, when so directed by noteholders representing at least 75% of the outstanding Principal Amount of the notes provided that the issuer trustee will be in a position on the next quarterly payment date to discharge, and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes, redeem all, but not some, of the notes at their outstanding principal amount, together with accrued interest to the date of redemption on any subsequent quarterly payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

AT THE OPTION OF THE TRUST MANAGER

     If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that on the next quarterly payment date the

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

currency swap provider would be required to deduct or withhold from any payment under the currency swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any government agency, then the issuer trustee must, when so directed by the trust manager, in its sole discretion, provided that the issuer trustee will be in a position on such payment date to discharge, and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes, redeem all, but not some, of the notes at their outstanding principal amount, together with accrued interest to the date of redemption on any subsequent quarterly payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT



     If an event of default occurs under the security trust deed while the Class A2 notes or Class B notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. If the trust terminates while notes are outstanding, each seller has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents -- The Security Trust Deed".



OPTIONAL REDEMPTION OF THE NOTES

ON STEP-UP MARGIN DATE

     At the trust manager's direction, to be given not later than 2 business days before the relevant quarterly payment date, the issuer trustee must redeem all of the notes in a class by repaying the outstanding principal amount of the notes in that class, together with accrued interest to, but excluding, the date of redemption, on any quarterly payment date falling on or after the Step-Up Margin Date, being the July 2009 quarterly payment date, provided that:

     o    the trust manager has provided to:


          o each relevant noteholder, in accordance with the notice provisions set forth under the heading "--Notices", the note trustee and the issuer trustee, 30 days prior notice; and

          o each rating agency, 30 days prior written notice, of the trust manager's intention to direct the issuer trustee to redeem the relevant notes;


     o the trust manager has received from each rating agency written confirmation that the repayment will not result in a downgrade or withdrawal of the rating of any other notes;

     o the issuer trustee has sufficient cash to make such repayment, in respect of which the issuer trustee may rely conclusively on a certification from the trust manager;

     o the issuer trustee retains such amount as the trust manager or the issuer trustee reasonably determines will be necessary to satisfy any outstanding or anticipated expenses of the trust, payment to any noteholder in respect of a note which is not to be so redeemed or payment to any swap provider; and

     o in no circumstance may the trust manager give such a direction in relation to Class B noteholders unless:

          o    there are at that time no Class A notes outstanding; or

          o the trust manager at the same time gives or has given a direction to redeem the Class A notes.

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WHEN 10% OF NOTES OUTSTANDING


     If the total outstanding principal amount of all notes in all classes does not exceed 10% of the initial principal amount of all notes the issuer trustee must, if so directed in writing by the trust manager, repay the whole of the principal amount of all notes together with any outstanding interest in relation to those notes on the next quarterly payment date provided that:

     o    the trust manager has provided to:


          o each noteholder, in accordance with the notice provisions set forth under the heading "--Notices", the note trustee and the issuer trustee, 30 days prior notice; and

          o each rating agency, 30 days prior written notice, of the trust manager's intention to direct the issuer trustee to redeem the notes;


     o the issuer trustee has sufficient cash to make such repayment, in respect of which the issuer trustee may rely conclusively on a certification from the trust manager;

     o the issuer trustee retains such amount as the trust manager or the issuer trustee reasonably determines will be necessary to satisfy any outstanding or anticipated expenses of the trust or payment to any swap provider; and

     o the repayment of principal on the notes is made in the order of priority described under "-- Principal Distributions" above.

FINAL MATURITY DATE



     The issuer trustee must pay the Principal Amount in relation to each note on or by the final maturity date relating to that note. The failure of the issuer trustee to pay the Principal Amount within ten business days of the final maturity date, or within any other applicable grace period agreed upon with the Mortgagees, will be an event of default under the security trust deed. The final maturity date for the notes is the quarterly payment date falling in July 2034.


FINAL REDEMPTION OF THE NOTES


     Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Principal Amount of that note will be finally discharged, upon the first to occur of:


     o    the date on which the Principal Amount of the note is reduced to zero;


     o the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

     o the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

     o the quarterly payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the series notice;

     o the date on which all of the principal of the notes are repaid in accordance with "-- Principal Distributions" described above;

     o the date on which the notes are redeemed for taxation or other reasons; and

     o    the date on which optional redemption of the notes is exercised.


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TERMINATION OF THE TRUST


TERMINATION EVENTS

     The trust shall continue until, and shall terminate on the later of:

     o    the Termination Date; and

     o the date on which the assets of the trust have been sold or realized, which shall be within 180 days after the Termination Date so far as reasonably practicable and reasonably commercially viable.

REALIZATION OF TRUST ASSETS

     On the Termination Date, subject to each seller's right of first refusal, the issuer trustee must sell and realize the assets of the trust within 180 days. During the 180-day period, performing housing loans may not be sold for less than their Unpaid Balance, and non-performing housing loans may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180-day period for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding principal amount of the notes. The trust manager will determine whether a housing loan is performing or non-performing.

SELLERS' RIGHT OF FIRST REFUSAL

     As soon as practical after the Termination Date, the trust manager will direct the issuer trustee to offer to assign to each seller, its entire right, title and interest in and to the housing loans sold by it for their Unpaid Balance, for performing housing loans, and their fair market value, for non-performing housing loans; provided that, if the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding principal amount of the notes.

     The issuer trustee is not entitled to sell any housing loans unless the relevant seller has failed to accept the offer made to it within 180 days after the occurrence of the Termination Date by paying to the issuer trustee the purchase price.

DISTRIBUTION OF PROCEEDS FROM REALIZATION OF TRUST ASSETS



     After deducting expenses, the trust manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of the trust in accordance with the cashflow allocation methodology set out in "-- Distribution of Available Income" and "-- Principal Distributions", and in accordance with any directions given to it by the trust manager. If all of the notes have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual beneficiary.



PRESCRIPTION

     A note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the note, the effect of which would be to reduce the principal amount of such note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.

REPORTS TO NOTEHOLDERS



     On each Payment Date, the trust manager will, in respect of the collection period ending before that Payment Date, deliver to the principal paying agent and the note trustee a noteholders' report containing the following information:



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     o    the aggregate principal amount of each class of notes as at the first day after the payment date occurring during that collection period;

     o the aggregate amount of interest payable on each class of notes on the corresponding payment date (if any);

     o the aggregate of all principal payments to be made in respect of each class of notes on the corresponding payment date (if any);

     o    the Income for the collection period;

     o    the Mortgage Principal Repayments for the collection period;

     o    the expenses of the trust for the collection period;

     o the aggregate of all redraws on the housing loans made during the collection period;

     o the interest rate for the Class A2 notes for the interest period ending on the day before the next quarterly payment date;

     o the scheduled and unscheduled payments of principal on the housing loans during the collection period;

     o the aggregate of the outstanding balances of the housing loans as at the last day of the collection period; and

     o delinquency and loss statistics with respect to the housing loans during the collection period.

     Unless and until definitive notes are issued, beneficial owners will receive noteholders' reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

     Unless and until definitive notes are issued, quarterly and annual unaudited reports containing information concerning the trust and the Class A2 notes will be prepared by the trust manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the Class A2 notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the Class A2 notes are in book-entry form. Upon the issuance of fully registered, certificated notes, such reports will be sent directly to each Class A2 noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The trust manager will file with the SEC such reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the trust manager expects that the obligation to file such reports will be terminated following the end of June 2003.



VOTING AND CONSENT OF NOTEHOLDERS


     The note trustee is not bound to:

     o    vote under the security trust deed;

     o direct the security trustee to enforce the security under the security trust deed; or

     o otherwise take any proceedings, actions or steps pursuant to or in connection with the security trust deed, the note trust deed or the Class A2 notes, unless the note trustee is directed or requested to do so by noteholders of at least 75% of the outstanding Principal Amount of the Class A2 notes.

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                   DESCRIPTION OF THE TRANSACTION DOCUMENTS


     The following summary, together with the information above under the heading "Description of the Class A2 Notes", describes the material terms of the master trust deed, the series notice, the note trust deed, the security trust deed, the agency agreement, the investment management agreement, the primary backup servicer agreement and the secondary backup servicer agreement (collectively the TRANSACTION DOCUMENTS). The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the note trust deed, the primary backup servicer agreement and the secondary backup servicer agreement, are governed by the laws of the State of New South Wales, Australia. The note trust deed is governed by the laws of the State of New South Wales, Australia and the administration of the trust is governed by New York law. The primary backup servicer agreement and the secondary backup servicer agreement are governed by the laws of the State of Victoria, Australia. A copy of the master trust deed and the investment management agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.



TRUST ACCOUNTS

     The issuer trustee will establish and maintain the collection account with an Approved Bank. The collection account will initially be established with National Australia Bank Limited, which has a short term rating of P-1 from Moody's and A-1+ from S&P. The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust. This account will not be used for any purpose other than for the trust.

     The trust manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the trust shall be effected and when and how the same should be effected.

MODIFICATIONS



     The issuer trustee, the trust manager and the servicer, with respect to the master trust deed, the series notice and the investment management agreement, after giving notice to the rating agencies, or the note trustee, the trust manager and the issuer trustee with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the series notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon -- in the case of the master trust deed or the series notice -- the consent of the noteholders or residual beneficiary or -- in the case of the note trust deed -- the consent of the Class A2 noteholders as described in the following paragraph or is:



     o to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     o necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

     o appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Interstar Millennium Trusts;

     o in the case of the master trust deed only, in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

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     Except for an alteration, addition or modification as described in the preceding section, where, in the opinion of the issuer trustee -- in the case of the master trust deed or the series notice -- or the note trustee -- in the case of the note trust deed -- a proposed alteration, addition or modification to the master trust deed, the series notice or the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, such alteration, addition or modification may only be effected with the prior consent of the holders of at least 75% of the aggregate outstanding principal amount of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be.

THE ISSUER TRUSTEE


     The issuer trustee is appointed as trustee of the trust on the terms set out in the master trust deed and the series notice. The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the trust in accordance with the transaction documents, any fixed-floating rate swap and the currency swap.


     The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

DELEGATION

     In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the trust manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee.

TRUST INDENTURE ACT OF 1939

     Under the note trust deed, the issuer trustee, or the trust manager on its behalf, must deliver to the note trustee, within 120 days after the end of each fiscal year of the trust, commencing on September 30, 2003, and otherwise in compliance with the requirements of section 314(a)(4) of the United States Trust Indenture Act of 1939, a certificate stating that:


     o a review of the activities of the issuer trustee in respect of the trust during such year and of performance under the transaction documents, any fixed-floating rate swap and the currency swap, has been made under supervision of the person signing the certificate; and

     o to the best of the knowledge of the person signing the certificate, based on the review referred to in the above bullet point, the issuer trustee has complied with all conditions and covenants under the transaction documents, any fixed-floating rate swap and the currency swap, throughout the relevant year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to that person of the nature and status of the default.


     The issuer trustee, or the trust manager, on its behalf, must deliver to the note trustee on the closing date, an opinion stating that the security trust deed and any other requisite documents have been properly recorded and filed. Within 120 days after the end of each fiscal year commencing on September 30, 2003, the issuer trustee, or the trust manager, on its behalf, must deliver an opinion stating that action has been taken with respect to the recording and filing of the security trust deed and any other requisite document or that no action is required to maintain the security interest created by the security trust deed.

ISSUER TRUSTEE AND SECURITY TRUSTEE FEES AND EXPENSES

     The issuer trustee and the security trustee are collectively entitled to a fee for each collection period equal to 0.0605% per annum of the aggregate outstanding principal amount of the notes on the first day of each collection period payable in arrears on the next monthly payment date.

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     Each of the issuer trustee and the security trustee will be indemnified out of the assets of the trust for any liability, cost or expense incurred by it in its capacity as issuer trustee or security trustee, as applicable, except to the extent that such liability, cost or expense is caused by the fraud, negligence or wilful default of the issuer trustee or security trustee, as applicable.



REMOVAL OF THE ISSUER TRUSTEE

     The issuer trustee is required to retire as trustee after a direction from the trust manager in writing following an Issuer Trustee's Default.

     If the issuer trustee does not retire within 30 days of being directed by the trust manager to do so, the trust manager shall have the right to remove the issuer trustee from office as trustee of the Interstar Millennium Trusts.

     On the retirement or removal of the issuer trustee the trust manager, subject to giving prior notice to each rating agency shall be entitled to appoint in writing some other statutory trustee to be the issuer trustee provided that appointment will not in the reasonable opinion of the trust manager materially prejudice the interests of any noteholders. Until the appointment is completed the trust manager shall act as issuer trustee and will be entitled to the trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

     The issuer trustee may resign on giving to the trust manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the trust manager and the issuer trustee may agree, of its intention to do so.

     Before retirement, the issuer trustee must appoint a successor trustee who is approved by the trust manager, or who may be the trust manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the trust manager shall act as trustee until a successor trustee is appointed.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY


     The issuer trustee enters into the transaction documents, any fixed-floating rate swap and the currency swap, and issues the notes only in its capacity as trustee of the trust and in no other capacity. A liability incurred by the issuer trustee acting in its capacity as trustee of the trust arising under or in connection with the transaction documents, any fixed-floating rate swap and the currency swap, or the trust or in respect of the notes is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust out of which the issuer trustee is actually indemnified for the liability. This limitation of the issuer trustee's liability applies despite any other provision of the transaction documents, any fixed-floating rate swap and the currency swap, and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents, any fixed-floating rate swap and the currency swap, or the trust.

     No noteholder nor any party to any transaction document, any fixed-floating rate swap and the currency swap, may sue the issuer trustee in any capacity other than as trustee of the trust or seek the appointment of a receiver -- except in relation to the assets of the trust -- liquidator, administrator or similar person to the issuer trustee or prove in any liquidation, administration or arrangements of or affecting the issuer trustee -- except in relation to the assets of the trust.

     The other paragraphs in this section do not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document, any fixed-floating rate swap and the currency swap, or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence, or wilful default.

     Each of the trust manager, the servicer, the calculation agent, the paying agents and the swap providers are responsible under the transaction documents for performing a variety of obligations relating to the trust. No act or omission of the issuer trustee, including any related failure to satisfy its obligations or breach of representation or warranty under the transaction documents, any fixed-floating rate swap and the currency swap, will be considered



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fraud, negligence or wilful default of the issuer trustee to the extent to which the act or omission was caused or contributed to by any failure by such person
-- other than a person whose acts or omissions the issuer trustee is liable for in accordance with the transaction documents, any fixed-floating rate swap and the currency swap -- to fulfil its obligations relating to the trust or by any other act or omission of any such person -- other than a person whose acts or omissions the issuer trustee is liable for in accordance with the transaction documents, any fixed-floating rate swap and the currency swap -- regardless of whether or not that act or omission is purported to be done on behalf of the issuer trustee.

     No attorney, agent, receiver or receiver and trust manager appointed in accordance with a transaction document has authority to act on behalf of the issuer trustee in a way which exposes the issuer trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the issuer trustee provided, in the case of any person selected and appointed by the issuer trustee, that the issuer trustee has exercised reasonable care in the selection of such persons.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE


     The issuer trustee will be indemnified out of the assets of the trust against all losses and liabilities properly incurred by the issuer trustee in performing its duties or exercising its powers under the transaction documents, any fixed-floating rate swap and the currency swap in relation to the trust except to the extent that such losses and liabilities arose as a result of the issuer trustee's fraud, negligence or wilful default.


     The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under any Consumer Credit Legislation. The trust manager also indemnifies the issuer trustee in relation to such payments and the issuer trustee is required to first call on the indemnity from the trust manager before calling on the indemnity from the assets of the trust.

THE TRUST MANAGER

POWERS

     The trust manager will have full and complete powers of management of the trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the conduct of the day to day operation of the trust.

     The issuer trustee has no duty to supervise the trust manager in the performance of its functions and duties, or the exercise of its discretions.

     The trust manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

DELEGATION

     The trust manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the trust manager's officers, all acts, matters and things, whether or not requiring or involving the trust manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub contractor for such purposes and with such powers as the trust manager thinks fit.


     Notwithstanding that delegation, Interstar Securitisation Management Pty Limited will continue to be liable for the acts and omissions of Interstar Securities (Australia) Pty Limited in respect of the performance of the trust manager's obligations under and in connection with the transaction documents, any fixed-floating rate swap and the currency swap.


     Interstar Securities (Australia) Pty Limited will indemnify the trust manager for any liability, cost or expense incurred by the trust manager as a consequence of a failure by Interstar Securities (Australia) Pty Limited to perform the obligations delegated to it by the trust manager.

TRUST MANAGER'S FEES, EXPENSES AND INDEMNIFICATION



     The trust manager is entitled to a fee for each collection period equal to 0.055% per annum of the aggregate outstanding principal amount of the notes -- with respect to the Class A2 notes, the A$ Equivalent -- on the first day of each collection period payable in arrears on the next monthly payment date.



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     The trust manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as trust manager of the trust except to the extent that such liability, cost or expense is caused by the fraud, negligence or wilful default of the trust manager.

REMOVAL OR RETIREMENT OF THE TRUST MANAGER

     The trust manager shall retire as trust manager if the issuer trustee so directs in writing following a Trust Manager's Default.

     The trust manager may resign on giving to the issuer trustee, with a copy to each rating agency, not less than 90 days, or another period as the trust manager and the issuer trustee may agree, notice in writing of its intention to do so.

     On retirement or removal of the trust manager, the issuer trustee may appoint another trust manager, or may act as trust manager, on such terms as the issuer trustee sees fit, provided the appointment will not materially prejudice the interests of noteholders. Until a replacement trust manager is appointed, or the issuer trustee agrees to act as trust manager, the trust manager must continue as trust manager. If a replacement trust manager is not appointed within 90 days of the issuer trustee electing to appoint a new trust manager, the issuer trustee will be the new trust manager.

LIMITATION OF TRUST MANAGER'S LIABILITY

     The principal limitations on the trust manager's liability are set out in full in the master trust deed. These include the following limitations:

     o the trust manager will be indemnified out of the trust in respect of any liability, cost or expense properly incurred by it in its capacity as trust manager of the trust; and


     o subject to the master trust deed, the trust manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee or any agent appointed by the issuer trustee or on whom the trust manager is entitled to rely under the master trust deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the trust manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents, any fixed-floating rate swap and the currency swap.


THE NOTE TRUSTEE

     The Bank of New York, New York branch will serve as the note trustee. The corporate trust office of the note trustee responsible for the administration of the trust is located at 101 Barclay Street, 21W, New York, New York 10286. The note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys providing that the use of such agent does not have an adverse effect on the rating of the Class A2 notes. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or wilful default by the note trustee or any other person properly appointed by the note trustee.

     The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal, state or District of Columbia authority. The note trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

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     The note trustee may resign after giving three months' written notice to the issuer trustee, the trust manager, the security trustee and each rating agency. The issuer trustee may also remove the note trustee in the following circumstances:

     o    if the note trustee becomes insolvent;

     o    if the note trustee ceases its business;

     o if the note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:



               o    the note trustee becoming aware of this failure; and

               o receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the trust manager; or

     o if the note trustee fails to satisfy any obligation imposed on it under the United States Trust Indenture Act of 1939 with respect to the trust or the note trust deed.



     Holders of 75% of the aggregate outstanding principal amount of the Class A2 notes may require the issuer trustee to remove the note trustee.

     Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee.

NOTE TRUSTEE'S ANNUAL REPORT

     To the extent required by the United States Trust Indenture Act of 1939, as amended, the note trustee will mail each year to all Class A2 noteholders a report concerning:

     o its eligibility and qualifications to continue as trustee under the note trust deed;

     o    any amounts advanced by it under the note trust deed;


     o the amount, interest rate and maturity date of indebtedness owing by the issuer trustee to it in the note trustee's individual capacity;


     o    the property and funds physically held by it as note trustee;

     o any release or release and substitution of collateral subject to the lien of the security trust deed that has not previously been reported; and

     o any action taken by it that materially affects the Class A2 notes and that has not previously been reported.

LIST OF NOTEHOLDERS

     Three or more holders of Class A2 notes, each of whom has owned a Class A2 note for at least six months, may, upon written request to the note trustee, obtain access to the current list of Class A2 noteholders of the issuer trustee for purposes of communicating with other Class A2 noteholders concerning their rights under the note trust deed or the Class A2 notes. The note trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

REPORTS

     On or before January 31 of each calendar year, the principal paying agent, on behalf of the note trustee, will furnish to each person who at any time during the prior calendar year was a Class A2 noteholder, a statement containing the information required to be provided by an issuer of indebtedness under the Code.

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THE SECURITY TRUST DEED


GENERAL

     Perpetual Trustee Company Limited of Level 7, 39 Hunter Street, Sydney, New South Wales, Australia will be the security trustee. Perpetual Trustee Company Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the trust manager, the security trustee, the servicer, the note trustee, the underwriters, each paying agent, the calculation agent, the mortgage insurers, the underwriters, the sellers with respect to the Accrued Interest Adjustment and seller's fees and each provider of a support facility. These secured parties are collectively known as the MORTGAGEES.

NATURE OF THE CHARGE

     A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

     A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in the ordinary course of its business and the trust manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

THE SECURITY TRUSTEE

     The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the trust assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of the Class A noteholders and the interests of the Class B noteholders or other Mortgagees.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

     The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

     o The security trustee is not required to monitor compliance by the issuer trustee or trust manager with the transaction documents or their other activities.

     o Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

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     o    The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any collateral security.

     o Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

     o The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the trust manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.

EVENTS OF DEFAULT

     Each of the following is an event of default under the security trust deed:

     o    the issuer trustee fails to pay:

          o any interest within 10 business days of the relevant payment date on which the interest was due to be paid to noteholders; or

          o any other amount owing to a Mortgagee within 10 business days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee, or where the Mortgagee is a Class A2 noteholder, with the note trustee;



     o the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document, any fixed-floating rate swap or the currency swap and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;



     o an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;

     o the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

     o    any security interest over the trust assets is enforced;

     o a fixed--floating rate swap or currency swap is terminated and a replacement fixed--floating rate swap or currency swap on terms that will not lead to a withdrawal or downgrade of the rating of any notes, is not put in place;

     o all or any part of any transaction document, other than a fixed--floating rate swap or a currency swap, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than or a fixed--floating rate swap or a currency swap; or

     o without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees:

          o the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

          o the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or



          o unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be authorized under the trust to hold the property of the trust in its name and to perform its obligations under the transaction documents, any fixed-floating rate swap or the currency swap.



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     Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and provided the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting Mortgagees at which it shall seek directions from the Voting Mortgagees by way of Extraordinary Resolution of Voting Mortgagees regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING MORTGAGEES

     The security trust deed contains provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. VOTING MORTGAGEES are:

     o the Noteholder Mortgagees alone for as long as amounts outstanding under the notes are 75% or more of the total Secured Moneys; and

     o otherwise, the note trustee, acting on behalf of the Class A2 noteholders and each other Mortgagee.

     The security trustee must promptly convene a meeting of the Voting Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

VOTING PROCEDURES

     Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each Class A2 noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or its equivalent, but not part thereof, of the Secured Moneys that he holds or in respect of which he is a representative.

     A resolution of all the Voting Mortgagees, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

ENFORCEMENT OF THE CHARGE

     At any time after an event of default occurs, a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees may direct the security trustee to do any or all of the following:

     o    declare the charge to be enforceable;

     o    declare all Secured Moneys immediately due and payable;

     o convert the floating charge to a fixed charge over any or all of the trust assets; or

     o appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

     If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the charge.

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THE NOTE TRUSTEE AS VOTING MORTGAGEE

     If an event of default under the security trust deed occurs and is continuing, the issuer trustee and the trust manager will promptly notify the note trustee of such an occurrence and the note trustee shall deliver to each Class A2 noteholder notice of such event of default within 90 days of the date that the note trustee became aware of such event of default. However in the case of a default in payment of interest and principal on the notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of Class A2 noteholders.

     The rights, remedies and discretion of the Class A2 noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the Class A2 noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the Class A2 noteholders without inquiry about compliance with the note trust deed.

     The note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so by the holders of at least 75% of the aggregate outstanding principal amount of the Class A2 notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

     If any of the Class A2 notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A2 notes, the note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

     o a sufficient amount would be realized to discharge in full all amounts owing to the Class A2 noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A2 notes; or

     o the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

     The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

     If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Mortgagees refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In


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those circumstances, the Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

     The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or wilful default of the security trustee.

PRIORITIES UNDER THE SECURITY TRUST DEED

     The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the security trust deed over the trust assets will be distributed as follows:

     o first, to the extent required by law, to pay the holder of any prior ranking security interest of which the security trustee has notice;

     o second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney and other amounts payable to the security trustee or note trustee under the security trust deed or the note trust deed;

     o third, to the extent that any moneys received by the security trustee represent the proceeds of any cash collateral lodged by a support facility provider, to pay that support facility provider;

     o    fourth, to pay pro rata:

          o any fees and other expenses due to the security trustee, the note trustee, a paying agent or the calculation agent;

          o any fees and expenses incurred in relation to the operation and administration of the trust, including the issuer trustee's fees and expenses; and

          o    the receiver's remuneration;

     o fifth, to pay pro rata the unpaid Accrued Interest Adjustment due to each seller;

     o    sixth, to pay pro rata:

          o monetary liabilities of the issuer trustee to all providers of support facilities;

          o monetary liabilities of the issuer trustee to the Class A noteholders;

          o    monetary liabilities owing in relation to any redraws; and

     o seventh, to pay any monetary liabilities of the issuer trustee to Class B noteholders;



     o eighth, to pay pro rata any amounts not covered in this section owing to any Mortgagee under any transaction document, any fixed-floating rate swap or the currency swap;



     o ninth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

     o tenth, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed.

     The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver, Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

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     Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

     The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The fee payable to the issuer trustee and the security trustee shall be as described in the section entitled "Issuer Trustee and Security Trustee Fees and Expenses".



     If, at any time, the security trustee is required to take any action relating to the enforcement of the terms of the transaction documents, any fixed floating rate swap or the currency swap upon default by any other party, the security trustee shall be entitled to additional remuneration.



INDEMNIFICATION



     The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, any fixed-floating rate swap or the currency swap except to the extent that they result from the fraud, negligence or wilful default of the security trustee.



RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

     The security trustee may retire on three months' notice in writing to the issuer trustee, the trust manager and each rating agency if a successor security trustee is appointed.

     Subject to the appointment of a successor security trustee and prior notice being given to each rating agency, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the trust manager may remove the security trustee if:

     o an Insolvency Event occurs in relation to the security trustee in its personal capacity;

     o    the security trustee ceases business;

     o the security trustee fails to remedy within 14 days after written notice from the trust manager any material breach of duty by it;

     o there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the trust manager.

     Upon notice of resignation or removal of the security trustee, the trust manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the Mortgagees appoint a successor security trustee, other than the trust manager or its affiliates.

AMENDMENT

     The issuer trustee and the security trustee may, following written notice to each rating agency and with the written approval of the trust manager and the note trustee, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an Extraordinary Resolution of the Voting Mortgagees or that class of Voting Mortgagees is required.

THE CHECK ACCOUNT AND DIRECT PAPERLESS ENTRY FACILITIES AGREEMENT

     The servicer has arranged for National Australia Bank Limited to provide borrowers with an option to utilise a check account and direct entry paperless facility which provides borrowers with an

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expanded range of financial services that are directly linked to the borrower's mortgage loan account. The provision of these facilities has been documented in a check deposit and direct paperless entry facilities agreement between National Australia Bank Limited, the servicer and the issuer trustee known as the NBFI AGREEMENT.

     The facilities under the NBFI Agreement are being provided to both:

     o    borrowers in relation to the trust; and

     o borrowers under other Interstar mortgage backed securities programs which are funded by various warehouse funding trusts, other Interstar Millennium Trusts and other trusts which issue mortgage backed securities. Perpetual Trustees Victoria Limited is the trustee of each of these other trusts.

     Under the terms of the NBFI Agreement, the servicer is responsible for the day to day verification and processing of checks and direct entry paperless facilities. In providing these facilities to borrowers, there is a possibility that the servicer may:

     o process and authorize the issuer trustee to pay forged or fraudulently drawn checks or entries;

     o    fail to comply with stop payment notices made by borrowers; or

     o breach other covenants, representations and warranties or other provisions of the NBFI Agreement.

     The NBFI Agreement also requires the issuer trustee to place moneys from the trust into an account known as the TRUST DRAWINGS ACCOUNT which is maintained with National Australia Bank Limited in the name of Perpetual Trustees Victoria Limited -- Interstar Securities MBS Program Distribution Account. The other trusts are also required to deposit moneys into this account thereby resulting in co--mingling of part of the assets of the trust with assets of other trusts.

     National Australia Bank Limited may, in accordance with the terms of the NBFI Agreement, be entitled to withdraw moneys out of that Trust Drawings Account to the limit of moneys held in that account. National Australia Bank Limited may withdraw those moneys even though the legal entitlement of National Australia Bank Limited in that regard relates to a matter or thing concerning one of the other trusts and not the trust. In those circumstances, the other trust would be required to replenish the Trust Drawings Account. There is no guarantee that the other trusts will have the financial capacity at the relevant time to replenish the Trust Drawings Account in these circumstances.

THE INVESTMENT MANAGEMENT AGREEMENT


SERVICING OF HOUSING LOANS

     The servicer is required to administer the housing loans in the following manner:

     o    in accordance with the investment management agreement;

     o to the highest standard of accepted servicing practice of prudent mortgage lending and investment management institutions;

     o    exercising a high degree of skill and care in respect thereof; and

     o    in compliance with all relevant legislation.

     In performing any services under the investment management agreement the servicer shall take into account whether its performance of such services may adversely affect the rating of any notes. The servicer is entitled to delegate its duties under the investment management agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

POWERS

     Subject to the standards for servicing set forth in the preceding section, the servicer has the express power, among other things:

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     o    to waive any fees which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans;

     o to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

     o to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. This extension is not subject to the requirement that the action not have a Material Adverse Effect.

UNDERTAKINGS BY THE SERVICER

     The servicer has undertaken, among other things, the following:

     o to collect all moneys due under the housing loans and related mortgages and pay them into the collection account;

     o if a default occurs in respect of a housing loan, to take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate;

     o to act in accordance with the terms of any mortgage insurance policies or title insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy or title insurance policy;

     o not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the servicer's ordinary course of business;


     o to ensure that the authorized investments held by the issuer trustee yield an amount which is 0.25% per annum greater than the amount required to ensure that the issuer trustee has sufficient cash at all times to enable the issuer trustee to pay all payments of interest in respect of the notes and otherwise to comply with all of the issuer trustee's duties and obligations under the transaction documents, any fixed-floating rate swap and the currency swap as and when they fall due;


     o to give notice in writing to the issuer trustee and each rating agency if it becomes aware of the occurrence of any Servicer Transfer Event;

     o to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the investment management agreement;

     o to notify the issuer trustee and the trust manager of any event which it reasonably believes is likely to have a Material Adverse Effect promptly after becoming aware of such event; and to notify the trust manager of anything else which the trust manager reasonably requires regarding any proposed modification to any housing loan or related mortgage; and

     o to provide information reasonably requested by the issuer trustee or the trust manager, with respect to all matters relating to the trust and the assets of the trust that the issuer trustee or the trust manager believes reasonably necessary for it to perform its obligations under the transaction documents, any fixed-floating rate swaps and the currency swap, and upon reasonable notice and at reasonable times permit the issuer

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      trustee to enter the premises and inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

SERVICING COMPENSATION AND EXPENSES



     The servicer will receive a fee for servicing the housing loans equal to 0.22% per annum of the aggregate outstanding principal amount of the notes -- with respect to the Class A2 notes, the A$ Equivalent -- on the first day of each collection period payable in arrears on the next monthly payment date.



     The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

LIABILITY OF THE SERVICER

     The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the investment management agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event.

REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER


     The issuer trustee must terminate the servicer's appointment if the issuer trustee determines that any of the following SERVICER TRANSFER EVENT occurs:


     o    an Insolvency Event occurs with respect to the servicer;

     o the servicer fails to pay any amount within 5 business days of receipt of a notice to do so from the issuer trustee or the trust manager;

     o the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the trust manager;

     o any representation, warranty or certification made by the servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a Material Adverse Effect;

     o it becomes unlawful for the servicer to perform the services under the investment management agreement.

     The servicer will indemnify the issuer trustee against all losses, costs and expenses incurred as a result of a Servicer Transfer Event.

RESIGNATION

     The servicer may voluntarily resign after giving 90 days notice to each rating agency, the trust manager and the issuer trustee.

REPLACEMENT OF THE SERVICER

     The trust manager and the issuer trustee shall use reasonable efforts to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer is not appointed by the expiration of the 90--day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee.

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TERMINATION OF INVESTMENT MANAGEMENT AGREEMENT

     The investment management agreement will terminate on the earlier of:

     o the date on which the investment management agreement is terminated pursuant to a Servicer Transfer Event;

     o the date which is one month after the notes have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

     o the date on which the issuer trustee replaces the servicer with a successor servicer; and

     o    the date on which the servicer is replaced after resigning.


AMENDMENT

     The servicer and the issuer trustee may amend the investment management agreement provided that each rating agency has confirmed that the amendment will not have an adverse effect on the rating of any notes and the trust manager certifies to the issuer trustee that, in the trust manager's opinion the amendment will not adversely effect the rights of the noteholders.



THE BACKUP SERVICER AGREEMENTS


THE PRIMARY BACKUP SERVICER AGREEMENT



     The issuer trustee, the primary backup servicer and the servicer have entered into the primary backup servicer agreement. Under the primary backup servicer agreement, the issuer trustee has agreed that in the event the servicer is removed or retires as a servicer of certain trusts, including the trust, it must promptly notify the primary backup servicer of such removal or retirement and offer the appointment as servicer of the trust to the primary backup servicer. Within 5 days of such notice, the primary backup servicer will notify the issuer trustee whether it will accept such appointment.

     If the primary backup servicer accepts the issuer trustee's appointment as servicer, then the primary backup servicer will act as servicer of the trust from the date of appointment until such time as the primary backup servicer is removed or retires in accordance with the primary backup servicer agreement. The issuer trustee cannot appoint the primary backup servicer as servicer unless the rating agencies have confirmed in writing to the issuer trustee that such appointment will not have an adverse effect on the credit ratings of the notes.

     Once the primary backup servicer has been appointed, it will be bound by and must observe the rights, obligations and discretions conferred on the servicer under the investment management agreement as if it were named in the investment management agreement as the original servicer. Upon the appointment of the primary backup servicer as servicer, Interstar Securities (Australia) Pty Limited will immediately provide to the primary backup servicer all accounts, books, documents, records or other property relating to the trust which are in its possession or control. The issuer trustee will promptly arrange to provide the primary backup servicer with such accounts or information relating to the trust which are in the possession or control of the issuer trustee to enable the primary backup servicer to fulfill its duties, obligations and discretions as servicer. The issuer trustee may remove the primary backup servicer as servicer after providing the primary backup servicer with written notice and in accordance with the provisions of the investment management agreement.

     Prior to its appointment as servicer, the primary backup servicer will be entitled to receive a backup servicer standby fee from the servicer as agreed from time to time between the servicer and the primary backup servicer and notified to the issuer trustee. In the event that the servicer fails to pay the primary backup servicer the backup servicer standby fee, then subject to the primary backup servicer giving written notice to the issuer trustee, the issuer trustee can deduct such amount from any amount payable to the servicer as a servicer's fee. After its appointment as servicer, the primary backup servicer will be entitled to receive the servicer's fee.



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     If the primary backup servicer is unable or declines the issuer trustee's offer to be appointed as servicer, the issuer trustee will have the option to appoint the secondary backup servicer as servicer under the secondary backup servicer agreement.



     The primary backup servicer agreement will be governed by the laws of the State of Victoria.

THE SECONDARY BACKUP SERVICER AGREEMENT




     The issuer trustee, the secondary backup servicer and the servicer have entered into the secondary backup servicer agreement. The provisions of the secondary backup servicer agreement are similar to the provisions described above in the primary backup servicer agreement, except that the secondary backup servicer is obliged to become servicer at the request of the issuer trustee. The secondary backup servicer agreement will be governed by the laws of the State of Victoria.



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                                  THE SERVICER

SERVICING OF HOUSING LOANS

     Under the investment management agreement, Interstar Securities (Australia) Pty Limited has been appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at its head office in Melbourne. Servicing procedures include managing customer inquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of delinquent loans. See "Description of the Transaction Documents -- The Investment Management Agreement".

COLLECTION AND ENFORCEMENT PROCEDURES

     Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. Interstar Securities (Australia) Pty Limited gives credit to repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

     When a housing loan is 1 day delinquent, it is identified in the mortgage service system. At the close of business on the last business day of the month each delinquent account is transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

     The collection system allocates overdue loans to designated collection officers at close of business on the third business day of each month.

     Actions taken by the servicer in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

     o    arrears history;

     o    loan size;

     o    equity in the property -- LVR; and

     o arrangements made with the borrower to clear arrears and maintain future minimum installments while arrears exist.

     If satisfactory arrangements cannot be made to rectify a delinquent housing loan, the servicer will instruct a panel solicitor to issue legal notices and institute recovery action by enforcing the mortgage security. Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

     o    guarantees;

     o    government assistance schemes;

     o    mortgagee sale; and

     o    claims on mortgage insurance.

     It should be noted that Interstar Securities (Australia) Pty Limited reports all actions that it takes on overdue housing loans to its respective mortgage insurer in accordance with the terms of the mortgage insurance policies.

COLLECTION AND FORECLOSURE PROCESS

     Subject to the paragraph below, when a housing loan is 90 days delinquent, a letter of demand is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. If a response has not been received within 15 days of the letter of demand, instructions are sent to Interstar Securities (Australia) Pty Limited's panel solicitor to commence recovery action by issuing the relevant default notices pursuant to the registered mortgage and statutory time allowed in that state or territory.

     Recovery action continues until such time as the borrower pays the amount noted in the default notices, plus interest, legal fees etc., or vacant possession of the security property is obtained. If a borrower does not respond to any of the notices issued or served upon him or her, vacant possession may be obtained within 45 days of issuing the letter of demand.

     For housing loans:

     o    with an original loan balance in excess of A$300,000; or

     o which, based on the characteristics of the borrower, the loan-to-value ratio and payment history, the servicer determines to have a particular risk profile,

the servicer will issue a letter of demand when the loan is 30 days delinquent.

     These time frames assume that the borrower has taken no action to remedy the default.

     Upon gaining possession of the security property, two marketing appraisals and an updated valuation are requested, with one of the marketing appraisals selected to market and sell the property via auction or private treaty. A reserve price/list price is determined with reference to the marketing appraisals and valuation. Once a figure has been reached, this is submitted to the mortgage insurer for approval. After the security property is sold and funds received and an outstanding loan balance remains, a claim for the shortfall is submitted to the mortgage insurer for processing.


     It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant State or Territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.


     The arrears and security enforcement procedures may change over time as a result of business changes, or legislative and regulatory changes.

SERVICER DELINQUENCY EXPERIENCE


     The table below summarizes the delinquency and foreclosure experience of housing loans serviced by Interstar Securities (Australia) Pty Limited.

INTERSTAR MORTGAGE BACKED PROGRAM -- TOTAL PORTFOLIO HISTORICAL DELINQUENCIES







                                 SEPTEMBER 30            MARCH 31             SEPTEMBER 30
PORTFOLIO AT:                        1997                  1998                   1998
---------------------------- -------------------- ---------------------- ----------------------
Outstanding Balance ........  $ 885,824,173.73     $ 1,096,782,340.81     $ 1,258,820,846.88
Number of Loans
 Outstanding ...............             6,714                  8,112                  9,440
Percentage of Delinquent
 Loans *
31 - 60 Days ...............              0.37%                  0.38%                  0.40%
61 - 90 Days ...............              0.13%                  0.20%                  0.23%
91 Days Plus ...............              0.09%                  0.12%                  0.17%
Total Delinquencies over
 30 Days ...................              0.60%                  0.70%                  0.80%



                                    MARCH 31             SEPTEMBER 30             MARCH 31             SEPTEMBER 30
PORTFOLIO AT:                         1999                   1999                   2000                   2000
---------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Outstanding Balance ........  $ 1,500,609,532.07     $ 1,968,607,661.73     $ 2,609,611,105.11     $ 3,344,250,484.60
Number of Loans
 Outstanding ...............              11,328                 14,498                 18,579                 23,091
Percentage of Delinquent
 Loans *
31 - 60 Days ...............                0.55%                  0.54%                  0.43%                  0.35%
61 - 90 Days ...............                0.38%                  0.31%                  0.24%                  0.16%
91 Days Plus ...............                0.18%                  0.15%                  0.13%                  0.10%
Total Delinquencies over
 30 Days ...................                1.11%                  1.00%                  0.80%                  0.61%



                                    MARCH 31             SEPTEMBER 30             MARCH 31
PORTFOLIO AT:                         2001                   2001                   2002
---------------------------- ---------------------- ---------------------- ----------------------
Outstanding Balance ........  $ 4,021,142,286.04     $ 4,820,490,560.20     $ 5,864,319,193.21
Number of Loans
 Outstanding ...............              27,406                 32,114                 38,133
Percentage of Delinquent
 Loans *
31 - 60 Days ...............                0.33%                  0.28%                  0.40%
61 - 90 Days ...............                0.14%                  0.12%                  0.19%
91 Days Plus ...............                0.06%                  0.06%                  0.10%
Total Delinquencies over
 30 Days ...................                0.53%                  0.46%                  0.70%




                               SEPTEMBER 30   MARCH 31   SEPTEMBER 30   MARCH 31
SIX MONTH PERIOD ENDING            1997         1998         1998         1999
----------------------------- -------------- ---------- -------------- ----------
Loan Losses as a % of Total

 Outstanding Balance ** .....       0.00%        0.00%        0.00%        0.00%



                               SEPTEMBER 30   MARCH 31   SEPTEMBER 30   MARCH 31   SEPTEMBER 30   MARCH 31
SIX MONTH PERIOD ENDING            1999         2000         2000         2001         2001         2002
----------------------------- -------------- ---------- -------------- ---------- -------------- ---------
Loan Losses as a % of Total

 Outstanding Balance ** .....       0.00%        0.00%        0.00%        0.00%        0.00%       0.00%


------
*     Totals may not sum exactly due to rounding

**    Net loss after any claim under Mortgage Insurance

     There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceding table represent the delinquency and foreclosure experience for the total residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans in the pool. Moreover, if the real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the Class A2 notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

     The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal and the amount and timing of redraws on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

     Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

     o    refinancing by borrowers with other financiers;

     o receipt by the issuer trustee of enforcement proceeds due to a borrower having defaulted on its housing loan;

     o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

     o repurchase of the housing loans by a seller as a result of a breach by it of certain representations;

     o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

     o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

     o receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either:

          o    repurchased by a seller under its right of first refusal; or

          o    sold to a third party.

     Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

     o    the degree to which a note is purchased at a discount or premium; and

     o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

     A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES


     The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each U.S. dollar in respect of principal repayable under the note is reduced to zero. Prepayments of principal of the mortgage loans will tend to shorten the weighted average life of the Class A2 notes, while redraws will tend to extend the weighted average life of the Class A2 notes.


     Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.


     The following table is based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. None of the sellers nor the trust manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

     The following table is based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the table. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the table indicates.

     The following table was prepared based on the characteristics of the housing loan pool (as described in "Description of the Assets of the Trust") expected to be acquired by the issuer trustee and the following additional assumptions:



     o    the initial cut-off date is the close of business on June 28, 2002;

     o    closing date for the notes is July 9, 2002;


     o on the closing date the issuer trustee will purchase housing loans with an aggregate principal balance of A$1,569,460,814;

     o housing loans will be purchased by the issuer trustee during the pre-funding period with an aggregate amount of A$285,743,315 and will be purchased in full on August 7, 2002;


     o the characteristics of the housing loans purchased during the pre-funding period will have the same blended loan characteristics as the housing loan pool described in "Description of the Assets of the Trust", save for its total size;



     o payments on the Class A2 notes are made on each quarterly payment date, regardless of the day on which payment actually occurs, commencing in October 2002, and are made in accordance with the priorities described in this prospectus;



     o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

     o the scheduled payments of principal and interest on the housing loans will be paid monthly and will be timely delivered on the fifteenth day of each month, with no defaults or arrears;



     o there are no redraws, principal increases, substitutions or payment holidays with respect to the housing loans and, accordingly, no Class A1 notes will be issued;

     o housing loans bearing a variable rate of interest maintain the rate set as at May 31, 2002;


     o housing loans bearing a fixed rate of interest will continue to bear the rate set at May 31, 2002, even at the expiration of their fixed rate periods.



     o borrowers in relation to any interest only housing loans in the portfolio are assumed to pay no principal for a period of five years and will pay principal and interest thereafter;

     o Liquid Authorized Investments are maintained at the Prescribed Minimum Level throughout the life of the notes and the Prescribed Minimum Level at any time is 1% of the A$ Equivalent of the outstanding principal amount of all notes at that time;

     o all prepayments are received on the fifteenth day of each month and include the full month's interest on the prepayment;


     o principal collections are distributed according to the rules of distribution set forth in this prospectus;


     o    all payments under the swaps are made as scheduled;




     o the trust manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except, with respect to the line titled "Weighted Average Life -- To Earlier of Clean Up Call and Step-Up and Call (Years)", in respect of which the trust manager exercises its right to redeem the notes on the earlier to occur of the Step-Up Margin Date and the quarterly payment date on which the total outstanding principal amount of all notes in all classes does not exceed 10% of the initial principal amount of all notes;



     o    the exchange rate is US$0.5738=A$1.00.


     It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

     In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

     o multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

     o    summing the results, and


     o dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

   PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES
                         OF CONSTANT PREPAYMENT RATE*




DATE                                     0.0%       10.0%       15.0%       17.5%       20.0%       25.0%       30.0%
----                                    ------     -------     -------     -------     -------     -------     -------
Closing Date ......................     100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%
July 7, 2003 ......................      99.1%       88.6%       83.3%       80.7%       78.1%       72.8%       67.6%
July 7, 2004 ......................      98.0%       78.1%       69.0%       64.6%       60.3%       52.2%       44.5%
July 7, 2005 ......................      97.0%       68.8%       56.8%       51.3%       46.2%       36.8%       28.5%
July 7, 2006 ......................      95.8%       60.4%       46.6%       40.5%       35.0%       25.3%       17.4%
July 7, 2007 ......................      94.5%       52.9%       37.9%       31.6%       26.1%       16.8%        9.7%
July 7, 2008 ......................      92.4%       45.7%       30.3%       24.1%       18.8%       10.4%        4.3%
July 7, 2009 ......................      90.2%       39.3%       23.9%       18.0%       13.0%        5.6%        0.6%
July 7, 2010 ......................      87.8%       33.6%       18.5%       13.0%        8.5%        2.1%        0.0%
July 7, 2011 ......................      85.2%       28.5%       14.0%        9.0%        5.0%        0.0%        0.0%
July 7, 2012 ......................      82.5%       23.9%       10.3%        5.7%        2.2%        0.0%        0.0%
July 7, 2013 ......................      79.6%       19.9%        7.1%        3.0%        0.0%        0.0%        0.0%
July 7, 2014 ......................      76.6%       16.3%        4.5%        0.9%        0.0%        0.0%        0.0%
July 7, 2015 ......................      73.3%       13.1%        2.3%        0.0%        0.0%        0.0%        0.0%
July 7, 2016 ......................      69.8%       10.2%        0.4%        0.0%        0.0%        0.0%        0.0%
July 7, 2017 ......................      66.2%        7.7%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2018 ......................      62.2%        5.4%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2019 ......................      58.1%        3.4%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2020 ......................      53.6%        1.7%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2021 ......................      48.9%        0.1%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2022 ......................      43.9%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2023 ......................      38.7%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2024 ......................      33.6%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2025 ......................      28.5%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2026 ......................      22.9%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2027 ......................      17.1%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2028 ......................      10.8%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2029 ......................       4.7%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
July 7, 2030 ......................       0.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
Weighted Average Life --
To Earlier of Clean Up Call and
Step-Up and Call (Years) ..........      6.73        4.71        3.94        3.61        3.30        2.77        2.32
To Maturity (Years) ...............     17.73        6.59        4.66        4.03        3.54        2.82        2.32

----------
* Totals may not sum exactly due to rounding.

                                 USE OF PROCEEDS



     The proceeds from the sale of the Class A2 notes, after being exchanged pursuant to the currency swap, will amount to A$[*] and will be used by the issuer trustee, in most part, to acquire from each seller that seller's beneficial interest in the housing loans and related mortgages, to make a deposit in the prefunding account and to acquire Liquid Authorized Investments. See "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date" and "Description of the Class A2 Notes -- Application of Capital and Liquid Authorized Investments to Available Income".



                       LEGAL ASPECTS OF THE HOUSING LOANS

     he following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between such States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

GENERAL

     There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority.

NATURE OF HOUSING LOANS AS SECURITY

     There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title". The housing loans in the proposed housing loan pool are all secured by Torrens title land.

     "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory of Australia. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

     Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

     Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold".

STRATA TITLE

     "Strata title" is an extension of the Torrens system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings, commonly referred to as apartment units or strata lots, which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block.

     Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

     All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

     o cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

     o where it involves residential property, is subject to a nominal rent of A$0.05 per annum on demand.

     As with Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government.

     In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

     Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

     The law relating to the granting of securities over real property is made complex by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

     Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

     In most States and Territories of Australia, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act

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as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

     In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

     Once the mortgagor has repaid the loan, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

ENFORCEMENT OF REGISTERED MORTGAGES

     Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

     o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o The mortgagee may, in limited circumstances, lease the property to third parties.

     o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can only look to the value of the property for satisfaction of the debt.

     o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

     A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

     Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not

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will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 of Australia, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

     The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY

     The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

     o    the disposition was made to defraud creditors; or

     o the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

     The insolvency of a company is governed by the Corporations Act 2001 of Australia. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

     o when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

     o within a prescribed period prior to the commencement of the winding up of the company.


ENVIRONMENTAL


     Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.


     Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

     Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property.

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The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

     The current transaction is designed to mitigate insolvency risk. For example, the assignment of the beneficial interest of each seller in the housing loans to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of each seller in the event of an insolvency of that seller. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.



     If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of the trust, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents -- The Security Trust Deed -- Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents -- The Security Trust Deed -- Priorities Under the Security Trust Deed". If the proceeds from enforcement of the security trust deed are not sufficient to redeem the Class A2 notes in full, some or all of the Class A2 noteholders will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS


     Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

CONSUMER CREDIT LEGISLATION

     The majority of the housing loans are regulated by the Consumer Credit Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

     o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

     o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

     o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

     o    obtain an order for a civil penalty; or

     o obtain additional restitution or compensation in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

     Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes.



     At the time the issuer trustee acquires the beneficial interest in the housing loans, the trust manager and the servicer represent and warrant that the housing loans and related mortgages complied in all material respects with the Consumer Credit Legislation at the applicable cut-off date. Under the investment management agreement, the servicer has undertaken to comply with the Consumer Credit Legislation in connection with servicing the housing loans and related mortgages.


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                   UNITED STATES FEDERAL INCOME TAX MATTERS


OVERVIEW

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Class A2 notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw, special United States federal tax counsel for the trust manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the Internal Revenue Service about any of the United States federal income tax consequences we discuss, and we cannot assure you that the Internal Revenue Service will not take contrary positions.

     Mayer, Brown, Rowe & Maw has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Class A2 notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Class A2 notes by investors that are given special treatment under the United States federal income tax laws, including:

     o    banks and thrifts;

     o    insurance companies;

     o    regulated investment companies;

     o    dealers in securities;

     o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security", "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

     o    foreign investors, except as specifically set forth below;

     o    trusts and estates; and

     o pass-through entities, the equity holders of which are any of the foregoing.



     Additionally, the discussion regarding the Class A2 notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the Class A2 notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the CODE).



     It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A2 notes, including the advisability of making any election discussed under "Market Discount".

     The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the trust manager that the trust does not and will not have an office in the United States, the trust does not and will not avail itself of the office of an agent in the United States, and that the trust is not conducting, and will not conduct, either directly or through an agent, any activities in the United States, other than in connection with its issuance of the Class A2 notes, in the opinion of Mayer, Brown, Rowe & Maw, the issuer trustee and the trust will not be subject to United States federal income tax.

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


     In the opinion of Mayer, Brown, Rowe & Maw, special tax counsel for the trust manager, the Class A2 notes will be characterized as debt for United States federal income tax purposes. Each Class A2 noteholder, by acceptance of a Class A2 note, agrees to treat the notes as indebtedness.


GENERAL

     Mayer, Brown, Rowe & Maw is of the opinion that you will be required to report interest income on the Class A2 notes you hold in accordance with your method of accounting.

SALE OF NOTES


     Mayer, Brown, Rowe & Maw is of the opinion that if you sell a Class A2 note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Class A2 note. Your adjusted tax basis in a note will equal your cost for the Class A2 note, decreased by any amortized premium and any payments other than interest made on the Class A2 note and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the Class A2 note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus US$3,000 of other United States income.


MARKET DISCOUNT

     In the opinion of Mayer, Brown, Rowe & Maw, you will be considered to have acquired a Class A2 note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

     In the case of a sale or other disposition of a Class A2 note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     In the case of a partial principal payment of a Class A2 note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Class A2 notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory Conference Committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

     o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

     o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

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     Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a Class A2 note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

     Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

     Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM



     In the opinion of Mayer, Brown, Rowe & Maw, you will generally be considered to have acquired a Class A2 note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a Class A2 note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under
Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the Class A2 notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.



BACKUP WITHHOLDING

     Mayer, Brown, Rowe & Maw is of the opinion that, backup withholding taxes will be imposed on payments to you of interest paid, and original issue discount accrued, if any, on the Class A2 notes if, upon issuance, you fail to supply the trust manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding tax rate of 30%, in effect for payments made during the years 2002 and 2003, will be reduced to 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2010. For payments made after 2010, the backup withholding tax rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the Internal Revenue Service by the trust manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the Class A2 notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

     A foreign investor generally will be exempt from backup withholding and information reporting requirements, assuming payments on the Class A2 notes are otherwise exempt from United States federal income tax, provided that such foreign investor complies with certain certification and identification procedures in order to prove its exemption. In order for a foreign investor to prove its exemption, such foreign investor should submit the appropriate Internal Revenue Service Form W-8, attesting to such foreign investor's foreign status. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, such an exemption.

     The Treasury Department has issued new regulations that, among other things, make certain modifications to the backup withholding rules. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations are effective for payments made after 31 December 2000, subject to certain transition rules. We suggest that you consult your own tax advisor regarding the impact of the new regulations.

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                             AUSTRALIAN TAX MATTERS

     The following statements with respect to Australian taxation are the material tax consequences for holders who are not residents of Australia for tax purposes of purchasing, holding and disposing of the Class A2 notes and are based on advice received by the trust manager on the basis of Australian law as in effect on the date of this prospectus which is subject to change possibly with retroactive effect. It is suggested that purchasers of Class A2 notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the purchase, ownership, disposal or dealing of or in the notes.


PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

     Under existing Australian tax law, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.



     Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the TAX ACT), an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.



     These conditions are:

     o the issuer trustee is a company that is a resident of Australia when it issues the notes and when interest, as defined in section 128A
          (1AB) of the Tax Act, is paid; and

     o the notes, or a global bond or note or interests in such a global bond or note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Tax Act.

     The issuer trustee will seek to list the Class A2 notes on the Luxembourg Stock Exchange and the Australian Stock Exchange. On the basis that the issuer trustee has previously entered into an agreement with the underwriters in relation to the placement of the Class A2 notes, requiring the issuer trustee to seek any such listing, the issue of the Class A2 notes will satisfy the public offer test of section 128F of the Tax Act.



     The public offer test will not be satisfied, if at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the Class A2 notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, trust manager or underwriter in relation to the placement of a note. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, the beneficiaries of the trust. Thus the relevant associates of the issuer trustee in the present case will be the servicer as the residual beneficiary of the trust and the associates of the servicer and the other beneficiaries of the trust, if any, from time to time.



     If the requirements for exemption under section 128F of the Tax Act are met with respect to the Class A2 notes, payments of principal, interest and any premium made to a holder of the notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

     The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the Tax Act, which, as discussed, would be an associate of the residual beneficiary, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate.

NOTE TRANSFERS

     A noteholder may be subject to taxation in respect of any gain made on the transfer of notes. The specific taxation implications in respect of the transfer depends on the nature of the gain which will vary as between noteholders. Broadly, the taxation consequences will depend on whether noteholders own the notes on revenue or capital account.

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

     Noteholders should seek their own advice in relation to the specific taxation consequences of the transfer of their notes.

     In addition, noteholders should also seek their own advice regarding the goods and services tax implications of the transfer of their notes.

PROFIT ON SALE

     Under existing Australian law, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:

     o the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and

     o    the profits do not have an Australian source.

     The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

     There are, however, specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption in section 128F of the Tax Act. These rules can apply when:

     o notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia; or

     o notes are sold to an Australian resident in connection with a "washing arrangement" as defined in the Tax Act.

GOODS AND SERVICES TAX

     The goods and services tax regime was introduced in Australia from July 1, 2000.



     The goods and services tax (GST) is a transactions tax and accordingly may impact various transactions in which the issuer trustee is involved. Broadly, the impact of the goods and services tax regime will depend on the type of supply made by the issuer trustee.

     Where the supply by the issuer trustee is a "taxable supply", the issuer trustee will have to remit goods and services tax equal to 1/11th of the total consideration received for the supply to the Australian Taxation Office (ATO). The issuer trustee can obtain full input tax credits for goods and services tax paid on things acquired to make the taxable supply.



     Where the supply by the issuer trustee is a "GST free supply", the issuer trustee does not remit goods and services tax on the supply to the ATO. The issuer trustee can obtain full input tax credits for goods and services tax paid on things acquired to make the GST free supply.

     Where the supply by the issuer trustee is an "input taxed supply", which includes financial supplies, the issuer trustee is not required to remit goods and services on the supply. The issuer trustee is generally not entitled to input tax credits for goods and services tax paid on things acquired to make input taxed supplies. In some circumstances, however, "reduced input tax credits" may be available.

     On the basis of the current goods and services tax legislation, the issue of the notes would constitute either a financial supply or a GST-free supply depending on the status of the noteholders. In either case GST is not charged in respect of the supply. Payments made to noteholders would not constitute a separate supply for GST purposes.

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

FIXED-FLOATING RATE SWAP & GST

Where the fixed-floating rate swap provider is an Australian resident, the GST implications under current Australian law are as follows:

     o the exchange of fixed interest rate obligations for floating interest rate obligations by the issuer trustee would constitute a financial supply. Accordingly, the issuer trustee would not be obliged to remit GST to the ATO and would not be entitled to claim full input tax credits in relation to the costs associated with making the supply, although the issuer trustee may be entitled to claim a reduced input tax credit; and

     o the exchange of floating interest rate obligations for fixed interest rate obligations by the fixed-floating rate swap provider would also constitute a financial supply.

Where the fixed-floating rate swap provider is not an Australian resident, the GST implications under current Australian law are as follows:

     o the supply of fixed interest rate obligations for floating interest rate obligations by the issuer trustee to the non-resident fixed-floating rate swap provider, constitutes a GST-free supply. Accordingly, the issuer trustee is not required to remit GST to the ATO, however, the issuer trustee is entitled to claim input taxed credits in relation to the costs associated with making this supply; and

     o the supply of floating interest rate obligations for fixed interest rate obligations by the non-resident fixed-floating rate swap provider to the issuer trustee has no impact for GST purposes.

CURRENCY SWAP PROVIDER & GST

Where the currency swap provider is an Australian resident, the GST implications under current Australian law are as follows:

     o the exchange of currency denominations by the issuer trustee would constitute a financial supply. Accordingly, the issuer trustee would not be obliged to remit GST to the ATO and would not be entitled to claim full input tax credits in relation to the costs associated with making the supply, although the issuer trustee may be entitled to claim a reduced input tax credit; and

     o the exchange of currency denominations by the currency swap provider would also constitute a financial supply.

Where the currency swap provider is not an Australian resident, the GST implications under current Australian law are as follows:

     o the supply of currency denominations by the issuer trustee to the non-resident currency swap provider, constitutes a GST-free supply. Accordingly, the issuer trustee is not required to remit GST to the ATO, however, the issuer trustee is entitled to claim input taxed credits in relation to the costs associated with making this supply; and

     o the supply of currency denominations by the non-resident currency swap provider to the issuer trustee has no impact for GST purposes.

OTHER TAXES

     No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Class A2 notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia should not be subject to Australian stamp duty.

TAX REFORM PROPOSALS

     Under the Review of Business Taxation recommendations it was proposed that some trusts be taxed as if they were companies as from July 1, 2001. The Australian Federal Government released draft legislation to implement these recommendations. The draft legislation provided that non-fixed trusts would be taxed as if they were companies. Fixed trusts, however, would not be subject to the proposed measures and would therefore retain their current taxation treatment and accordingly will continue to receive flow-through treatment. The Exposure Draft Legislation was subject to an extensive consultation process. As a result of this process, the Australian Federal Government resolved that the Exposure Draft Legislation involved numerous complications, therefore it has since been withdrawn.

     The Australian Federal Government may issue new draft rules in relation to the taxation of trusts in the future, however the form and proposed state date of these measures remain uncertain.

     In any case, the measures should in no way impact the payment to noteholders who will continue to receive their interest payments in respect of the notes issued by the issuer trustee.

DEBT & EQUITY

     The New Business Tax System (Debt and Equity) Act 2001 was enacted on October 1, 2001 with effect from July 1, 2001 and amends the Income Tax Assessment Act 1997 (Cth).

     The debt/equity rules recharacterize as equity, for tax purposes, certain interests in a company which would otherwise be regarded as debt. In so doing, a tax deduction is denied for any interest paid on such "non-share equity".

     The notes on issue have the following attributes:

     o    the notes are not convertible to equity;

     o interest payment in respect of the notes is based on a specific formula;

     o the rights attaching to the notes and the amount of the return is not subject to the discretion of the issuer trustee.

     In light of the debt/equity rules, the notes issued by the issuer should constitute debt.

                 ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

     Interstar Securitisation Management Pty Limited is an Australian private company incorporated with limited liability under the Corporations Act 2001 of Australia. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Interstar Securitisation Management Pty Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Interstar Securitisation Management Pty Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

     o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

     o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

     o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     o    the judgment is a penal or revenue judgment; or

     o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

     A judgment by a court may be given in some cases only in Australian dollars. Interstar Securitisation Management Pty Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Interstar Securitisation

Management Pty Limited has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

     All of the directors and executive officers of Interstar Securitisation Management Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Interstar Securitisation Management Pty Limited has been advised by its Australian counsel, Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.


                        EXCHANGE CONTROLS AND LIMITATIONS

     Under certain instruments issued by the Reserve Bank of Australia under the Banking (Foreign Exchange) Regulations, the specific prior approval of the Reserve Bank of Australia must be obtained for certain payments to be made in or from Australia to, by the order of, on behalf of, or relating to property, securities or funds belonging to or controlled by:

     o    the Government of Iraq or its agencies or its nationals;

     o the Embassy of the Federal Republic of Yugoslavia, the Consulate-General of the Federal Republic of Yugoslavia, Narodna Banka Jugoslavije, including Banque Nationale de Yugoslavie, and certain other persons listed in the relevant instrument as known supporters of the former Milosevic regime of the Federal Republic of Yugoslavia;

     o the Government or a public authority of Libya or certain Libyan undertakings;

     o the Taliban, including the Islamic Emirate of Afghanistan, or any undertaking owned or controlled by the Taliban;

     o certain other persons and entities listed in the relevant instrument identified by the United Nations and the United States of America as being linked to terrorism; or

     o UNITA, being the United Union for the Total Independence of Angola, its senior officials and their immediate families.


                              ERISA CONSIDERATIONS

     Subject to the considerations discussed in this section, the Class A2 notes are eligible for purchase by employee benefit plans.

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

     Some transactions involving the purchase, holding or transfer of the Class A2 notes might be deemed to constitute prohibited transactions under ERISA and
Section 4975 of the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the notes should be treated as debt without substantial equity features for purposes of the regulation and that the notes do not constitute equity interests in the trust for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

     However, without regard to whether the Class A2 notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, a backup servicer, the trust manager, the note trustee, the seller, a swap provider, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

     o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

     o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers".

     By your acquisition of a Class A2 note, you shall be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

     If you are a plan fiduciary considering the purchase of any of the Class A2 notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Class A2 notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some United States institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Class A2 notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A2 notes as legal investments for you.

                              AVAILABLE INFORMATION



     Interstar Securitisation Management Pty Limited, as trust manager, has filed with the SEC a registration statement under the United States Securities Act of 1933 (SECURITIES ACT) with respect to the

Class A2 notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov".


                              RATINGS OF THE NOTES

     The issuance of the Class A2 notes will be conditioned on obtaining a rating of AAA by S&P and Aaa by Moody's. The issuance of the Class B notes will be conditioned on obtaining a rating of AA- by S&P. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A2 notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A2 notes, the mortgage insurance policies and title insurance policies, the creditworthiness of the swap providers and the mortgage insurers and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long term debt rating is AA+ by S&P and Aa2 by Moody's. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

                              PLAN OF DISTRIBUTION

UNDERWRITING

     Under the terms and subject to the conditions contained in the underwriting agreement among the underwriters, the issuer trustee and the trust manager, the issuer trustee has agreed to sell to the underwriters the entire Principal Amount of the Class A2 notes:



                                  PRINCIPAL AMOUNT OF
                                    CLASS A2 NOTES
         UNDERWRITERS                    (US$)
------------------------------   --------------------
Barclays Capital Inc .........           $  [*]
[*] ..........................           $  [*]
[*] ..........................           $  [*]
Total ........................           $  [*]


     The underwriting agreement provides that the underwriters are obligated to purchase all of the Class A2 notes if any are purchased.

     The underwriters propose to offer the Class A2 notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the principal balance. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other brokers and dealers. After the initial public offering, the public offering price and concessions and discounts to brokers and dealers may be changed by the representative of the underwriters.


                               SELLING       REALLOWANCE
                             CONCESSIONS       DISCOUNT
                            -------------   -------------
Class A 2 notes .........   [*]%            [*]%

     The trust manager estimates that the out-of-pocket expenses for this offering will be approximately US$[*] million.


     The trust manager has agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

     The underwriting discounts and commissions will be paid separately by Interstar Securities (Australia) Pty Limited and not from the proceeds to the issuer trustee.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

     o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

     o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

     o Syndicate covering transactions involve purchases of the Class A2 notes in the open market after the distribution has been completed in order to cover syndicate short positions;

     o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A2 notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A2 notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     In the ordinary course of its business, the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the trust manager and its affiliates.

OFFERING RESTRICTIONS

THE UNITED KINGDOM

     The Class A2 notes have only been offered or sold and will only be offered or sold in or from the United Kingdom: (a) to persons (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses; or
(ii) to persons who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses; or (iii) otherwise in circumstances that have not resulted and will not result in an offer to the public under the Public Offers of Securities Regulations 1995 (as amended); and (b) in compliance with all applicable provisions of the Financial Services and Markets Act 2000 (FISMA), and rules and regulations made thereunder with respect to anything done in relation to the Class A2 notes in, from or otherwise involving the United Kingdom. Any invitation or inducement to engage in investment activity, within the meaning of
Section 21 of FISMA, will only be communicated or caused to be communicated in circumstances when Section 21 of FISMA does not apply, including to persons exempted as investment professionals under Article 19 or to high net worth persons under Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended.

     Neither this prospectus nor the Class A2 notes have been, or will be, available to other categories of persons in the United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus. The transmission of this prospectus to any person in the United Kingdom other than the categories stated above is unauthorized and may contravene FISMA.

AUSTRALIA

     No offering circular, prospectus or other disclosure document in relation to any notes has been lodged with the Australian Securities and Investments Commission. The Class A2 notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has agreed that it:

     o has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold the Class A2 notes;

     o will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the Class A2 notes; and

     o has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

in Australia, its territories or possessions unless:

     o the amount payable for the Class A2 notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000, or its equivalent in another currency -- disregarding amounts, if any, lent by the issuer trustee or other person offering the notes or any associate of them -- or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under
          Part 6D.2 of the Corporations Act 2001 of Australia;

     o the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and

     o the Class A2 notes will not be acquired by an associate of the issuer trustee within the meaning of section 128F of the Tax Act, other than in the capacity of a dealer, trust manager or underwriter in relation to a placement of the Class A2 notes, as identified on a list provided by the trust manager, the List.

     In addition, each underwriter has agreed that, in connection with the primary distribution of the Class A2 notes, it will not sell any Class A2 notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect that, as a result of such sale, such Class A2 notes or any interest in such Class A2 notes were being, or would later be acquired, directly or indirectly, by an associate of the issuer trustee for the purposes of section 128F of the Tax Act.

     Each underwriter has agreed that it must offer the Class A2 notes for which they subscribe for sale within 30 days of the issue of those Class A2 notes. Such offer must only be by one of the following means, or a combination thereof:



     o as a result of negotiations being initiated by the underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the issuer and the price at which the Class A2 notes are offered for sale; or

     o by the underwriter offering those Class A2 notes for sale to at least 10 persons, each an INVESTOR, each of whom must be:

     o carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

     o    not known to be an associate of any of the others;

     o as a result of being accepted for listing on a stock exchange where the issuer trustee has previously entered into an agreement with the underwriter in relation to the placement of the Class A2 notes requiring the issuer trustee to seek such listing; or

     o to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Class A2 notes in the past or as likely to be interested in acquiring Class A2 notes.

                               GENERAL INFORMATION

LISTING



     Applications have been made to list the Class A2 notes on the Luxembourg Stock Exchange and the Australian Stock Exchange. In connection with the listing application to the Luxembourg Stock Exchange, copies of the constitutional documents of the issuer trustee and the legal notice relating to the issuance of the Class A2 notes will be deposited with the Chief Registrar of the District Court of Luxembourg, Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg, where such documents may be examined and copied upon request.

     The Bank of New York (Luxembourg) S.A. will initially act as the Luxembourg listing agent, Luxembourg paying agent and Luxembourg transfer agent. Each of these agents agree that so long as the Class A2 notes are listed on the Luxembourg Stock Exchange, such agents will be maintained in Luxembourg. Any changes thereto must be notified to the Class A2 noteholders in accordance with the notice provisions set forth under the heading "Description of the Class A2 Notes -- Notices".



AUTHORIZATION

     The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A2 notes. The issue of the Class A2 notes has been authorized by the resolutions of the board of directors of Perpetual Trustees Victoria Limited passed on [*] 2002.

LITIGATION

     The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

     The Class A2 notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the Common Code number [*] and ISIN [*].



TRANSACTION DOCUMENTS AVAILABLE

     You may obtain copies of the noteholders' reports to Class A2 noteholders during normal business hours on a weekday, excluding Saturdays, Sundays and public holidays, at the specified offices of the Luxembourg paying agent, with initial specified offices located at Aerogolf Center, 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg.

     You may inspect copies of the following documents during normal business hours on any weekday, excluding Saturdays, Sundays and public holidays, at the specified offices of the Luxembourg Paying Agent, with initial specified offices located at Aerogolf Center, 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg, during the period of fourteen days from the date of this prospectus:


     o    constitution of the issuer trustee;

     o    underwriting agreement;

     o    master trust deed;

     o    series notice;

     o    security trust deed;

     o    note trust deed;

     o    agency agreement;

     o    investment management agreement;


     o    currency swap;


     o    currency swap guarantee;


     o    primary backup servicer agreement; and


     o    secondary backup servicer agreement.



                                  ANNOUNCEMENT

     By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

     o the Class A2 notes will initially be issued in the form of registered, book-entry notes and will be registered in the name of Cede & Co., as nominee of DTC;


     o in connection with the issue, DTC will confer rights in the Class A2 notes to the noteholders and will record the existence of those rights; and

     o as a result of the issue of the Class A2 notes in this manner, these rights will be created.

                                  LEGAL MATTERS

     Mayer, Brown, Rowe & Maw, New York, New York, will pass upon some legal matters with respect to the Class A2 notes, including the material U.S. federal income tax matters, for Interstar Securitisation Management Pty Limited. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, excluding any Australian tax matters, with respect to the Class A2 notes for Interstar Securitisation Management Pty Limited. KPMG will pass upon the Australian tax matters with respect to the Class A2 notes for Interstar Securitisation Management Pty Limited. Orrick, Herrington & Sutcliffe, London, United Kingdom will act as United States legal counsel to the underwriters.

                                    DIRECTORY

                                 TRUST MANAGER
                INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED
                          Level 28, 367 Collins Street,
                              Melbourne, Australia
                                    SERVICER

                  INTERSTAR SECURITIES (AUSTRALIA) PTY LIMITED
                          Level 28, 367 Collins Street
                              Melbourne, Australia
                                 ISSUER TRUSTEE

                       PERPETUAL TRUSTEES VICTORIA LIMITED
                          Level 7, 9 Castlereagh Street
                       Sydney, New South Wales, Australia

                                SECURITY TRUSTEE

                        PERPETUAL TRUSTEE COMPANY LIMITED
                          Level 7, 9 Castlereagh Street
                       Sydney, New South Wales, Australia

           NOTE TRUSTEE, PRINCIPAL PAYING AGENT AND CALCULATION AGENT


                              THE BANK OF NEW YORK
                  101 Barclay Street, New York, New York 10286
                            United States of America

           LUXEMBOURG PAYING AGENT, TRANSFER AGENT AND LISTING AGENT


                     THE BANK OF NEW YORK (LUXEMBOURG) S.A.
                         Aerogolf Center, 1A, Hoehenhof
                         L-1736 Senningerberg Luxembourg

                    AUSTRALIAN COUNSEL FOR THE TRUST MANAGER

                             Allens Arthur Robinson
                                2 Chifley Square
                       Sydney, New South Wales, Australia





          UNITED STATES COUNSEL TO           UNITED STATES COUNSEL TO
             THE TRUST MANAGER                   THE UNDERWRITER
          Mayer, Brown, Rowe & Maw        Orrick, Herrington & Sutcliffe
               1675 Broadway                       4 Broadgate
          New York, New York 10019               London EC2M 2DA
          United States of America                United Kingdom

          UNITED STATES COUNSEL TO             AUSTRALIAN COUNSEL TO
              THE NOTE TRUSTEE                  THE ISSUER TRUSTEE
                Tite & Lewis                 Mallesons Stephen Jaques
        Alder Castle, 10 Noble Street         Governor Phillip Tower
              London EC2V 7TL                     1 Farrer Place
              United Kingdom             Sydney, New South Wales, Australia

                                    GLOSSARY

A$ EQUIVALENT                   means, in relation to an amount denominated or
                                to be denominated in US$:

                                o prior to the termination of the currency swap, the amount converted to and denominated in A$ at the rate of exchange set forth in the currency swap for the exchange of United States dollars for Australian dollars; and

                                o after the termination of the currency swap, the amount that, when converted into US$ at the then prevailing spot exchange rate in New York City for A$ purchases of US$, will equal the US$ amount owing in respect of principal or interest, as applicable, on the Class A2 notes to be paid from or by reference to such amount.



A$ INTEREST AMOUNT..........   means, in relation to a monthly payment date,
                               the amount in Australian dollars calculated as follows:

                               o on a daily basis at the Bank Bill Rate on that day plus a margin set forth in the currency swap that will increase after the Step-Up Margin Date;

                               o on the A$ Equivalent of the Currency Swap Notional Amount for that monthly payment date; and

                               o on the basis of the actual number of days in the relevant Interest Period and a year of 365 days.



ACCRUED INTEREST
 ADJUSTMENT..................  means, in relation to a seller, the amount equal to any interest and fees accrued on the housing loans purchased from that seller up to, but excluding, the closing date and which were unpaid as of the close of business on the closing date.




APPROVED BANK...............   means a bank which has a short term rating of
                               A-1+ from S&P and P-1 from Moody's and which is approved by the trust manager in writing.


AUTHORIZED INVESTMENTS......   means any investments which at their date of
                               acquisition are:

                               o housing loans secured by mortgages, those mortgages and any other related securities and rights;

                               o bills, promissory notes or other negotiable instruments accepted, drawn or endorsed by an Approved Bank;


                               o cash and/or deposits with an Approved Bank or deposits with, or the acquisition of certificates of deposit or any other debt security issued by an Approved Bank;

                               o   loan securities issued, secured, or
                                   guaranteed by the Commonwealth of Australia or any State or Territory within the Commonwealth of Australia; and

                               o any mortgage-backed security issued by any entity,

                               which satisfy the following conditions:

                               o unless otherwise advised in writing by each rating agency:

                               o   each proposed investment falling within
                                   bullet points 2, 3 and 4 must have a credit rating issued by S&P of A-1+ or AAA and by Moody's of P-1 or Aaa;

                               o   each proposed investment falling within
                                   bullet point 5 must have a credit rating issued by S&P of AAA and by Moody's of Aaa;

                               o   each proposed investment falling within
                                   bullet points 2, 3 and 4 must mature by the earlier of the following dates:



                                   o    the monthly payment date following the
                                        date on which it was acquired; or

                                   o such other date as the issue trustee and the trust manager may determine to be necessary to enable the issuer trustee to have sufficient cash to meet any expenses of the trust which may be payable prior to that monthly payment date;


                               o unless the series notice otherwise provides, all Authorized Investments must be denominated in Australian currency and held in Australia; and

                               o all Authorized Investments must be held in the name of the issuer trustee or in the name of such other person or persons as approved by the issuer trustee from time to time.



AVAILABLE INCOME............   see page 60.


BANK BILL RATE..............   means as at any date the rate per cent per
                               annum being the average of the buying and selling rates for a 30 day bill or, in the case of the first Interest Period for a Class B note, the linear interpolation of the average of the buying and selling rates for a [*] day bill and a [*] day bill, quoted on the page designated "BBSW" of the Reuters Monitor System at or about 10.30 am, Melbourne time, on that date by each person so quoting, but not less than five, and rounding the resultant figure upwards to four decimal places, provided that if in respect of any date the Bank
                               Bill Rate cannot be determined because fewer than five persons have quoted rates or a rate is not displayed for a term equivalent to that period, then the BANK BILL RATE for that date shall mean such rate as determined by a financial advisor nominated by the trust manager or by the trust manager having regard to comparable indices then available. In the event that any such date is not a business day, then the BANK BILL RATE applicable on that date


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

                               shall be deemed to be the BANK BILL RATE which is applicable on the business day next succeeding that date. A certificate signed by a financial advisor nominated by the trust manager or the trust manager certifying as to the BANK BILL RATE on any date shall be final and conclusive evidence thereof in the absence of manifest error.

BENEFIT PLAN................   means an employee benefit plan as defined in
                               Section 3(3) of Erisa that is subject to Title I of Erisa, a plan described in section 4975(e)(1) of the Code or an entity deemed to hold plan assets of any of the foregoing by reason of an employee benefit plan's or plan's investment in the entity.

CAPITAL.....................   means any assets of the trust from time to time
                               which constitute or are attributable to capital rather than income and includes any Mortgage
                               Principal Repayments.


CODE........................   see page 105.

COLLECTION PERIOD...........   see page 58.


CONSUMER CREDIT
 LEGISLATION................   means any legislation relating to consumer
                               credit, including the Credit Act of any
                               Australian jurisdiction, the Consumer Credit Code
                               (vic) 1996 and any other equivalent legislation of any Australian jurisdiction.

CURRENCY SWAP
 NOTIONAL AMOUNT............   means as follows:


                               o in relation to a monthly payment date which is 2 monthly payment dates immediately preceding a quarterly payment date, the aggregate Principal Amount of the Class A2 notes as at the first day of the Interest Period for that quarterly payment date;

                               o in relation to a monthly payment date which is 1 monthly payment date immediately preceding a quarterly payment date, an amount equal to:

                                   o    the aggregate Principal Amount of the
                                        Class A2 notes as at the first day of
                                        the Interest Period for that quarterly
                                        payment date; minus

                                   o    the US$ Equivalent of the amounts
                                        distributed to the currency swap
                                        provider in respect of principal on the
                                        immediately preceding monthly payment
                                        date;



                               o in relation to a monthly payment date which is also a quarterly payment date, an amount equal to:



                                   o    the aggregate Principal Amount of the
                                        Class A2 notes as at the first day of
                                        the Interest Period for that quarterly
                                        payment date; minus

                                   o    the US$ Equivalent of the amounts
                                        distributed to the currency swap
                                        provider in respect of principal on the
                                        two immediately preceding monthly
                                        payment dates.

DETERMINATION DATE..........   see page 58.



EXTRAORDINARY RESOLUTION....   means a resolution passed at a duly convened
                               meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting
                               Mortgagees present in person or by proxy or a written resolution signed by all of the Voting
                               Mortgagees.



INCOME......................   see page 59.


INCOME SHORTFALL............   see page 60.



INITIAL PRINCIPAL AMOUNT....   means the Principal Amount of the note on the
                               date it is issued.


INSOLVENCY EVENT............   means with respect to the issuer trustee, in
                               its personal capacity and as trustee of the trust, the trust manager, the servicer, a seller or a mortgage insurer (each a Relevant
                               Corporation), the happening of any of the following events:

                               o an administrator of the relevant corporation is appointed;

                               o   except for the purpose of a solvent
                                   reconstruction or amalgamation:

                               o   an application or an order is made,
                                   proceedings are commenced, a resolution is passed or proposed in a notice of proceedings or an application to a court or other steps, other than frivolous or vexatious applications, proceedings, notices and steps, are taken for:

                                   o    the winding up, dissolution or
                                        administration of the relevant
                                        corporation; or

                                   o    the relevant corporation to enter into
                                        an arrangement, compromise or
                                        composition with or assignment for the
                                        benefit of its creditors or a class of
                                        them; or

                               o the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets;

                               o   the relevant corporation is, or under
                                   applicable legislation is taken to be, unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute, or stops or suspends or threatens to stop or suspend payment of all or a class of its debts, except, in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;

                               o a receiver, receiver and trust manager or administrator is appointed by the relevant corporation or by any other person, to all or substantially all of the assets and undertaking of the relevant corporation or any part

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

                                   thereof, except, in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;

                               o   the relevant corporation is or makes a
                                   statement from which it may be reasonably deduced that the relevant corporation is, the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act 2001 of Australia;

                               o the relevant corporation takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation; or

                               o anything analogous to an event referred to in the six preceding paragraphs or having a substantially similar effect occurs with respect to the relevant corporation.



INTEREST PERIOD.............   see page 58.


ISSUER TRUSTEE'S DEFAULT....   means:

                               o   an Insolvency Event has occurred and is
                                   continuing in relation to the issuer
                                   trustee;

                               o   any action is taken in relation to the
                                   issuer trustee which causes the rating of any notes to be downgraded or withdrawn;



                               o   the issuer trustee, or any employee or
                                   officer of the issuer trustee, breaches any obligation or duty imposed on the issuer trustee under any transaction document, any fixed-floating rate swap or the currency swap in relation to the trust where the trust manager reasonably believes it may have a Material Adverse Effect and the issuer trustee fails or neglects after 30 days' notice from the trust manager to remedy that breach;



                               o the issuer trustee merges or consolidates with another entity without ensuring that the resulting merged or consolidated entity assumes the issuer trustee's obligations under the transaction documents; or

                               o there is a change in control of the issuer trustee from that existing on the date of the master trust deed unless approved by the trust manager.



LIBOR.......................   means, in relation to any Interest Period for a
                               Class A2 note, the rate applicable for deposits in U.S. dollars for a period of 3 months - or in the case of the first Interest Period, the linear interpolation of the rates applicable for deposits in U.S. dollars for [*] and [*] months - which appears on the Telerate Page 3750 as of
                               11.00 am, London time, on the relevant rate reset date. If such rate does not appear on the Telerate Page 3750, the rate for that Interest
                               Period will be determined as if the issuer trustee and the calculation agent had specified
                               USD-LIBOR-Reference Banks as the applicable
                               Floating Rate Option under the Definitions of the International Swaps and


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



                               Derivatives Association, Inc. (ISDA)
                               incorporating the 2000 ISDA definitions, as amended and updated as at the closing date (the ISDA DEFINITIONS). USD-LIBOR-REFERENCE BANKS means that the rate for an Interest Period for a Class A2 note will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market agreed to by the calculation agent and the currency swap provider (the REFERENCE BANKS) at approximately 11.00 am, London time, on the relevant rate reset date to prime banks in the London interbank market for a period of 3 months commencing on the first day of the Interest Period and in a Representative Amount, as defined in the ISDA Definitions. The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided by Reference Banks to the calculation agent, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided by Reference Banks to the calculation agent following the calculation agent's request, the rate for that Interest Period will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the calculation agent and the currency swap provider, at approximately 11.00 am, New York City time, on that rate reset date for loans in U.S. dollars to leading European banks for a period of 3 months commencing on the first day of the Interest Period and in a Representative Amount. If no such rates are available in New York City, then the rate for such Interest Period will be the most recently determined rate in accordance with this definition.



LIQUID AUTHORIZED


INVESTMENTS.................   as at any date means any of the following
                               Authorized Investments:

                               o bills, promissory notes or other negotiable instruments accepted drawn or endorsed by a bank which has a short term rating of A-1+ from S&P and P-1 from Moody's which is approved by the trust manager in writing;

                               o cash and/or deposits with an Approved Bank, or the acquisition of certificates of deposits or any other debt security issued by a bank which has a short term rating of A-1+ from S&P and P-1 from Moody's which is approved by the trust manager in writing;



                               o   loan securities issued, secured or
                                   guaranteed by the Government of Australia or any State or Territory within the Commonwealth of Australia; and

                               o any other Authorized Investments approved by the rating agencies.




LIQUIDITY PURPOSES..........   see page 63.


LVR.........................   means in relation to a housing loan, the ratio,
                               expressed as a percentage, which the outstanding amount of the housing loan secured or to be secured by the related mortgage bears to the value of the land mortgaged or to be mortgaged, both at the time the borrower entered into the relevant housing loan agreement.

MATERIAL ADVERSE EFFECT.....   means an event which will materially and
                               adversely affect the amount or the timing of a payment to a noteholder.


MONTHLY PAYMENT DATE........   see page 58.


MORTGAGEES..................   see page 62.


MORTGAGE PRINCIPAL
 REPAYMENTS..................  see page 49.


NOTEHOLDER MORTGAGEES.......   means the Class B noteholders, the Class A1
                               noteholders and the note trustee, on behalf of the Class A2 noteholders.


PREFUNDING ACCOUNT..........   see page 30


PRESCRIBED MINIMUM LEVEL....   see page 59.


PRIMARY EXPENSES............   see page 60.


PRINCIPAL AMOUNT............   means, on any date in relation to a note, the
                               Initial Principal Amount of that note minus the aggregate of repayments of principal made in respect of the note on or before that date.


QUARTERLY PAYMENT DATE......   see page 58.



SECURED MONEYS..............   means all money which the issuer trustee is or
                               at any time may become actually or contingently liable to pay to or for the account of any Mortgagee for any reason whatever under or in connection with a transaction document, any fixed-floating rate swap or the currency swap.


SERVICER TRANSFER EVENT.....   see page 90.


STEP-UP MARGIN DATE.........   means the quarterly payment date falling in
                               July 2009.




SURPLUS LIQUIDITY...........   means, on any monthly payment date, the amount
                               by which the value of the Liquid Authorized
                               Investments exceeds the Prescribed Minimum Level on such monthly payment date after replenishing
                               Liquid Authorized Investments used for any Income
                               Shortfalls.


TERMINATION DATE............   with respect to the trust shall be the earlier
                               to occur of:

                               o the date which is 80 years after the date of creation of the trust;

                               o the termination of the trust under statute or general law;

                               o full and final enforcement by the security trustee of its rights under the security trust deed after the occurrence of an event of default under the security trust deed; or

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

                               o at any time after all creditors of the trust have been repaid in full, the business day immediately following that date.

TRUST MANAGER'S DEFAULT.....   means:



                               o the trust manager fails to make any payment required by it within the time period specified in a transaction document, any fixed-floating rate swap or the currency swap, and that failure is not remedied within 5 business days of receipt from the issuer trustee of notice of that failure;



                               o   an Insolvency Event has occurred and is
                                   continuing in relation to the trust manager;




                               o the trust manager breaches any obligation or duty imposed on the trust manager under the master trust deed, any other transaction document any fixed-floating note swap or the currency swap, or any other deed, agreement or arrangement entered into by the trust manager under the master trust deed in relation to the trust, the issuer trustee reasonably believes that such breach has a Material Adverse Effect and the breach is not remedied within 30 days' notice being given by the issuer trustee to the trust manager, except in the case of reliance by the trust manager on the information provided by, or action taken by, the servicer, or if the trust manager has not received information from the servicer which the trust manager requires to comply with the obligation or duty; or

                               o a representation, warranty or statement by or on behalf of the trust manager in a transaction document, any fixed-floating rate swap or the currency swap, or a document provided under or in connection with a transaction document, any fixed-floating rate swap and the currency swap is not true in a material respect or is misleading when repeated and is not remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee where, as determined by the issuer trustee, it has a Material Adverse Effect.



UNPAID BALANCE..............   means, at any time, the unpaid principal amount
                               of the housing loan plus the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with the housing loan or the related mortgage at that time.


US$ EQUIVALENT..............   means, in relation to an amount denominated or
                               to be denominated in A$:

                               o prior to the termination of the currency swap, the amount converted to and denominated in US$ at the rate of exchange set forth in the currency swap for the exchange of Australian dollars for United States dollars; and

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



                               o after the termination of the currency swap, the amount that, when converted into A$ at the then prevailing spot exchange rate in New York City for US$ purchases of A$, will equal the A$ amount needed to convert into US$ to pay principal or interest, as applicable, on the Class A2 notes.



VOTING MORTGAGEES...........   see page 63.

================================================================================


                  INTERSTAR MILLIENNIUM, SERIES 2002-1G TRUST





          $1,000,000,000 CLASS A2 MORTGAGE BACKED FLOATING RATE NOTES





                            -------------------------

                                   PROSPECTUS

                            -------------------------


                       UNDERWRITERS OF THE CLASS A2 NOTES

                                BARCLAYS CAPITAL

                                [ * ]    [ * ]




     You should rely only on the information contained in this prospectus. No one has been authorized to provide you with any other, or different, information.

     This document may only be used where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

     Until [*], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:


SEC Registration Fee........................................    $92,000
Printing and Engraving......................................    $50,000
Legal Fees and Expenses.....................................   $400,000
Trustee Fees and Expenses...................................    $65,000
Rating Agency Fees..........................................   $300,000
Accounting Fees & Expenses..................................    $50,000
Miscellaneous...............................................    $50,000
                                                             -----------
                                                             $1,007,000
                                                             ===========

------------------
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     The following information relates to securities of the registrant issued or sold by the registrant that were not registered under the Securities Act:

     The registrant was incorporated on April 26, 2002. Two fully paid shares of A$1.00 each were allotted to Interstar Securitisation Management Pty Limited on April 26, 2002.


ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Constitution of the Registrant, every director, agent, auditor, secretary and other officer for the time being of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by him as such director, agent, auditor, secretary or other officer in defending any proceedings whether civil or criminal in which judgment is given in his favor or in which he is acquitted or in connection with any application under the Corporations Act in which relief is granted to him by the court in respect of any negligence, default, breach of duty or breach of trust. However, the right of indemnity against the Registrant may, in certain circumstances, be limited by the Corporations Act.

ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      1.1  Form of Underwriting Agreement.*
      3.1  Constitution.*
      4.1  Master Trust Deed.*

    4.2  Form of the Series Notice.*
    4.3  Form of the Security Trust Deed.*
    4.4  Form of the Note Trust Deed.*
    4.5  Form of the Agency Agreement.*
    5.1  Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.*
    8.1 Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).*
    8.2  Opinion of KPMG as to certain tax matters.*
   10.1  The Investment Management Agreement.*
   10.2  Form of the Fixed-Floating Rate Swap.*
   10.3  Form of the Currency Swap.*
   10.4  Primary Backup Servicer Agreement.*
   10.5  Secondary Backup Servicer Agreement.
   23.1  Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*
   23.2  Consent of KPMG (included in Exhibit 8.2 hereof).*
   24.1  Power of Attorney (included on signature pages).*
   25.1  Statement of Eligibility of Note Trustee.*
   99.1 Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.*

* Previously filed.

ITEM 37. UNDERTAKINGS.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, on the 14th day of June, 2002.


                                 INTERSTAR SECURITISATION
                                 MANAGEMENT PTY LIMITED


                                 By: /s/ Paul Jorissen
                                     -----------------------------------------
                                     Name:  Paul Jorissen
                                     Title: Attorney-in-fact, under a Power of
                                            Attorney dated June 7, 2002

         Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                            TITLE                 DATE
            ---------                            -----                 ----
  /s/ Paul Jorissen *          Principal Executive Officer         June 14, 2002
---------------------------
Sam Kyriacou

  /s/ Paul Jorissen *          Principal Financial Officer         June 14, 2002
---------------------------
Andrew Twyford

  /s/ Paul Jorissen *          Principal Accounting Officer        June 14, 2002
---------------------------
Andrew Twyford

  /s/ Paul Jorissen *          Director                            June 14, 2002
---------------------------
Vernon Spencer

  /s/ Paul Jorissen *          Director                            June 14, 2002
---------------------------
Sam Kyriacou

  *  By:  Paul Jorissen
          Attorney-in-fact, under a
          Power of Attorney dated
          June 7, 2002

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Registration Statement and signs this Pre-effective Amendment No. 1 to Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).


                             /s/ Robin LaPeters
                             ------------------------------------------
                             Name:     Robin LaPeters
                             Title:    Vice President
                             Address:  CT Corporation System
                                       111 8th Avenue
                                       New York, NY 10011
                                       Telephone: (212) 590-9100

                                 EXHIBITS INDEX

                                                                      SEQUENTIAL
                                                                         PAGE
  EXHIBIT     DESCRIPTION OF EXHIBIT                                    NUMBER
  -------     ----------------------                                    ------
    NO.

     1.1    Form of Underwriting Agreement.*

     3.1    Constitution.*

     4.1    Master Trust Deed.*

     4.2    Form of the Series Notice.*

     4.3    Form of the Security Trust Deed.*

     4.4    Form of the Note Trust Deed.*

     4.5    Form of the Agency Agreement.*

     5.1    Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.*

     8.1 Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).*

     8.2    Opinion of KPMG as to certain tax matters.*

     10.1   The Investment Management Agreement.*

     10.2   Form of the Fixed-Floating Rate Swap.*

     10.3   Form of the Currency Swap.*

     10.4   Primary Backup Servicer Agreement.*

     10.5   Secondary Backup Servicer Agreement.

     23.1 Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*

     23.2   Consent of KPMG (included in Exhibit 8.2 hereof).*

     24.1   Power of Attorney (included on signature pages).*

     25.1   Statement of Eligibility of Note Trustee.*

     99.1 Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.*

* Previously filed.